Exhibit 10.3

CREDIT AGREEMENT
Dated as of June 30, 2016
by and among
NSA OP, LP,
AS BORROWER,
THE LENDERS FROM TIME TO TIME PARTY HERETO,
and
CAPITAL ONE, NATIONAL ASSOCIATION,
as Administrative Agent,
and joined in for certain purposes by certain Subsidiaries of the Borrower and
NATIONAL STORAGE AFFILIATES TRUST,
as Parent Guarantor,
with
CAPITAL ONE, NATIONAL ASSOCIATION, REGIONS BANK and
U.S. BANK NATIONAL ASSOCIATION,
as Co-Bookrunners and Co-Lead Arrangers,
and
REGIONS BANK and
U.S. BANK NATIONAL ASSOCIATION,
as Syndication Agents,

Section 4.6	Treatment of Affected Loans.	53
Section 4.7	Change of Lending Office.	53
Section 4.8	Assumptions Concerning Funding of LIBOR Loans.	54
Article V. ELIGIBLE UNENCUMBERED PROPERTIES		54
Section 5.1	Initial Eligible Unencumbered Properties.	54
Section 5.2	Minimum Eligible Unencumbered Properties.	54
Article VI. CONDITIONS PRECEDENT		54
Section 6.1	Initial Conditions Precedent.	54
Section 6.2	Conditions Precedent to All Loans.	58
Article VII. REPRESENTATIONS AND WARRANTIES		58
Section 7.1	Organization; Power; Qualification.	58
Section 7.2	Ownership Structure.	58
Section 7.3	Authorization of Agreement, Etc.	59
Section 7.4	Compliance of Loan Documents with Laws, Etc.	59
Section 7.5	Compliance with Law; Governmental Approvals.	59
Section 7.6	Title to Properties; Liens.	60
Section 7.7	[Reserved].	60
Section 7.8	Material Contracts.	60
Section 7.9	Litigation.	60
Section 7.10	Taxes.	60
Section 7.11	Financial Statements.	60
Section 7.12	No Material Adverse Change; Solvency.	61
Section 7.13	ERISA.	61
Section 7.14	Absence of Defaults.	62
Section 7.15	Environmental Laws.	62
Section 7.16	Investment Company; Etc.	63
Section 7.17	Margin Stock.	62
Section 7.18	[Reserved.]	63
Section 7.19	Intellectual Property.	63
Section 7.20	Business.	63
Section 7.21	Broker’s Fees.	63
Section 7.22	Accuracy and Completeness of Information.	63
Section 7.23	REIT Status.	64
Section 7.24	OFAC, Other Sanctions Programs, Anti-Corruption and Anti- Terrorism.	64
Article VIII. AFFIRMATIVE COVENANTS		64
Section 8.1	Preservation of Existence and Similar Matters.	64
Section 8.2	Compliance with Applicable Laws, Anti-Corruption Laws, Anti- Terrorism Laws, and Material Contracts.	64
Section 8.3	Maintenance of Property.	65
Section 8.4	Conduct of Business.	65
Section 8.5	Insurance.	65

SCHEDULES

Schedule 1.1	Lender Commitments

Schedule 5.1(a)	Eligible Unencumbered Properties

Schedule 7.2	Part I – Subsidiaries of NSA REIT

Schedule 7.2	Part II – Partially-Owned Entities of NSA REIT

Schedule 7.6	Part I – Property Owned or Leased by NSA REIT and Subsidiaries

Schedule 7.6	Part II – Existing Liens
EXHIBITS
Exhibit A    Form of Assignment and Acceptance Agreement
Exhibit B    Form of Parent Guaranty
Exhibit C    Form of Notice of Borrowing
Exhibit D    Form of Notice of Continuation
Exhibit E    Form of Notice of Conversion
Exhibit F    Form of Term Note
Exhibit G    Form of Subsidiary Guaranty
Exhibit H    Form of Increasing Lender Agreement
Exhibit I    Form of Augmenting Lender Agreement
Exhibit J    Form of Compliance Certificate
Exhibit K    Form of Guarantor Release Letter

This CREDIT AGREEMENT (this “Agreement”) dated as of June 30, 2016, by and among NSA OP, LP, a limited partnership formed under the laws of the State of Delaware (the “Borrower”), the Lenders from time to time party hereto, and CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent, and joined in for certain purposes by certain Subsidiaries of the Borrower and NATIONAL STORAGE AFFILIATES TRUST, a Maryland real estate investment trust (“NSA REIT” or the “Parent Guarantor”).
WHEREAS, the Administrative Agent and certain of the Lenders desire to make available to the Borrower a term loan facility in the aggregate amount of $100,000,000 on the terms and conditions contained herein;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto, each intending to be legally bound, agree that on the Agreement Date, the terms of which are as follows:
ARTICLE I.
DEFINITIONS
Section 1.1    Definitions.
In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:
“Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Subsidiary Guaranty.
“Acquisition Price” means, with respect to any Real Estate Asset, the purchase price paid by the Borrower, any of its Subsidiaries or any of their Partially-Owned Entities, as applicable, for such Real Estate Asset less closing costs and any amounts paid by such Person as a purchase price adjustment, to be held in escrow, to be retained as a contingency reserve, or other similar amounts.
“Additional Costs” has the meaning given that term in Section 4.1(b).
“Adjusted EBITDA” means, for any Reference Period, (a) EBITDA for such period minus (b) Reserves for Capital Expenditures for all Real Estate Assets (excluding Construction- in-Process) as of the last day of such Reference Period.
“Adjusted NOI” means, for any Reference Period, with respect to any Real Estate Asset, (a) Property NOI from such Real Estate Asset for such period minus (b) Reserves for Capital Expenditures for such Real Estate Asset (excluding Construction-in-Process) as of the last day of such Reference Period.
“Administrative Agent” means Capital One, as contractual representative for the Lenders under the terms of this Agreement, and any of its successors.
“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to the Administrative Agent in a form supplied by the Administrative Agent to the Lenders from time to time.

“Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. In no event shall the Administrative Agent or any Lender be deemed to be an Affiliate of any Loan Party.
“Agreement” has the meaning set forth in the introductory paragraph hereof. “Agreement Date” means the date as of which this Agreement is dated.
“Anti-Corruption Laws” means all Applicable Laws specifically concerning or relating to bribery or corruption.
“Anti-Terrorism Laws” means the following: (i) the Trading with the Enemy Act of the United States, 50 U.S.C. App. §§ 1 et seq., as amended, (ii) any of the foreign assets control regulations of the United States Treasury Department or any enabling legislation or executive order relating thereto, including without limitation, Executive Order No. 13224, effective as of September 24, 2001 relating to Blocking Property and Prohibiting Transactions With Persons - Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079 (2001), and (iii) the Patriot Act.
“Applicable Law” means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Applicable Margin” means, with respect to a particular Type of Loan:
(a)    at any time prior to the Credit Rating Election Date, the percentage set forth below corresponding to the Total Leverage Ratio as determined in accordance with Section 10.1 in effect at such time:

Level	Total Leverage Ratio	Applicable Margin for Term Loans that are LIBOR Loans	Applicable Margin for Term Loans that are Base Rate Loans
1	Less than or equal to 45%	1.75%	0.75%
2	Greater than 45% and less or equal to 50%	1.90%	0.90%
3	Greater than 50% and less than or equal to 55%	2.05%	1.05%
4	Greater than 55%	2.35%	1.35%

The Applicable Margin shall be determined by the Administrative Agent from time to time, based on the Total Leverage Ratio as set forth in the Compliance Certificate most recently delivered by the Borrower pursuant to Section 9.3. Any adjustment to the Applicable Margin shall be effective (a) in the case of a Compliance Certificate delivered in connection with quarterly financial statements of the Parent Guarantor delivered pursuant to Section 9.1, as of the date 45 days following the end of the last day of the applicable fiscal quarter covered by such Compliance Certificate, (b) in the case of a Compliance Certificate delivered in connection with annual financial statements of the Parent Guarantor delivered pursuant to Section 9.2, as of the date 90 days following the end of the last day of the applicable fiscal year covered by such Compliance Certificate, and (c) in the case of any other Compliance Certificate, as of the date 5 Business Days following the Administrative Agent’s request for such Compliance Certificate. If the Borrower fails to deliver a Compliance Certificate pursuant to Section 9.3, the Applicable Margin shall equal the percentages corresponding to Level 4 until the date of the delivery of the required Compliance Certificate. Notwithstanding the foregoing, for the period from the Effective Date through but excluding the date on which the Administrative Agent first determines the Applicable Margin as set forth above, the Applicable Margin shall equal the percentages corresponding to Level 1. The provisions of this definition are subject to Section 2.5(d); and
(b)    on and at all times after the Credit Rating Election Date, the percentage per annum determined, at any time, based on the range into which the Borrower’s Credit Rating then falls, in accordance with the levels in the table set forth below (each a “Level”). Any change in the Borrower’s Credit Rating which would cause it to move to a different Level in such table shall effect a change in the Applicable Margin on the Business Day on which such change occurs. During any period for which the Borrower has received a Credit Rating from only one Rating Agency, then the Applicable Margin shall be determined based on such Credit Rating, provided that the Rating Agency is S&P or Moody’s. During any period that the Borrower has received only two Credit Ratings and such ratings are not equivalent, the Applicable Margin shall be determined by the higher of such two Credit Ratings so long as the other Credit Rating is only one Level below that of the highest Credit Rating, and if the other Credit Rating is more than one Level below that of the highest Credit Rating, then the Applicable Margin shall be determined by the Credit Rating that is the median of the two Credit Ratings (unless the median is not a specified Level, in which case the Applicable Margin will be the Credit Rating that is one Level below the Level corresponding to the higher Credit Rating). During any period that the Borrower has received more than two Credit Ratings and such Credit Ratings are not equivalent, the Applicable Margin shall be determined by the highest Credit Rating if they differ by only one Level; provided, if they differ by two or more Levels, then the Applicable Margin will be determined by the average of the highest two Credit Ratings unless the average is not a specified Level, in which case the Applicable Margin will be based on the Level corresponding to the second highest Credit Rating. During any period after the Credit Rating Election Date for which the Borrower does not have a Credit Rating from either S&P, Moody’s or Fitch, or during any other period not otherwise covered by this definition (e.g., in the event that, after the Credit Rating Election Date, the only Credit Rating is provided by Fitch), the Applicable Margin shall be determined based on Level 5.

Level	Borrower’s Credit Rating (S&P/Moody’s or Equivalent)	Applicable Margin for Term Loans that are LIBOR Loans	Applicable Margin for Term Loans that are Base Rate Loans
1	At Least A- or A3	1.50%	0.50%
2	BBB+ or Baa1	1.55%	0.55%
3	BBB or Baa2	1.65%	0.65%
4	BBB- or Baa3	1.90%	0.90%
5	Below BBB- and Baa3	2.45%	1.45%

“Appraisal” means an M.A.I. appraisal (or local equivalent) prepared by a professional appraiser acceptable to the Administrative Agent, having at least the minimum qualifications required under the applicable Governmental Authority, including without limitation, FIRREA, and determining “as is” (and, as applicable, the “as completed” and/or “as stabilized”) market value of the subject property as between a willing buyer and a willing seller.
“Appraised Value” means, with respect to any Real Estate Asset on any date of determination, the “as is” (and, as applicable, the “as completed” and/or “as stabilized”) market value of such Real Estate Asset as reflected in the most recent Appraisal of such Real Estate Asset as of such date, as the same may have been reasonably adjusted by the Administrative Agent based upon its internal review of such Appraisal which is based on criteria and factors then generally used and considered by the Administrative Agent in determining the value of similar real estate properties.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Acceptance Agreement” means an Assignment and Acceptance Agreement entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.5), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.
“Augmenting Lender” has the meaning given that term in Section 2.16(a).
“Availability Period” means the period from and including the Effective Date to the earliest of (i) December 30, 2016, (ii) the Maturity Date and (iii) the date of termination of the commitments of the Lender to make Term Loans pursuant to Section 11.2.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Rate” means, as of any applicable date of determination, the per annum rate of interest equal to the greatest of (i) the Prime Rate, (ii) one half of one percent (0.50%) plus the Federal Funds Effective Rate, and (iii) one percent (1.00%) plus LIBOR for a term of one month commencing on such date of determination (or if such date is not a Business Day, the immediately preceding Business Day), provided that clause (iii) shall not be applicable during any period in which LIBOR is unavailable or unascertainable as described in Article IV hereof. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or LIBOR shall become effective as of the opening of business on the day on which such change in the Prime Rate, the Federal Funds Effective Rate or LIBOR, respectively, becomes effective, without notice or demand of any kind.
“Base Rate Loan” means a Loan bearing interest at a rate based on the Base Rate.
“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.
“Borrower” has the meaning set forth in the introductory paragraph hereof.
“Business Day” means (a) any day other than a Saturday, Sunday or other day on which banks in New York, New York are authorized or required to close and (b) with reference to a LIBOR Loan or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any such day that is also a day on which dealings in deposits of Dollars are carried out in the London interbank market (a “LIBOR Business Day”).
“California Partnerships” means, collectively, as applicable prior to the Credit Rating Election Date, any Controlled Partially-Owned Entity that meets each of the following requirements: (i) such Controlled Partially-Owned Entity has no other Indebtedness (other than Indebtedness permitted under Section 10.3(ix) and guarantees thereof), (ii) (a) the Borrower and each applicable direct or indirect Wholly-Owned Subsidiary shall have pledged its partnership or membership interests, as applicable, in such Controlled Partially-Owned Entity as Collateral, (b) the other equity owners of such Controlled Partially-Owned Entity shall have pledged their economic interests in such Controlled Partially-Owned Entity as Collateral, and (c) such Controlled Partially-Owned Entity’s Equity Interests in each California Partnership Subsidiary directly or indirectly owning or leasing the applicable Real Estate Assets shall be pledged as Collateral, in each case in form and substance satisfactory to the Administrative Agent, (iii) such Controlled Partially-Owned Entity is a Subsidiary Guarantor (and each Subsidiary of the Controlled Partially-Owned Entity is a Subsidiary Guarantor), and (iv) the Real Estate Assets owned or leased by such Controlled Partially-Owned Entity or its Subsidiary, as applicable, are located only in California, Arizona and/or North Carolina.
“California Partnership Subsidiary” means a Subsidiary of a California Partnership that meets the criteria of clause (i) of the definition of “Subsidiary” with respect to such California Partnership.

“Campus Pointe Ground Lease” means that certain Lease dated as of June 26, 2001 by and between YFP Campus Pointe, LLC, successor-in-interest to Keystone Land Partners, LLC, as landlord, and Colton Campus PT., L.P., successor-in-interest to Westport Campus Pointe, LLC, as tenant, as in effect on the Effective Date, for certain premises located in the retail development commonly known as Campus Pointe in San Diego, California.
“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
“Capital One” means Capital One, National Association, together with its successors and assigns.
“Capitalization Rate” means 7.00%.
“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.
“Collateral” means, collectively, all of the “Collateral” or other assets in which a Lien is granted to the Administrative Agent referred to in the Pledge Agreement and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of itself, the Lenders and the Specified Derivatives Providers.
“Collateral Documents” means, collectively, the Pledge Agreement and each other agreement, instrument or document that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of itself, the Lenders and the Specified Derivatives Providers.

“Collateral Fallaway” has the meaning given that term in Section 13.9(a).
“Commitment” means, as to any Lender, such Lender’s Term Loan Commitment.
“Commitment Percentage” means, in respect of the Term Loan Facility, with respect to any Term Loan Lender at any time, the percentage of the Term Loan Facility represented by (a) prior to the Effective Date, such Term Loan Lender’s Term Loan Commitment at such time and (b) thereafter, the sum of (i) the amount of such Term Loan Lender’s Term Loan Commitments at such time and (ii) the principal amount of such Term Loan Lender’s Term Loans outstanding at such time. The Commitment Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.1, as such Schedule 1.1 may be updated by the Administrative Agent from time to time
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” has the meaning given that term in Section 9.3.
“Consolidated” or “consolidated”, with reference to any term herein, means that term as applied to the accounts of NSA REIT and its Subsidiaries, or the Borrower and its Subsidiaries (as the case may be), consolidated in accordance with and as required by GAAP.
“Construction-in-Process” means any Real Estate Asset that is raw land, vacant out- parcels, or other property on which construction of material improvements has commenced and is continuing to be performed (such commencement evidenced by foundation excavation) without undue delay from permit denial, construction delays or otherwise, but has not yet been completed (as evidenced by a certificate of occupancy permitting use of such property by the general public). A Real Estate Asset will no longer be considered Construction-in-Process upon the sooner of (a) achievement of an 80% Occupancy Rate or (b) 12 months after completion (as evidenced by a certificate of occupancy permitting use of such property by the general public).
“Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.9.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Controlled Partially-Owned Entity” means, collectively, any Partially-Owned Entity, (i) of which the Borrower or a Wholly-Owned Subsidiary of the Borrower is the general partner, the sole manager or sole managing member of such Partially-Owned Entity or is validly and irrevocably appointed to direct the actions of the general partner, the sole manager or sole managing member of such Partially-Owned Entity, and, in each case, at all times Controls such limited partnership or limited liability company and its assets (including, for the avoidance of doubt, the ability to (x) finance and refinance, (y) grant first-mortgage or other Liens in the nature of a security interest, mortgage lien, pledge or similar encumbrance on, and (z) sell, transfer or otherwise dispose of, the

Eligible Unencumbered Properties owned or leased by such Partially-Owned Entity without the consent of the limited partners, any other members or any other Person, in each case under clause (z), subject to the PRO Consent Rights), (ii) with respect to which the Borrower or NSA REIT reports the Equity Interests of such Partially-Owned Entity on a Consolidated basis in accordance with GAAP and (iii) that is organized in, and owns Real Estate Assets located only in, the United States. For the avoidance of doubt, a Subsidiary of the Borrower that is a California Partnership is also a Controlled Partially-Owned Entity.
“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.10.
“Cost Basis Value” means, with respect to any Real Estate Asset, the sum of the following to the extent capitalized in accordance with GAAP: (a) the total contract purchase price of such Real Estate Asset, plus (b) all commercially reasonable acquisition costs (including but not limited to title, legal and settlement costs, but excluding financing costs), plus (c) if such Real Estate Asset constitutes Construction-in-Process, all construction costs incurred, to the extent such costs were budgeted.
“Credit Event” means any of the following: (a) the making (or deemed making) of any Loan, (b) the Continuation of a LIBOR Loan, and (c) the Conversion of a Base Rate Loan into a LIBOR Loan.
“Credit Rating” means the rating assigned by a Rating Agency to the senior unsecured long term Indebtedness of a Person; provided that the Credit Rating of any Person that is a Subsidiary of another Person (such other Person being referred to as a “Parent”) who provides a Guaranty of an item of Indebtedness of such Subsidiary shall, for purposes of such Indebtedness, be the greater of the rating assigned to (x) such Subsidiary and (y) the Parent.
“Credit Rating Election Date” means the date, after the Investment Grade Rating Date, on which the Borrower delivers written notice to the Administrative Agent that it desires to utilize its Credit Rating in determining the Applicable Margin pursuant to Section 2.5(b).
“De La Plaza Ground Lease” means that certain Shopping Center Lease dated as of February 11, 1999 by and between Encinitas Plaza, L.P., successor-in-interest to M&H Realty Partners III L.P., as landlord, and Colton Encinitas, L.P., successor-in-interest to Westport Encinitas LLC, as tenant, as amended as of the Effective Date, for certain premises located in the retail development commonly known as De La Plaza in Encinitas, California.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws relating to the relief of debtors in the United States of America or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means, subject to Section 3.11(f), any Lender that (a) has failed to (i) fund all or any portion of its Loans within 2 Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within 2 Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within 3 Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.11(f)) upon delivery of written notice of such determination to the Borrower and each Lender.
“Derivatives Contract” means (a) any transaction (including any master agreement, confirmation or other agreement with respect to any such transaction) now existing or hereafter entered into by the Borrower or any of its Subsidiaries (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, commonly entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, and (b) any combination of these transactions.
“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto, (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value determined in accordance therewith, and (b) for any date prior to the date such Derivatives Contracts have been terminated or closed out, the then-current mark-to-market value for such Derivatives Contracts, determined based upon one or more mid-market quotations or estimates provided by any recognized dealer in Derivatives Contracts (which may include the Administrative Agent, any Lender, any Specified Derivatives Provider or any Affiliate of any thereof).
“Disqualified Stock” means any Equity Interests that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition, matures or is mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof, in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation, on a fixed date or otherwise, or is convertible or exchangeable at the option of the holder thereof for Indebtedness or Equity Interests (other than Equity Interests that do not constitute Disqualified Stock), in each case prior to the date that is 180 days after the latest Term Loan tranche maturity date at the time of issuance of such Equity Interests; provided, however, that Equity Interests that would not constitute Disqualified Stock but for terms thereof giving holders thereof the right to require the issuer thereof to redeem or purchase such Equity Interests upon the occurrence of an “event of default”, an “asset sale” or a “change of control” shall not constitute Disqualified Stock if any such requirement becomes operative only after repayment in full in cash of all the Obligations and the termination of the Commitments.
“Disqualifying Environmental Event” means, with respect to any Eligible Unencumbered Property, any release or threatened release of Hazardous Materials, any violation of Environmental Laws or any similar environmental event with respect to such Eligible Unencumbered Property, the cost of remediating which could reasonably be expected to exceed (a) the greater of (i) $500,000 and (ii) 10% of the Unencumbered Asset Value that would be attributable to such Eligible Unencumbered Property, for such Eligible Unencumbered Property individually, or (b) $5,000,000 when combined with the cost of remediating such environmental events with respect to all Eligible Unencumbered Properties.
“Disqualifying Structural Event” means, with respect to any Eligible Unencumbered Property, any structural issue with respect to such Eligible Unencumbered Property, the cost of remediating which could reasonably be expected to exceed (a) the greater of (i) $500,000 and (ii)

10% of the Unencumbered Asset Value that would be attributable to such Eligible Unencumbered Property, for such Eligible Unencumbered Property individually or (b) $5,000,000 when combined with the cost of remediating such structural issues with respect to all Eligible Unencumbered Properties.
“Dollars” or “$” means the lawful currency of the United States of America.
“EBITDA” means, for any period, (a) Net Income of NSA REIT and its Subsidiaries for such period, as determined in accordance with GAAP (but without adjustment for minority interests), plus (b) without duplication and to the extent deducted in computing such Net Income for such period, the sum of (i) Interest Expense, (ii) losses attributable to the sale or other disposition of assets or debt restructurings, (iii) real estate depreciation and amortization, (iv) acquisition costs related to the acquisition of Real Estate Assets that were capitalized prior to FAS 141-R which do not represent a recurring cash item in such period or in any future period, and (v) other non-cash charges, minus (c) to the extent included in Net Income for such period, all gains attributable to the sale or other disposition of assets. NSA REIT’s and its Subsidiaries’ Pro Rata Share of the items comprising EBITDA of any Partially-Owned Entity shall be included in EBITDA, calculated in a manner consistent with the above-described treatment for NSA REIT and its Subsidiaries.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the later of: (a) the Agreement Date; and (b) the date on which all of the conditions precedent set forth in Section 6.1 shall have been fulfilled or waived in writing by the Lenders.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 13.5(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 13.5(b)(iii)).
“Eligible California Partnership Property(ies)” means any Real Estate Asset that meets each of the requirements to be an Eligible Unencumbered Property other than being 100% fee owned or 100% leased under a Ground Lease by the Borrower or a Wholly-Owned Subsidiary of the Borrower so long as such Real Estate Asset is 100% fee owned or 100% leased under a Ground Lease by a California Partnership (or a California Partnership Subsidiary).

“Eligible JV” means a Non-Wholly-Owned Subsidiary of the Borrower or a Partially- Owned Entity, which 100% fee owns, or 100% leases under a Ground Lease, one or more Eligible JV Properties.
“Eligible JV Properties” means those Real Estate Assets that meet each of the requirements to be an Eligible Unencumbered Property other than being 100% fee owned or 100% leased under a Ground Lease by the Borrower or a Wholly-Owned Subsidiary of the Borrower so long as such Real Estate Asset is 100% fee owned or 100% leased under a Ground Lease by an Eligible JV.
“Eligible Unencumbered Property” means a Real Estate Asset which satisfies all of the following requirements (unless otherwise approved by the Requisite Lenders): (a) (i) prior to the Investment Grade Rating Date, such Real Estate Asset is 100% fee owned, or 100% leased under a Ground Lease, by the Borrower, a Wholly-Owned Subsidiary that is, except to the extent not required pursuant to Section 8.13(c), a Subsidiary Guarantor and organized under the Laws of the United States or a California Partnership (or a California Partnership Subsidiary), provided that no more than 20% of Unencumbered Asset Value may be attributable to Real Estate Assets owned or leased by California Partnerships (or a California Partnership Subsidiary) and only Eligible California Partnership Properties owned or leased by California Partnerships (or a California Partnership Subsidiary) shall be included in determining Eligible Unencumbered Asset Value; and (ii) after the Investment Grade Rating Date, such Real Estate Asset is 100% fee owned, or 100% leased under a Ground Lease, by the Borrower, a Wholly-Owned Subsidiary of the Borrower organized under the Laws of the United States or an Eligible JV, provided that no more than 10% of Unencumbered Asset Value may be attributable to Real Estate Assets owned or leased by Eligible JVs and only Eligible JV Properties owned or leased by Eligible JVs shall be included in determining Eligible Unencumbered Asset Value; (b) such Real Estate Asset is a Permitted Property; (c) neither such Real Estate Asset nor the Borrower’s or any Subsidiary’s or Partially-Owned Entity’s direct or indirect Equity Interests in the Subsidiary owning or leasing such Real Estate Asset is subject to any Lien or any Negative Pledge (other than (x) Permitted Liens and Liens permitted under Section 10.6(a)(iv) and (y) Negative Pledges contained in agreements relating to a Senior Unsecured Debt Issuance permitted to be incurred by this Agreement at the time of its incurrence and substantially similar to the Negative Pledge provisions contained in this Agreement, and Negative Pledges in favor of the Administrative Agent and the Lenders contained in this Agreement); (d) notwithstanding any provisions of Section 10.3, any Subsidiary or Eligible JV owning or leasing such Real Estate Asset (and any direct or indirect parent thereof that is a Subsidiary of the Borrower) has no other Indebtedness; (e) such Real Estate Asset is not the subject of a Disqualifying Environmental Event or Disqualifying Structural Event and is free of all major architectural deficiencies, title defects or other adverse matters which would materially impact such Real Estate Asset’s value or cash flow; and (f) for all Real Estate Assets other than the Eligible JV Properties owned or leased by an Eligible JV, regardless of whether the Borrower or a Subsidiary of the Borrower owns or leases such Real Estate Asset, the Borrower has the right directly, or indirectly through a Wholly-Owned Subsidiary, to take the following actions without the need to obtain the consent of any Person: (i) to finance or refinance such Real Estate Asset, (ii) to grant first-mortgage or other Liens in the nature of a security interest, mortgage lien, pledge or similar encumbrance on such Real Estate Asset as security for Indebtedness of NSA REIT, the Borrower or such Subsidiary, as applicable, and (iii) to sell, transfer or otherwise dispose of such Real Estate Asset, in each case under clause (iii), subject to the PRO Consent Rights.
“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials, and any analogous or comparable state or local laws, regulations or ordinances that concern Hazardous Materials or protection of the environment.
“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.
“Equity Issuance” means any issuance or sale by a Person of any Equity Interest in such Person and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests.
“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.
“ERISA Event” means, with respect to the ERISA Group, (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30- day notice period is waived); (b) the withdrawal of a member of the ERISA Group from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by a member of the ERISA Group of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (d) the incurrence by any member of the ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC; (f) the failure by any member of the ERISA Group to make when due required contributions to a Multiemployer Plan or Plan unless such failure is cured within 30 days or the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan or the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the receipt by any member of the ERISA Group of any notice or the receipt by any Multiemployer Plan from any member of the ERISA Group of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA), in reorganization (within the meaning of Section 4241 of ERISA), or in “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the ERISA Group or the imposition of any Lien in favor of the PBGC under Title IV of ERISA; or (j) a determination that a Plan is, or is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA).
“ERISA Group” means NSA REIT and its Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control, which, together with NSA REIT or any of its Subsidiaries, are treated as a single employer under Section 414 of the Internal Revenue Code.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” means any of the events specified in Section 11.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Facilities Management Agreement” means each Facilities Portfolio Management Agreement entered into in the ordinary course of business, as in effect on the Effective Date and from time to time thereafter, in each case substantially in the form of the form of Facilities Portfolio Management Agreement filed with the with the Securities and Exchange Commission as of the Effective Date.
“Fair Market Value” means, with respect to (a) a security listed on a national securities exchange or the NASDAQ National Market, the last sale price of such security as reported on such exchange or market by any widely recognized reporting method customarily relied upon by financial institutions and (b) with respect to any other property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” has the meaning given that term in Section 3.12(a).
“Federal Funds Effective Rate” means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate quoted to Administrative Agent by federal funds dealers selected by the Administrative Agent on such day on such transaction as determined by the Administrative Agent.
“Fee Letters” means collectively, that certain (a) Fee Letter dated as of June 22, 2016, by and among Capital One and the Borrower, (b) Fee Letter dated as of June 22, 2016, by and among Regions Bank, Regions Capital Markets and the Borrower, and (c) Fee Letter dated as of June 22, 2016, by and among U.S. Bank National Association and the Borrower.
“Fees” means the fees provided for or referred to in Section 3.6 and any other fees payable by the Borrower hereunder or under any other Loan Document.
“Fitch” means Fitch Ratings Ltd., and its successors.
“Fixed Charges” means, for any period, the sum (without duplication) of (a) Interest Expense for such period, (b) all regularly scheduled payments made during such period on account of principal of Indebtedness of NSA REIT or any of its Subsidiaries (but excluding (i) balloon, bullet or similar principal payments due upon the stated maturity of any Indebtedness and (ii) payments of principal of the Loans), and (c) Preferred Dividends payable by NSA REIT or any of its Subsidiaries during such period. NSA REIT’s and its Subsidiaries’ Pro Rata Share of the expenses and payments referred to in the preceding clauses (a) through (c) of any Partially-Owned Entity of NSA REIT or any of its Subsidiaries shall be included in Fixed Charges, calculated in a manner consistent with the above-described treatment for NSA REIT and its Subsidiaries.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funds From Operations” means with respect to any Person for any period, (a) net income (loss) of such Person determined on a consolidated basis for such period minus (or plus) (b) gains

(or losses) from debt restructuring, mark-to-market adjustments on interest rate swaps, and sales of property during such period, plus each of the following, to the extent deducted in determining such net income and without duplication: (x) depreciation with respect to such Person’s Real Estate Assets and amortization (other than amortization of deferred financing costs) of such Person for such period, all after adjustment for unconsolidated partnerships and joint ventures, (y) all non-cash charges for such period related to deferred financing costs, deferred acquisition costs and equity compensation and (z) non-recurring costs and expenses incurred in connection with acquisitions of Real Estate Assets, to the extent such costs and expenses cannot be capitalized in accordance with GAAP.
“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (including Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification”) or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable to the circumstances as of the date of determination.
“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.
“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi- governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.
“Gross Asset Value” means, on any date of determination, the sum (without duplication) of (a) the Operating Property Value on such date, plus (b) the Cost Basis Value of all Construction-in-Process on such date and the book value (determined in accordance with GAAP) of all Mezz Loan Investments on such date (so long as the borrower under such Mezz Loan Investment or any affiliate thereof is not in default thereunder or under any other Indebtedness of such borrower or such affiliate), plus (c) the Cost Basis Value of all Unimproved Land on such date, plus (d) the book value (determined in accordance with GAAP) of all Mortgage Notes on such date, plus (e) all unrestricted and unencumbered cash and Cash Equivalents of NSA REIT and its Subsidiaries on such date; with Gross Asset Value being adjusted to include NSA REIT and its Subsidiaries’ Pro Rata Share of (i) the Operating Property Value (and the items comprising the Operating Property Value) attributable to any Partially-Owned Entity on such date, plus (ii) the Cost Basis Value of all Construction-in-Process of any Partially Owned Entity on such date, plus (iii) the Cost Basis Value of all Unimproved Land owned by a Partially- Owned Entity on such date, plus (iv) the book value (determined in accordance with GAAP) of all Mortgage Notes held by a Partially-Owned Entity on such date, plus (v) the value of all unrestricted and unencumbered cash and Cash Equivalents owned by any Partially-Owned Entity on such date. Notwithstanding the foregoing, for purposes of calculating Gross Asset Value, to the extent (A) the amount of Gross Asset Value attributable to

Unimproved Land would exceed 5% of Gross Asset Value, such excess shall be excluded from Gross Asset Value, (B) the amount of Gross Asset Value attributable to Construction-in-Process and Mezz Loan Investments, collectively, would exceed 5% of Gross Asset Value, such excess shall be excluded from Gross Asset Value, (C) the amount of Gross Asset Value attributable to joint ventures with Non- Wholly-Owned Subsidiaries (other than Controlled Partially-Owned Entities) and Partially- Owned Entities would exceed 10% of Gross Asset Value, such excess shall be excluded from Gross Asset Value, (D) the amount of Gross Asset Value attributable to Controlled Partially- Owned Entities, when taken together with all joint ventures with Non-Wholly-Owned Subsidiaries (other than Controlled Partially-Owned Entities) and Partially-Owned Entities, would exceed 20% of Gross Asset Value, such excess shall be excluded from Gross Asset Value, (E) the amount of Gross Asset Value attributable to Mortgage Notes would exceed 5% of Gross Asset Value, such excess shall be excluded from Gross Asset Value, and (F) the aggregate amount of Gross Asset Value attributable to: (i) Unimproved Land, (ii) Construction-in-Process and Mezz Loan Investments, (iii) joint ventures with Non-Wholly-Owned Subsidiaries (other than Controlled Partially-Owned Entities) and Partially-Owned Entities and (iv) Controlled Partially-Owned Entities, and (v) Mortgage Notes would exceed 20% of Gross Asset Value, such excess shall be excluded from Gross Asset Value. For the avoidance of doubt, without limiting the application of the thresholds set forth in this definition for purposes of determining Gross Asset Value, in no event shall Borrower be deemed to be in default hereunder by reason of maintaining Investments or assets in excess of the thresholds set forth in this definition.
“Ground Lease” means a ground lease reasonably acceptable to the Administrative Agent and containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of 30 years or more from the Agreement Date (or such shorter period as the Requisite Lenders may agree, it being acknowledged that the shorter periods under the Irvine Ground Lease, the De La Plaza Ground Lease and the Campus Pointe Ground Lease have each been approved with a shorter lease period); (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) reasonable transferability of the lessee’s interest under such lease, including without limitation, the ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.
“Guarantor” or “Guarantors” means (i) NSA REIT in its capacity as a guarantor under the Parent Guaranty, (ii) prior to the Investment Grade Rating Date, but subject to Section 8.13, each Material Subsidiary Guarantor, (iii) prior to the Investment Grade Rating Date, but subject to Section 8.13, each Other Subsidiary Guarantor, and (iv) each Non-Material Subsidiary Guarantor.
“Guarantor Release Letter” means a letter executed by the Administrative Agent that confirms the release of one or more Guarantor(s), substantially in the form of Exhibit K.
“Guaranty”, “Guaranteed”, “Guarantying” or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, “Guaranty” shall also mean the Parent Guaranty and/or the Subsidiary Guaranty, as the context requires.
“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.
“Increasing Lender” has the meaning given that term in Section 2.16(a).
“Incremental Term Loan” has the meaning given that term in Section 2.16(a).
“Incremental Term Loan Amendment” has the meaning given that term in Section 2.16(e).
“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all indebtedness of such Person for borrowed money including, without limitation, any repurchase obligation or liability of such Person with respect to securities, accounts or notes receivable sold by such Person that becomes a liability on the balance sheet of such Person, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liability incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitutes indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture, or similar instrument, (d) all Capital Lease Obligations, (e) all obligations of other Persons which such Person has Guaranteed or is otherwise recourse to such Person (except for Guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, and other similar exceptions to recourse liability until a written claim is made with respect thereto, and then shall be included only to the extent of the amount of such claim), including liability of a general partner in respect of liabilities of a partnership in which it is a general partner, which would constitute “Indebtedness” hereunder, any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to maintain working capital or equity capital of a Person or otherwise to maintain net worth, solvency or other financial condition of a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss, including, without limitation, through an agreement to purchase property, securities, goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise (excluding in any calculation of consolidated Indebtedness of NSA REIT and its Subsidiaries, Guaranty obligations of NSA REIT or its Subsidiaries in respect of primary obligations of any of NSA REIT or its Subsidiaries which are already included in Indebtedness), (f) all reimbursement obligations of such Person for letters of credit and other contingent liabilities, (g) any net mark- to-market exposure under a Derivatives Contract to the extent speculative in nature, (h) all Disqualified Stock issued by such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Stock or Indebtedness into which such Disqualified Stock is convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Stock, and (i) all liabilities secured by any Lien (other than Liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof. The calculation of consolidated Indebtedness of NSA REIT and its Subsidiaries shall, without duplication, include their Pro Rata Share of Indebtedness of all Partially-Owned Entities of NSA REIT and its Subsidiaries. Any calculation of Indebtedness hereunder shall be made in a manner consistent with the last sentence of Section 1.2.
“Indemnified Costs” has the meaning given that term in Section 13.10(a).
“Indemnified Party” has the meaning given that term in Section 13.10(a).
“Indemnity Proceeding” has the meaning given that term in Section 13.10(a).
“Initial Eligible Unencumbered Properties” means, collectively, the Eligible Properties set forth on Schedule 5.1(a).
“Interest Expense” means, for any period, the total interest expense of NSA REIT and its Subsidiaries (including that attributable to Capital Lease Obligations and any capitalized interest expense) for such period with respect to all outstanding Indebtedness of NSA REIT and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by NSA REIT and its Subsidiaries with respect to letters of credit, bankers’ acceptance financing and net costs of NSA REIT and its Subsidiaries under Derivatives Contracts in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP). NSA REIT’s and its Subsidiaries’ Pro Rata Share of all such expenses of any Partially-Owned Entity of NSA REIT or any of its Subsidiaries shall be included in Interest Expense, calculated in a manner consistent with the above-described treatment for NSA REIT and its Subsidiaries.

“Interest Period” means with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made, or in the case of the Continuation of a LIBOR Loan the last day of the preceding Interest Period for such Loan, and ending 1, 2, 3 or 6 months thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month, or on a day for which there is no corresponding day in the appropriate subsequent calendar month, shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period for any portion of a Term Loan would otherwise end after the Maturity Date, such Interest Period shall end on the Maturity Date; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day).
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a Controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Investment Grade Rating” means a Credit Rating of BBB-/Baa3 (or equivalent) or higher from a Rating Agency.
“Investment Grade Rating Date” means, the date on which the Borrower or the Parent Guarantor first obtains an Investment Grade Rating from at least two of the Rating Agencies.
“Irvine Ground Lease” means that certain Option Agreement dated August 15, 1997 by and between Southern California Edison Company, as optionor, and the Irvine Tenant, as optionee, for certain premises located in Irvine, California.
“Irvine Tenant” means GSC Irvine/Main LP, a California limited partnership, successor- in-interest to SSD, LLC, a Nevada limited liability company.
“Knowledgeable Officer” means with respect to NSA REIT or its Subsidiaries, any executive or financial officer of NSA REIT, or if applicable, of the Borrower.
“Lender” means each financial institution from time to time party hereto as a “Lender”, together with its respective successors and permitted assigns, and as the context requires; provided,

however, except as otherwise expressly provided herein, the term “Lender” shall not include any Lender or any of its Affiliates in such Person’s capacity as a Specified Derivatives Provider.
“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire, or such other office of such Lender of which such Lender may notify the Administrative Agent in writing from time to time.
“LIBOR” means, for any LIBOR Loan for any Interest Period therefor, the rate of interest as shown in Reuters Screen LIBOR01 Page (or any successor service, or if such Person no longer reports such rate as determined by the Administrative Agent, by another commercially available source providing such quotations approved by the Administrative Agent) at which deposits in U.S. dollars are offered by first class banks in the London Interbank Market at approximately 11:00 a.m. (London time) on the day that is two (2) LIBOR Business Days prior to the first day of such Interest Period with a maturity approximately equal to such Interest Period and in an amount approximately equal to the amount to which such Interest Period relates, adjusted for reserves and taxes if required by future regulations. If such service or such other Person approved by the Administrative Agent described above no longer reports such rate or the Administrative Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to the Administrative Agent in the London Interbank Market, Loans shall accrue interest at the Base Rate plus the Applicable Margin for such Loan. For any period during which a Reserve Percentage shall apply, LIBOR with respect to LIBOR Loans shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. If as so determined, LIBOR shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement for any applicable Loan or other Credit Extension or portion thereof.
“LIBOR Business Day” has the meaning specified in the definition of Business Day.
“LIBOR Loan” means a Term Loan (or a portion thereof), other than a Base Rate Loan, bearing interest at a rate based on LIBOR.
“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, charge or lease constituting a Capital Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any deposit or other arrangement under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, other than any precautionary filing not otherwise constituting or giving rise to a Lien, including a financing statement filed (i) in respect of a lease not constituting a Capital Lease Obligation pursuant to Section 9-505 (or a successor provision) of the UCC or its equivalent as in effect in an applicable jurisdiction or (ii) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien; and (d) any agreement by such Person to grant, give or otherwise convey any Lien described in clause (a) of this definition with respect to any Real Estate Asset or any Equity Interest.

“Loan” means a Term Loan or a portion thereof.
“Loan Document” means this Agreement, each Term Note, each Collateral Document, the Parent Guaranty, the Subsidiary Guaranty, the Fee Letter, each Accession Agreement, each Pari Passu Intercreditor Agreement and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement (other than any Specified Derivatives Contract).
“Loan Party” means the Borrower, the Parent Guarantor and each Subsidiary Guarantor.
“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, operations or condition (financial or otherwise) of the Parent Guarantor and its Subsidiaries, taken as a whole, (b) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the Collateral, taken as a whole, or the Administrative Agent’s Liens (on behalf of itself and the other Lenders) on the Collateral, taken as a whole, or the priority of such Liens, or (e) the rights and remedies of the Lenders and the Administrative Agent under any of the Loan Documents.
“Material Contract” means any contract or other arrangement (other than Loan Documents and Specified Derivatives Contracts), whether written or oral, to which NSA REIT or any of its Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.
“Material Subsidiary” means any Subsidiary owning or leasing one or more Real Estate Assets which contribute, in the aggregate, ten percent (10%) or more of Unencumbered Asset Value at the applicable time of reference.
“Material Subsidiary Guarantor” means each Material Subsidiary that from time to time is a party to the Subsidiary Guaranty.
“Maturity Date” means June 29, 2023, or such earlier date on which the Term Loans shall become due and payable pursuant to the terms hereof; provided, however, that if such date is not a Business Day, the Maturity Date shall be the preceding Business Day.
“Mezz Loan Investment” means a mezzanine loan made by the Borrower to a special purpose entity owned and Controlled by a PRO in connection with the development of a self- storage Real Estate Asset by such PRO which the Borrower and/or one of its Subsidiaries has an option to acquire, provided that (i) such mezzanine loan is secured by the Equity Interests of such PRO, or of a Person owned and Controlled by such PRO, in the special purpose entity to which such loan is made, and (ii) such special purpose entity owns no assets other than such Real Estate Asset being developed and related assets incidental to the ownership of such Real Estate Asset.
“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Mortgage Note” means a promissory note secured by a Lien on an interest in real property of which NSA REIT or any of its Subsidiaries or any Partially-Owned Entity is the holder and retains the right of collection of all payments thereunder.
“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding six plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such six year period.
“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document or any Specified Derivatives Contract) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.
“Net Income” means, of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding the adjustment of rent to straight-line rent), calculated without regard to gains or losses on early retirement of debt or debt restructuring, debt modification charges and prepayment premiums.
“Net Proceeds” means with respect to any Equity Issuance by a Person, the aggregate amount of all cash and the Fair Market Value of all other property (other than securities of such Person being converted or exchanged in connection with such Equity Issuance) received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants’ fees, underwriting discounts and commissions, listing fees, financial printing costs and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.
“Net Worth” means, on any date of determination, the sum of (a) Gross Asset Value on such date minus (b) Indebtedness of NSA REIT and its Subsidiaries on such date. For the avoidance of doubt, the calculation of consolidated Indebtedness of NSA REIT and its Subsidiaries shall, without duplication, include their Pro Rata Share of Indebtedness of all Partially-Owned Entities of NSA REIT and its Subsidiaries.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 13.6 and (b) has been approved by Requisite Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Material Subsidiary Guarantor” means each Subsidiary Obligor that from time to time is a party to the Subsidiary Guaranty.
“Non-Wholly-Owned Subsidiary” means any Subsidiary of a Person that is not a Wholly-Owned Subsidiary of such Person.
“Nonrecourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for exceptions for fraud, misapplication of funds, environmental indemnities, bankruptcy, transfer of collateral in violation of the applicable loan documents, failure to obtain consent for subordinate financing in violation of the applicable loan documents and other exceptions to nonrecourse liability which are customary for nonrecourse financings at the time as determined by the Administrative Agent) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness. Liability of a Person under a completion guarantee, to the extent relating to the Nonrecourse Indebtedness of another Person, shall not, in and of itself, prevent such liability from being characterized as Nonrecourse Indebtedness.
“Notice of Borrowing” means a notice in the form of Exhibit C to be delivered to the Administrative Agent pursuant to Section 2.1(b) evidencing the Borrower’s request for a borrowing of Loans.
“Notice of Continuation” means a notice in the form of Exhibit D to be delivered to the Administrative Agent pursuant to Section 2.9 evidencing the Borrower’s request for the Continuation of a LIBOR Loan.
“Notice of Conversion” means a notice in the form of Exhibit E to be delivered to the Administrative Agent pursuant to Section 2.10 evidencing the Borrower’s request for the Conversion of a Loan (or a portion thereof) from one Type to another Type.
“NSA REIT” has the meaning set forth in the introductory paragraph hereof.
“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; and (b) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Loan Parties owing to the Administrative Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due. The term “Obligations” does not include Specified Derivatives Obligations.
“Occupancy Rate” means, with respect to a Real Estate Asset at any time, the ratio, expressed as a percentage, of (a) aggregate leasable square footage of all completed space of such Real Estate Asset actually occupied by non-Affiliate tenants paying rent at market rates pursuant to binding leases as to which no monetary default has occurred and has continued for a period in excess of 60 days to (b) the aggregate leasable square footage of all completed space of such Real Estate Asset.

“OFAC” means U.S. Department of the Treasury’s Office of Foreign Assets Control and any successor Governmental Authority.
“Operating Property Value” means, on any date of determination, the sum of (a) the aggregate Property NOI from all Stabilized Properties of NSA REIT and its Subsidiaries for the Reference Period most recently ended (excluding Property NOI from such Stabilized Properties purchased during such Reference Period and included under clause (b) below and Stabilized Properties received by way of contribution during such Reference Period and included under clause (c) below), divided by the Capitalization Rate, plus (b) the aggregate Acquisition Price for all Stabilized Properties of NSA REIT and its Subsidiaries purchased during such Reference Period, plus (c) the aggregate net operating income from all Stabilized Properties received by way of contribution during such Reference Period (in each case calculated in a manner consistent with the definition of “Property NOI”, using financial statements of the predecessor owner of such property for the portion of such Reference Period prior to contribution, which calculations and supporting financial statements shall be reasonably satisfactory to the Administrative Agent), divided by the Capitalization Rate.
“Other Subsidiary Guarantor” means each Subsidiary of the Borrower (other than a Material Subsidiary) that is a party to the Guaranty for the purpose of permitting the Borrower to comply with the provisions of Section 8.13.
“Parent Guarantor” has the meaning set forth in the introductory paragraph hereof.
“Parent Guaranty” means the Guaranty substantially in the form of Exhibit B attached hereto executed by NSA REIT in favor of the Administrative Agent for the benefit of itself, the Lenders and the Specified Derivatives Provider.
“Pari Passu Intercreditor Agreement” means (i) the Pari Passu Intercreditor Agreement of even date herewith among the Loan Parties party thereto, the other Pledgors (as defined in the Pledge Agreement), the Administrative Agent, the administrative agent under the Revolver Credit Agreement and the other parties and other agents from time to time party thereto and (ii) each other intercreditor agreement, collateral agency agreement, collateral sharing agreement or similar agreement entered into from time to time by the Loan Parties party thereto, the other Pledgors (as defined in the Pledge Agreement), the Administrative Agent and the holders of any permitted Unsecured Indebtedness and/or any agent of such holders.
“Partially-Owned Entity” means, with respect to any Person, any other Person in which such Person holds an Investment, the financial results of which Investment would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person. For the avoidance of doubt, a Partially-Owned Entity that meets the requirements to be a Controlled Partially-Owned Entity shall not be considered a Partially- Owned Entity for purposes of the financial covenants set forth in Section 10.1 and related definitions.
“Participant” has the meaning given that term in Section 13.5(d).
“Participant Register” has the meaning given that term in Section 13.5(d).

“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.
“Permitted Liens” means: (a)(i) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws securing claims for assessments or charges in excess of $500,000) or (ii) the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which, in the case of each of the immediately preceding clauses (i) and (ii), are not at the time required to be paid or discharged under Section 8.6; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance, old age pensions or other social security obligations; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or materially and adversely impair the intended use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (e) Liens in favor of the Administrative Agent for the benefit of itself, the Lenders and Specified Derivatives Providers; (f) Liens in existence as of the Agreement Date and set forth in Part II of Schedule 7.6 (provided that such Liens do not encumber any Eligible Unencumbered Property); (g) Liens on assets of NSA REIT or any of its Subsidiaries (other than on any Collateral or Eligible Unencumbered Properties or the direct or indirect Equity Interests of any Person owning or leasing any Eligible Unencumbered Property) securing obligations under Derivatives Contracts; (h) normal and customary rights of setoff upon deposits of cash in favor of banks or other depositary institutions; and (i) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection.
“Permitted Property” means an operating self-storage property located in the United States, provided that from and after the Investment Grade Rating Date, a Permitted Property shall also include Unimproved Land and Construction-in-Process located in the United States.
“Person” means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.
“Plan” means an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding six years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.
“Pledge Agreement” means that certain Pledge and Security Agreement dated as of the Effective Date, by and among the Administrative Agent and the Loan Parties that are a party thereto.
“Post-Default Rate” means a rate per annum equal to the Base Rate plus the Applicable Margin, in each case as in effect from time to time, plus 2.0%; provided, that when such term is used with respect to Obligations other than Term Loans, the “Post-Default Rate” shall mean a rate per annum equal to the Base Rate plus the Applicable Margin for Term Loans, in each case as in effect from time to time, plus 2.0%.
“Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by NSA REIT or any of its Subsidiaries. Preferred Dividends shall not include dividends or distributions (a) to the extent paid or payable to NSA REIT or any of its Subsidiaries, or (b) constituting or resulting in the redemption of Preferred Equity Interests, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.
“Preferred Equity Interests” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.
“Prime Rate” means the fluctuating annual rate of interest announced from time to time by the Administrative Agent at Administrative Agent’s head office as its “prime rate.”
“Principal Office” means the office of the Administrative Agent located at 299 Park Ave., 31st Fl., New York, NY 10171, or such other office of the Administrative Agent as the Administrative Agent may designate from time to time.
“PRO” means each participating regional operator who has the benefit of a PRO Designation.
“PRO Consent Rights” means the consent rights of the holders of not more than 50% of the class A Units outstanding at the applicable time of reference, and the holders of not more than 50% of the applicable series of class B Units outstanding at the applicable time of reference, under the terms of any applicable PRO Designation.
“PRO Designations” means each “Partnership Unit Designation” made by the Parent Guarantor relating to Units issued in connection with the contribution of Real Estate Assets in the ordinary course of business, as in effect on the Effective Date and from time to time thereafter.
“Pro Rata Share” means, with respect to any Partially-Owned Entity in which a Person holds an Investment, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Partially-Owned Entity or (b) such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Partially-Owned Entity determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Partially-Owned Entity.
“Property Management Fees” means, with respect to any Real Estate Asset for any period, an assumed amount equal to the greater of (a) 3% of the aggregate base rent and percentage rent due and payable under leases with tenants at such Real Estate Asset and (b) actual management fees, excluding amounts that will be reclassified as “Regional”, “Executive Management”, or “General and Administrative” expenses.
“Property NOI” means, with respect to any Real Estate Asset for any period, the sum of (a) property rental and other income (after adjusting for straight-lining of rents and excluding the rents from tenants in default or bankruptcy) earned in the ordinary course and attributable to such Real Estate Asset accruing for such period, minus (b) the amount of all expenses incurred in connection with and directly attributable to the ownership and operation of such Real Estate Asset for such period, including, without limitation, Property Management Fees and amounts accrued for the payment of real estate taxes and insurance premiums, but excluding Interest Expense or other debt service charges and any non-cash charges such as depreciation or amortization of financing costs.
“Proposed Modification” has the meaning given that term in Section 13.6(e).
“Qualified Plan” means a Plan that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.
“Rating Agency” means S&P, Moody’s or Fitch.
“Real Estate Asset” means any parcel of real property located in the United States of America, and any improvements thereon, owned, or leased under a Ground Lease, by the Borrower, any of its Subsidiaries or any of their Partially-Owned Entities.
“Recourse Indebtedness” means any Indebtedness that is not Nonrecourse Indebtedness.
“Reference Period” means any period of four consecutive fiscal quarters of NSA REIT and its Subsidiaries.
“Register” has the meaning given that term in Section 13.5(c).
“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.
“REIT” means a “real estate investment trust”, as defined in the Internal Revenue Code.

“Requisite Lenders” means, as of any date, Lenders having at least 51% of the sum of (a) the principal amount of the aggregate outstanding Term Loans, plus (b) the aggregate amount of the Term Loan Commitments. Loans held by Defaulting Lenders shall be disregarded when determining the Requisite Lenders. At all times when two or more Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Requisite Lenders” shall mean not less than two Lenders.
“Reserves for Capital Expenditures” means, with respect to any Real Estate Asset, an amount equal to (a) the aggregate leasable square footage of all completed space of such Real Estate Asset, multiplied by (b) $0.15.
“Responsible Officer” means with respect to NSA REIT and its Subsidiaries, the chief executive officer, president and chief financial officer of NSA REIT.
“Restricted Payment” means: (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of NSA REIT or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in Equity Interests of an identical or junior class to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of NSA REIT or any of its Subsidiaries now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of NSA REIT or any of its Subsidiaries now or hereafter outstanding.
“Revolver Credit Agreement” means that certain Amended and Restated Credit Agreement (as may be amended, restated, supplemented or otherwise modified from time to time) dated as of May 6, 2016, by and among the Borrower, the lenders from time to time party thereto, KeyBank National Association, in its capacity as administrative agent, and joined in for certain purposes by certain subsidiaries of the Borrower and the Parent Guarantor.
“Revolver Credit Agreement Provisions” has the meaning given that term in Section 13.6(e).
“Sanctioned Entity” means (a) an agency of the government of, (b) an organization directly or indirectly Controlled by, or (c) a Person resident in, in each case, a country that is subject to a sanctions program identified on the list maintained by the OFAC and published from time to time, as such program may be applicable to such agency, organization or Person.
“Sanctioned Person” means a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by the OFAC as published from time to time.
“Secured Indebtedness” means, with respect to a Person as of any given date, the aggregate principal amount of all Indebtedness of such Person outstanding at such date and that is secured in any manner by any Lien, and in the case of NSA REIT and any of its Subsidiaries, shall include (without duplication) NSA REIT’s and its Subsidiaries’ Pro Rata Shares of the Secured Indebtedness of their Partially-Owned Entities.

“Secured Recourse Indebtedness” means that portion of any Secured Indebtedness that is Recourse Indebtedness.
“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.
“Senior Unsecured Debt Issuance” has the meaning given that term in Section 10.3(ix).
“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.
“Specified Derivatives Contract” means any Derivatives Contract, together with any documentation relating directly thereto, that is made or entered into at any time, or in effect at any time now or hereafter, whether as a result of an assignment or transfer or otherwise, between NSA REIT or any of its Subsidiaries and a Specified Derivatives Provider.
“Specified Derivatives Obligations” means all indebtedness, liabilities, obligations, covenants and duties of NSA REIT or any of its Subsidiaries under or in respect of any Specified Derivatives Contract, whether direct or indirect, absolute or contingent, due or not due, liquidated or unliquidated, and whether or not evidenced by any written confirmation. Notwithstanding the foregoing, for any applicable Loan Party, the Specified Derivatives Obligations shall not include Swap Obligations that constitute Excluded Swap Obligations with respect to such Loan Party.
“Specified Derivatives Provider” means any Lender, or any Affiliate of a Lender, that is a party to a Derivatives Contract at the time the Derivatives Contract is entered into (including prior to the Effective Date). For the avoidance of doubt, any such Person that ceases to be a Lender, or an Affiliate of a Lender, shall no longer be a Specified Derivatives Provider.
“Stabilized Property” means any Real Estate Asset (a) that is a commercial property operating as a self-storage asset that is completed (as evidenced by a certificate of occupancy permitting use of such property by the general public) with tenants in occupancy and open for business and (b) in the case of Construction-in-Process, that has ceased to be Construction-in- Process in accordance with the definition thereof.
“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.
“Subsidiary” means, (i) for any Person, any corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP and (ii) a Controlled Partially-Owned Entity. No Person, including a Partially-Owned Entity, which is not required in accordance with GAAP to be consolidated with NSA REIT or the Borrower shall be considered a Subsidiary of NSA REIT or the Borrower.
“Subsidiary Guarantor” means (i) each Material Subsidiary Guarantor, (ii) each Other Subsidiary Guarantor, and (iii) each Non-Material Subsidiary Guarantor.
“Subsidiary Guaranty” means the Guaranty substantially in the form of Exhibit G attached hereto executed by the Subsidiary Guarantors in favor of the Administrative Agent for the benefit of itself and the Lenders, together with each Accession Agreement delivered pursuant to Section 8.13 or Section 8.14.
“Subsidiary Obligor” means a Subsidiary that (i) Guarantees, or otherwise becomes obligated in respect of, any Indebtedness of the Borrower or any other Subsidiary of the Borrower or (ii) owns a Real Estate Asset included as an Eligible Unencumbered Property for inclusion (or other asset the value of which is included) in the Unencumbered Asset Value or Adjusted Net Operating Income or that owns, directly or indirectly, Equity Interests in any such Subsidiary (including any California Partnership (or a California Partnership Subsidiary)) and that has incurred Recourse Indebtedness. For the avoidance of doubt, the term “Indebtedness” as used in this definition shall not include any customary account obligations of a Subsidiary in connection with opening and maintaining a deposit account in the ordinary course of business.
“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Taxes” has the meaning given that term in Section 3.12.
“Term Loan” or “Term Loans” means an advance made by any Lender under the Term Loan Facility.
“Term Loan Commitment” means, (a) as to each Term Loan Lender on the Effective Date, its obligation to make Loans to Borrower pursuant to Section 2.2 in an original principal amount not to exceed the applicable amount set forth opposite such Term Loan Lender’s name on Schedule 1.1, as may be reduced from time to time pursuant to Section 2.12, or (b) a Term Loan Lender’s obligation to make a Term Loan after the Effective Date as set forth in any agreement executed by an existing Term Loan Lender or a Person who becomes a Term Loan Lender in accordance with Section 2.16. As of the Effective Date, the total Term Loan Commitments are $100,000,000.
“Term Loan Facility” means the aggregate amount of the Term Loan Commitments at such time and the aggregate principal amount of the Term Loans of all Term Loan Lenders outstanding at such time.

“Term Loan Lender” means a Lender having a Term Loan Commitment, or if the applicable Term Loan Commitments have terminated, a Lender holding a Term Loan.
“Term Note” has the meaning given that term in Section 2.11(b).
“Titled Agents” means, collectively, (a) Capital One, National Association, in its capacity as Bookrunner and Lead Arranger, (b) Regions Bank, in its capacity as Bookrunner, Lead Arranger and Syndication Agents and (c) U.S. Bank National Association, in its capacity as Bookrunner, Lead Arranger and Syndication Agents.
“Total Leverage Ratio” means, on any date of determination, (a) consolidated Indebtedness of NSA REIT and its Subsidiaries on such date divided by (b) Gross Asset Value on such date.
“Type” with respect to any portion of a Term Loan (or any Tranche), refers to whether such Loan is a LIBOR Loan or Base Rate Loan.
“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.
“Unencumbered Adjusted NOI” means, for any period of determination, Adjusted NOI for the Eligible Unencumbered Properties. After the Investment Grade Ratings Date, Property NOI attributable to Non-Wholly-Owned Subsidiaries (including Controlled Partially-Owned Entities) in excess of 10% of the aggregate Unencumbered Adjusted NOI shall be excluded from the calculation of Unencumbered Adjusted NOI.
“Unencumbered Asset Value” means, as of any day, an amount equal to the sum of the value attributed to Eligible Unencumbered Properties included in the calculation of Gross Asset Value. For purposes of calculating the Unencumbered Asset Value after the Investment Grade Rating Date, to the extent (a) the amount of Unencumbered Asset Value attributable to unencumbered Unimproved Land would exceed 5% of Unencumbered Asset Value, such excess shall be excluded from Unencumbered Asset Value, (b) the amount of Unencumbered Asset Value attributable to unencumbered Construction-in-Process would exceed 5% of Unencumbered Asset Value, such excess shall be excluded from Unencumbered Asset Value, (c) the amount of Unencumbered Asset Value attributable to Eligible JV Properties, including Eligible Unencumbered Properties owned or leased by Controlled Partially-Owned Entities, would exceed 10% of Unencumbered Asset Value, such excess shall be excluded from Unencumbered Asset Value, (d) the amount of Unencumbered Asset Value attributable to unencumbered Mortgage Notes would exceed 5% of Unencumbered Asset Value, such excess shall be excluded from Unencumbered Asset Value and (e) the aggregate amount of Gross Asset Value attributable to such: (i) Unimproved Land, (ii) Construction-in-Process, (iii) Eligible JV Properties, including Eligible Unencumbered Properties owned by or leased Controlled Partially- Owned Entities and (iv) Mortgage Notes would exceed 20% of Unencumbered Asset Value, such excess shall be excluded from Unencumbered Asset Value. For the avoidance of doubt, (x) prior to the Investment Grade Rating Date, the Unencumbered Asset Value shall be calculated based solely on Eligible Unencumbered Properties exclusive of any of the assets described in clauses (a) through (d) of this definition, and (y) without limiting the application of the thresholds set forth in this definition for purposes of determining Unencumbered

Asset Value, in no event shall Borrower be deemed to be in default hereunder by reason of maintaining Investments or assets in excess of the thresholds set forth in this definition.
“Unimproved Land” means any Real Estate Asset consisting of raw land that is not improved by buildings, structures or improvements intended for income production.
“Units” means units of limited partnership interests in the Borrower.
“Unsecured Indebtedness” means Indebtedness which is not Secured Indebtedness, provided that any Indebtedness that is secured by Equity Interests of the Loan Parties or any of their respective Subsidiaries shall be deemed to be Unsecured Indebtedness for purposes of the financial covenants set forth in Section 10.1 and Section 10.3(ix).
“Unsecured Interest Expense” means Interest Expense that is attributable to Unsecured Indebtedness.
“Withdrawal Liability” means any liability as a result of a complete or partial withdrawal from a Multiemployer Plan as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Wholly-Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned and Controlled by such Person.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write- down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.2    General; References to Terms.
Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP; provided that, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Requisite Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders); provided further that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. References in this Agreement (including the schedules hereto) to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement (including the schedules hereto) to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified as of the date of this Agreement and from time to time thereafter to the extent not prohibited hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of NSA REIT or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of NSA REIT. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Eastern time. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other financial accounting standard promulgated by the Financial Accounting Standards Board having a similar result or effect) to value any Indebtedness or other liabilities of NSA REIT or any of its Subsidiaries at “fair value”, as defined therein.
ARTICLE II.
CREDIT FACILITY
Section 2.1    [Reserved].
Section 2.2    Term Loans.
(a)    Term Loans. Subject to the terms and conditions set forth herein, each Term Loan Lender severally and not jointly agrees to make a Term Loan to the Borrower on no more than three (3) occasions from time to time, on any Business Day during the Availability Period, to the Borrower in an aggregate amount not to exceed such Term Loan Lender’s Commitment Percentage of the aggregate Term Loan requested by the Borrower on such date. The amount of each draw of Term Loans shall be in a minimum principal amount the lesser of (a) $25,000,000 and (b) the remaining unused amount of such Term Loan Facility. Upon funding of the Term Loan, the respective amount of the Term Loan Commitments shall terminate. Amounts borrowed under this Section 2.2(a) and repaid or prepaid may not be reborrowed. Term Loan Commitments not drawn under the Term Loan Facility on the last day of the Availability Period shall automatically terminate and shall no longer be available for borrowing hereunder.
(b)    [Reserved].
(c)    Requesting Term Loans. The Borrower shall deliver to the Administrative Agent a Notice of Borrowing, which notice must be received by the Administrative Agent no later than 11:00 a.m. on the date that is (i) one Business Day prior to the anticipated Effective Date, in the case of a request for Base Rate Loans or (ii) three Business Days prior to the anticipated Effective Date in the case of a request for LIBOR Loans. Upon receipt of such Notice of Borrowing the

Administrative Agent shall promptly notify each Lender. The Notice of Borrowing provided by the Borrower in the preceding sentence shall be irrevocable once given and binding on the Borrower.
(d)    Disbursement of Term Loan Proceeds. No later than 12:00 p.m. on the Effective Date, each Lender will make available for the account of its applicable Lending Office to the Administrative Agent at the Principal Office, in immediately available funds, the proceeds of the Term Loan to be made by such Lender. Subject to satisfaction of the applicable conditions set forth in Article VI for such borrowing, the Administrative Agent will make the proceeds of such borrowing available to the Borrower no later than 2:00 p.m. on the Effective Date.
(e)    Pari Passu. Notwithstanding the division of the Term Loans into Tranches, all Loans to the Borrower under this Agreement shall rank pari passu in right of payment.
Section 2.3    [Reserved].
Section 2.4    [Reserved].
Section 2.5    Rates and Payment of Interest and Late Charges on Loans.
(a)    Rates. The Borrower shall pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:
(i)    during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time) plus the Applicable Margin; and
(ii)    during such periods as such Loan is a LIBOR Loan, at LIBOR for such Loan for the Interest Period therefor plus the Applicable Margin.
Notwithstanding the foregoing, while an Event of Default exists, the Borrower shall pay to the Administrative Agent for the account of each Lender interest at the Post-Default Rate on the outstanding principal amount of any Loan made by such Lender and on any other amount payable by the Borrower hereunder or under the Term Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).
(b)    Credit Rating Election. From and after the occurrence of the Investment Grade Rating Date, the Borrower may make a one-time irrevocable election upon written notice to the Administrative Agent to utilize its Credit Rating in determining the Applicable Margin, pursuant to the relevant table set forth in the definition of Applicable Margin.
(c)    Payment of Interest. Accrued and unpaid interest on each Loan shall be payable (i) monthly in arrears on the first Business Day of each calendar month, commencing with the first full calendar month occurring after the Effective Date, (ii) on any date that the principal balance of any Loan is repaid and (iii) on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise). Interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower. All determinations by the Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.
(d)    Late Charges. The Borrower shall pay to the Administrative Agent for the account of each applicable Lender, upon billing therefor, a late charge equal to five percent (5%) of the amount of any payment of principal, interest, or both, which is not paid within 5 days after the due date therefor. Such late charge (i) shall be payable in addition to, and not in limitation of, the Post-Default Rate, (ii) shall be intended to compensate the Administrative Agent and the Lenders for administrative and processing costs incident to late payments, (c) does not constitute interest, and (d) shall not be subject to refund or rebate or credited against any other amount due.
(e)    Borrower Information Used to Determine Applicable Interest Rates. The parties understand that the applicable interest rate for the Obligations and certain fees set forth herein may be determined and/or adjusted from time to time based upon certain financial ratios and/or other information to be provided or certified to the Lenders by the Borrower (the “Borrower Information”). If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including without limitation because of a subsequent restatement of earnings by the Borrower) at the time it was delivered to the Administrative Agent, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then, such interest rate and such fees for such period shall be automatically recalculated using correct Borrower Information. The Administrative Agent shall promptly notify the Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower shall pay such additional interest or fees due to the Administrative Agent, for the account of each Lender, within five (5) Business Days of receipt of such written notice. Any recalculation of interest or fees required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s, the Issuing Bank’s, or any Lender’s other rights under this Agreement.
Section 2.6    Number of Interest Periods.
There may be no more than twelve different Interest Periods outstanding at the same time.
Section 2.7    Repayment of Loans.
The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on the Maturity Date.
Section 2.8    Prepayments.
(a)    Optional. Subject to Section 4.4, the Borrower may prepay any Loan at any time without premium or penalty. The Borrower shall give the Administrative Agent at least one Business Day’s prior written notice of the prepayment of any Term Loan; provided that any optional prepayment of Term Loans pursuant to this paragraph (a) made (i) prior to the first anniversary of the Effective Date shall be accompanied by a prepayment fee in an amount (expressed as a percentage of the principal amount of Loans to be prepaid) equal to 2.00% of the principal amount of the Loans to be prepaid, (ii) on or after the first anniversary of the Effective Date but prior to the second anniversary of the Effective Date, shall be accompanied by a prepayment fee in an amount (expressed as a percentage of the principal amount of Loans to be prepaid) equal to 1.00% of the principal amount of the Loans to be prepaid, and (iii) on or after the second anniversary of the Effective Date, without a prepayment fee.
(b)    [Reserved].
(c)    [Reserved].
(d)    Derivatives Contracts. No repayment or prepayment pursuant to this Section shall affect any of the Borrower’s obligations under any Derivatives Contract between the Borrower and any Lender (or any Affiliate of any Lender).
Section 2.9    Continuation.
So long as no Default or Event of Default shall exist, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Administrative Agent a Notice of Continuation not later than 11:00 a.m. on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loans and portions thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each Lender of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, or if a Default or Event of Default shall exist, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.10 or the Borrower’s failure to comply with any of the terms of such Section.
Section 2.10    Conversion.
The Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Administrative Agent, Convert all or a portion of a Term Loan of one Type into a Loan of another Type; provided, however, a Base Rate Loan may not be Converted to a LIBOR Loan if a Default or Event of Default shall exist. Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan. Each such Notice of Conversion shall be given not later than 11:00 a.m. on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third Business Day prior to the date of any proposed Conversion into LIBOR Loans. Promptly after receipt of a Notice of Conversion, the Administrative Agent shall notify each Lender of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone (confirmed immediately in writing) or telecopy in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.
Section 2.11    Notes.
(a)    [Reserved].
(b)    Term Notes. Except in the case of a Lender that has requested not to receive a Term Note, the Term Loans made by each Term Loan Lender shall, in addition to this Agreement, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit F (each a “Term Note”), as the same may be amended, replaced, substituted and/or restated from time to time, payable to the order of such Lender in a principal amount equal to the amount of the Term Loans made by such Lender and otherwise duly completed.
(c)    Records. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower, absent manifest error; provided, however, that the failure of a Lender to make any such record shall not affect the obligations of the Borrower under any of the Loan Documents.
(d)    Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower of (i) written notice from a Lender that a Term Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii) (A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Term Note, the Borrower shall execute and deliver to such Lender a new Term Note dated the date of such lost, stolen, destroyed or mutilated Term Note.
Section 2.12    Voluntary Reductions of the Commitments.
The Borrower shall have the right to terminate or reduce the aggregate unused amount of the Commitments at any time and from time to time without penalty or premium upon not less than 3 Business Days prior written notice to the Administrative Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction and shall be irrevocable once given and effective only upon receipt by the Administrative Agent. The Administrative Agent will promptly transmit such notice to each Lender. The Commitments, once terminated or reduced, may not be increased or reinstated.

Section 2.13    [Reserved].
Section 2.14    [Reserved].
Section 2.15    [Reserved].
Section 2.16    Expansion Option.
(a)    Expansion Requests. The Borrower may from time to time elect to enter into one or more additional tranches of term loans (each, an “Incremental Term Loan”), in a minimum amount of $5,000,000 and an integral multiple of $1,000,000 in excess thereof so long as, after giving effect thereto, the aggregate amount of all such Incremental Term Loans does not exceed $100,000,000 and the total Term Loan Facility amount shall not at any time exceed $200,000,000 in the aggregate. The Borrower may arrange for any such Incremental Term Loan to be provided by one or more Lenders (each Lender so agreeing to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”), to participate in such Incremental Term Loans; provided, that (i) each Augmenting Lender shall be subject to the approval of the Borrower and the Administrative Agent and (ii) (A) in the case of an Increasing Lender, the Borrower and such Increasing Lender execute an agreement substantially in the form of Exhibit H, and (B) in the case of an Augmenting Lender, the Borrower and such Augmenting Lender execute an agreement substantially in the form of Exhibit I hereto. No consent of any Lender (other than the Lenders participating in such Incremental Term Loan) shall be required for any such increase or Incremental Term Loan pursuant to this Section 2.16.
(b)    Conditions to Effectiveness. New Incremental Term Loans created pursuant to this Section 2.16 shall become effective on the date agreed by the Borrower, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no Incremental Term Loan shall become effective under this paragraph unless (i) on the date of such election and on the proposed date of the effectiveness of such Incremental Term Loan, both immediately before and immediately after giving effect thereto, (A) no Default or Event of Default exists and (B) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date), and the Administrative Agent shall have received a certificate executed by a Responsible Officer certifying the satisfaction of such conditions, and (ii) to the extent requested by the Administrative Agent, the Administrative Agent shall have received documents (including legal opinions) consistent with those delivered on the Effective Date as to the corporate power and authority of the Borrower to borrow hereunder immediately after giving effect to such Incremental Term Loan and information with respect to any Disqualified Stock that may then be outstanding.

(c)    [Reserved].
(d)    Terms. The Incremental Term Loans (i) shall rank pari passu in right of payment with the initial Term Loans, (ii) shall not mature earlier than the Maturity Date (but may have amortization prior to such date) and (iii) shall be treated substantially the same as (and in any event no more favorably than) the initial Term Loans; provided, that (x) the terms and conditions applicable to any Incremental Term Loan maturing after the Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Maturity Date and (y) the Incremental Term Loans may be priced differently than the initial Term Loans.
(e)    Documentation. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Increasing Lender participating in such Incremental Term Loan, if any, each Augmenting Lender participating in such Incremental Term Loan, if any, and the Administrative Agent. Each Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.16. Nothing contained in this Section 2.16 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to provide Incremental Term Loans, at any time.
Section 2.17    Funds Transfer Disbursements.
(a)    Generally. The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated by the Borrower. The Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by the Borrower; or, (ii) made in the Borrower’s name and accepted by the Administrative Agent in good faith and in compliance with these transfer instructions, even if not properly authorized by the Borrower. The Borrower further agrees and acknowledges that the Administrative Agent may rely solely on any bank routing number or identifying bank account number or name provided by the Borrower to effect a wire of funds transfer. The Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by the Borrower. If the Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of transfer requests or takes any actions in an attempt to detect unauthorized funds transfer requests, the Borrower agrees that no matter how many times the Administrative Agent takes these actions the Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between the Administrative Agent and the Borrower. The Borrower agrees to notify the Administrative Agent of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within fourteen (14) days after the Administrative Agent’s confirmation to the Borrower of such transfer.

(b)    Funds Transfer. The Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made. The Administrative Agent may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization; (ii) require the use of a bank unacceptable to the Administrative Agent or any Lender or prohibited by any Governmental Authority; (iii) cause the Administrative Agent or any Lender, in their reasonable judgment, to violate any regulatory risk control program or guideline promulgated by the Board of Governors of the Federal Reserve System or any other similar program or guideline; or (iv) otherwise cause the Administrative Agent or any Lender to violate any Applicable Law.
(c)    Limitation of Liability. Neither the Administrative Agent nor any Lender shall be liable to the Borrower or any other parties for (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which the Borrower’s transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of the Administrative Agent or any Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Administrative Agent’s or any Lender’s control, or (iii) any special, consequential, indirect or punitive damages, whether or not (x) any claim for these damages is based on tort or contract or (y) the Administrative Agent, any Lender or the Borrower knew or should have known the likelihood of these damages in any situation; provided, however, that, the Administrative Agent and the Lenders shall be liable to the extent any of the above were the result of the Administrative Agent’s or Lenders’ gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment. Neither the Administrative Agent nor any Lender makes any representations or warranties other than those expressly made in this Agreement.
ARTICLE III.
PAYMENTS, FEES AND OTHER GENERAL PROVISIONS
Section 3.1    Payments.
(a)    Payments by the Borrower. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower or any other Loan Party under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at its Principal Office, not later than 2:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section 11.4, the Borrower shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Administrative Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Administrative Agent for the account of a Lender under this Agreement or any other Loan Document shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Administrative Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender. If the Administrative Agent fails to pay such amounts to such Lender, within one Business

Day of receipt of such amounts, the Administrative Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.
(b)    Presumptions Regarding Payments by Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent on demand that amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
Section 3.2    Pro Rata Treatment.
Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.2(a) shall be made from such Lenders, each payment of the Fees under Section 3.6(a) shall be made for the account of the applicable Lenders, and each termination or reduction of the amount of the Commitments under Section 2.12 shall be applied to the respective Commitments of the Lenders, in each case pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Term Loans by the Borrower shall be made for the account of the Term Loan Lenders pro rata in accordance with the respective unpaid principal amounts of the Term Loans held by them; (c) each payment of interest on Term Loans by the Borrower shall be made for the account of the Term Loan Lenders pro rata in accordance with the amounts of interest on the Term Loans then due and payable to the Term Loan Lenders; and (d) the Conversion and Continuation of Term Loans of a particular Type (other than Conversions provided for by Section 4.6) shall be made pro rata among the applicable Lenders according to the amounts of their respective Term Loans, as applicable, and the then current Interest Period for each applicable Lender’s portion of each such Loan of such Type shall be coterminous.
Section 3.3    Sharing of Payments, Etc.
If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to the Borrower under this Agreement, or shall obtain payment on any other Obligation owing by any Loan Party through the exercise of any right of set-off, banker’s lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by any Loan Party to a Lender not in accordance with the terms of this Agreement (other than any payment in respect of Specified Derivatives Obligations) and such payment should be distributed to the Lenders pro rata in accordance with Section 3.2 or Section 11.4, as applicable, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the applicable Lenders shall, subject to Section 3.11 if applicable, share the benefit of such payment (net of any reasonable expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with Section 3.2 or Section 11.4, as applicable. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.
Section 3.4    Several Obligations.
No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.
Section 3.5    Minimum Amounts.
(a)    Borrowings and Conversions. Each borrowing of Base Rate Loans shall be in an aggregate minimum amount of $500,000 and integral multiples of $500,000 in excess thereof. Each borrowing, Conversion and Continuation of LIBOR Loans shall be in an aggregate minimum amount of $500,000 and integral multiples of $500,000 in excess of that amount.
(b)    Prepayments. Each voluntary prepayment of Term Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof (or, if less, the aggregate principal amount of Term Loans then outstanding).
(c)    Reductions of Commitments. Each reduction of the Commitments under Section 2.12 shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof.
Section 3.6    Fees.
(a)    Unused Fees. The Borrower agrees to pay to the Administrative Agent for the account of the Lenders an unused facility fee equal to (i) the average daily amount by which the aggregate Term Loan Commitments exceed the principal amount of the aggregate outstanding Term Loans, multiplied by (ii) 0.25%. Such fee shall be nonrefundable, computed quarterly in arrears based on such actual daily amount, and payable in arrears on (x) the first Business Day of each calendar quarter, (y) the Term Loan Maturity Date and (z) on the last day of the Availability Period for the Term Loan Facility.
(b)    [Reserved].
(c)    [Reserved].
(d)    [Reserved].
(e)    Fee Letter. The Borrower agrees to pay the fees set forth in the Fee Letters, in the amounts, to the Persons and for the account of the Persons identified therein.
Section 3.7    Computations.
Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed; provided, however, interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed.
Section 3.8    Usury.
In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by any Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower or other Loan Party elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.
Section 3.9    Agreement Regarding Interest and Charges.
The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Sections 2.5(a)(i) and (ii). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, unused fees, closing fees, underwriting fees, default charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender, in each case in connection with the transactions contemplated by this Agreement and the other Loan Documents, are charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Administrative Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

Section 3.10    Statements of Account.
The Administrative Agent will endeavor to account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Administrative Agent shall be deemed conclusive upon the Borrower absent manifest error, provided that the failure of the Administrative Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of their obligations hereunder.
Section 3.11    Defaulting Lenders.
Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(a)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Requisite Lenders.
(b)    Defaulting Lender Waterfall. Any payment of principal, interest, Fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XI or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 13.3 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fifth, to the payment of any amounts owing to the Lenders, the Administrative Agent as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Administrative Agent against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction.
(c)    Certain Fees.
(i)    No Defaulting Lender shall be entitled to receive any Fee payable under Section 3.6(a), for any period during which that Lender is a Defaulting Lender

(and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(ii)    [Reserved].
(iii)    With respect to any Fee not required to be paid to any Defaulting Lender pursuant to the immediately preceding clause (i), the Borrower shall (x) pay to the Administrative Agent the amount of any such Fee otherwise payable to such Defaulting Lender to the extent allocable to such Defaulting Lender, and (y) not be required to pay the remaining amount of any such Fee.
(d)    [Reserved].
(e)    [Reserved].
(f)    Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their respective Commitment Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to Fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(g)    [Reserved].
(h)    Purchase of Defaulting Lender’s Commitment and Loans. During any period that a Lender is a Defaulting Lender, the Borrower may, by giving written notice thereof to the Administrative Agent, such Defaulting Lender and the other Lenders, demand that such Defaulting Lender assign its Commitment and Loans to an Eligible Assignee subject to and in accordance with the provisions of Section 13.5(b). No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. In addition, any Lender who is not a Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire the face amount of all or a portion of such Defaulting Lender’s Commitment and Loans via an assignment subject to and in accordance with the provisions of Section 13.5(b). In connection with any such assignment, such Defaulting Lender shall promptly execute all documents reasonably requested to effect such assignment, including an appropriate Assignment and Acceptance Agreement and, notwithstanding Section 13.5(b), shall pay to the Administrative Agent an assignment fee in the amount of $3,500. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent or any of the Lenders.

Section 3.12    Taxes; Lenders.
(a)    Taxes Generally. All payments by the Borrower of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes, (ii) any taxes that would not be imposed but for a connection between the Administrative Agent or a Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Administrative Agent or such Lender pursuant to or in respect of this Agreement or any other Loan Document), (iii) any taxes imposed on or measured by any Lender’s assets, taxable income, receipts or branch profits, (iv) any taxes the Administrative Agent or a Lender is subject to at the time it becomes a party to this Agreement, (v) any taxes arising after the Agreement Date solely as a result of or attributable to a Lender changing its designated Lending Office after the date such Lender becomes a party hereto, (vi) any taxes imposed by Sections 1471 through Section 1474 of the Internal Revenue Code (including any official interpretations thereof, collectively “FATCA”) on any “withholdable payment” payable to a recipient as a result of the failure of such recipient to satisfy the applicable requirements as set forth in FATCA after the Agreement Date, and (vii) any taxes imposed as a result of a failure by the Administrative Agent or a Lender to comply with Section 3.12(c) (such non-excluded items being collectively called “Taxes”). If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will:
(i)    pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;
(ii)    promptly forward to the Administrative Agent an official receipt or other documentation reasonably satisfactory to the Administrative Agent evidencing such payment to such Governmental Authority; and
(iii)    pay to the Administrative Agent for its account or the account of the applicable Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by the Administrative Agent or such Lender will equal the full amount that the Administrative Agent or such Lender would have received had no such withholding or deduction of Taxes been required.
(b)    Tax Indemnification. If the Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Administrative Agent, for its account or the account of the respective Lender, the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental Taxes, interest or penalties thereon that may become payable by the Administrative Agent or any Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

(c)    Tax Forms. Prior to the date that any Lender becomes a party hereto, such Lender shall deliver to the Borrower and the Administrative Agent such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms W-9, W-8ECI, W-8BEN-E and W- 8EXP, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Lender establishing that payments to it hereunder and under the Term Notes are (i) not subject to United States Federal backup withholding tax and (ii) not subject to United States Federal withholding tax imposed under the Internal Revenue Code. Each such Lender shall, to the extent it may lawfully do so, (x) deliver further copies of such forms or other appropriate certifications on or before the date that any such forms expire or become obsolete and after the occurrence of any event requiring a change in the most recent form delivered to the Borrower or the Administrative Agent and (y) obtain such extensions of the time for filing, and renew such forms and certifications thereof, as may be reasonably requested by the Borrower or the Administrative Agent. The Borrower shall not be required to pay any amount pursuant to the last sentence of subsection (a) above to any Lender or the Administrative Agent, if such Lender or the Administrative Agent, as applicable, fails to comply with the requirements of this subsection. If any such Lender, to the extent it may lawfully do so, fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any payments to such Lender under any of the Loan Documents such amounts as are required by the Internal Revenue Code. If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including all reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Commitments, repayment of all Obligations and the resignation or replacement of the Administrative Agent.
(d)    FATCA Forms. If a payment made to a Lender would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. The Administrative Agent shall deliver the comparable information about its own status to the Borrower at such times.
(e)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.12 (including by the payment of additional amounts pursuant to this subsection (e)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had never been owed or paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(f)    USA Patriot Act Notice; Compliance. In order for the Administrative Agent to comply with the USA Patriot Act of 2001 (Public Law 107-56), prior to any Lender or Participant that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Administrative Agent may request, and such Lender or Participant shall provide to the Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Administrative Agent to comply with federal law.
ARTICLE IV.
YIELD PROTECTION, ETC.
Section 4.1    Additional Costs; Capital Adequacy.
(a)    Capital Adequacy. If any Lender or any Participant determines that compliance with any Regulatory Change affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or such Participant, or any corporation Controlling such Lender or such Participant, as a consequence of, or with reference to, such Lender’s or such Participant’s or such corporation’s Commitments or its making or maintaining Loans below the rate which such Lender or such Participant or such corporation Controlling such Lender or such Participant could have achieved but for such Regulatory Change (taking into account the policies of such Lender or such Participant or such corporation with regard to capital and liquidity), then the Borrower shall, from time to time, within thirty (30) calendar days after written demand by such Lender or such Participant, pay to such Lender or such Participant additional amounts sufficient to compensate such Lender or such Participant or such corporation Controlling such Lender or such Participant to the extent that such Lender or such Participant determines such increase in capital is allocable to such Lender’s or such Participant’s obligations hereunder. Any Participant’s right to receive compensation pursuant to this subsection (a) is limited by the terms of Sections 13.5(d) and (e).

(b)    Additional Costs. In addition to, and not in limitation of the immediately preceding subsection (a), the Borrower shall promptly pay to the Administrative Agent for the account of each affected Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making, continuing, converting to or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or such obligation or the maintenance by such Lender of capital in respect of its Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), to the extent resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or its Commitments (other than taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges which are excluded from the definition of Taxes pursuant to the first sentence of Section 3.12(a) and Taxes indemnified under Section 3.12 to the extent the Borrower (or any Person for the account or on behalf of the Borrower) has actually paid such indemnified amounts); or (ii) imposes or modifies any reserve, special deposit or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other reserve requirement to the extent utilized in the determination of LIBOR for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies with respect to capital adequacy).
(c)    Lender’s Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsections (a) and (b), if, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert any other Type of Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.6 shall apply).
(d)    [Reserved].
(e)    Notification and Determination of Additional Costs. Each of the Administrative Agent and each Lender and each Participant (through its participating Lender), as the case may be, agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Administrative Agent or such Lender or such Participant to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, the failure of the Administrative Agent or any Lender or any Participant (through its participating

Lender) to give such notice shall not release the Borrower from any of their obligations hereunder. Notwithstanding the foregoing, the Borrower shall not be required to compensate the Administrative Agent, any Lender or any Participant pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that the Administrative Agent or such Lender or such Participant (through its participating Lender) notifies the Borrower of the Regulatory Change giving rise to such increases costs or reductions and of the Administrative Agent’s or such Lender’s or such Participant’s intention to claim compensation therefor (except that, if the Regulatory Change giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof). The Administrative Agent or such Lender or such Participant (through its participating Lender) agrees to furnish to the Borrower (and in the case of a Lender or a Participant, to the Administrative Agent) a certificate setting forth in reasonable detail the basis and amount of each request by the Administrative Agent or such Lender for compensation under this Section. Absent manifest error, determinations by the Administrative Agent or any Lender or any Participant of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.
Section 4.2    Suspension of LIBOR Loans.
Anything herein to the contrary notwithstanding, if, on or prior to the determination of LIBOR for any Interest Period:
(a)    the Administrative Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period, or
(b)    the Administrative Agent reasonably determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for an Interest Period is to be determined are not likely to adequately cover the cost to the Requisite Lenders of making or maintaining such LIBOR Loans;
then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either repay such Loan or Convert such Loan into a Base Rate Loan.
Section 4.3    Illegality.
Notwithstanding any other provision of this Agreement, if any Lender shall reasonably determine (which determination shall be conclusive and binding) that it has become unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Administrative Agent) and such Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 4.6 shall be applicable).
Section 4.4    Compensation.
The Borrower shall pay to the Administrative Agent for the account of each Lender, within 15 days after the Borrower receives a request for such payment accompanied by the certificate described in the final paragraph of this Section, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender reasonably determines is attributable to:
(a)    any payment or prepayment (whether mandatory or optional) of a LIBOR Loan or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or
(b)    any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article VI to be satisfied) to borrow a LIBOR Loan from such Lender on the requested date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.
Not in limitation of the foregoing, such compensation shall include, without limitation, an amount equal to the then present value of (a) the amount of interest that would have accrued on such LIBOR Loan for the remainder of the applicable Interest Period at the rate applicable to such LIBOR Loan, less (b) the amount of interest that would accrue on the same LIBOR Loan or for the same period if LIBOR were set on the date on which such LIBOR Loan was repaid, prepaid or Converted or the date on which the Borrower failed to borrow, Convert or Continue such LIBOR Loan, calculating present value by using as a discount rate LIBOR quoted on such date. Any Lender requesting compensation under this Section shall provide the Borrower with a statement setting forth in reasonable detail the basis for requesting such compensation and the method for determining the amount thereof. Absent manifest error, determinations by any Lender in any such statement shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.
Section 4.5    Affected Lenders and Non-Consenting Lenders.
If (a) a Lender requests compensation pursuant to Section 3.12 or 4.1, and the Requisite Lenders are not also doing the same, or (b) the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1(c) or 4.3 but the obligation of the Requisite Lenders shall not have been suspended under such Sections, or (c) a Lender is a Non-Consenting Lender, then, so long as there does not then exist any Default or Event of Default, the Borrower may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Loans to an Eligible Assignee (who, in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, shall have consented to the applicable amendment, waiver or consent) subject to and in accordance with the provisions of Section 13.5(b) for a purchase price equal to the aggregate principal balance of all Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or any other amount as may be mutually agreed upon by such Affected Lender and Eligible Assignee. Each of the Administrative Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Administrative Agent, such Affected Lender nor any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower’s obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to Section 3.12 or 4.1 with respect to periods up to the date of replacement.
Section 4.6    Treatment of Affected Loans.
If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1(c) or 4.3, then such Lender’s LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 4.1(c) or 4.3, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1 or 4.3 that gave rise to such Conversion no longer exist:
(a)    to the extent that such Lender’s LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and
(b)    all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.
If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 4.1 or 4.3 that gave rise to the Conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.
Section 4.7    Change of Lending Office.
Each Lender agrees that it will use reasonable efforts (consistent with legal and regulatory restrictions) to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Section 3.12, 4.1 or 4.3 to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.
Section 4.8    Assumptions Concerning Funding of LIBOR Loans.
Calculation of all amounts payable to a Lender under this Article IV shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article IV.
ARTICLE V.
ELIGIBLE UNENCUMBERED PROPERTIES
Section 5.1    Initial Eligible Unencumbered Properties.
Each of the Initial Eligible Unencumbered Properties is listed on Schedule 5.1(a).
Section 5.2    Minimum Eligible Unencumbered Properties.
Prior to the Investment Grade Rating Date, the Unencumbered Asset Value will not be less than $250,000,000 and there will not be fewer than 25 Real Estate Assets that comprise the Unencumbered Asset Value, unless otherwise approved by the Requisite Lenders.
ARTICLE VI.
CONDITIONS PRECEDENT
Section 6.1    Initial Conditions Precedent.
The obligation of the Lenders to effect or permit the occurrence of the first Credit Event hereunder, whether as the making of a Loan, is subject to the following conditions precedent:
(a)    The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent and the Lenders:
(i)    Counterparts of this Agreement, the Pari Passu Intercreditor Agreement, the Parent Guaranty and the Subsidiary Guaranty executed by each of the parties hereto and thereto;
(ii)    Term Notes executed by the Borrower, payable to each Lender (other than a Lender that has requested not to receive a Term Note, as applicable) and complying with the applicable provisions of Section 2.11;
(iii)    Counterparts of the Pledge Agreement, executed by (a) the Borrower and each Wholly-Owned Subsidiary holding a direct or indirect Equity Interest in,

any California Partnership, (b) each of the other holders of a direct Equity Interest in, any California Partnership, and (c) in the case of any California Partnership owning or leasing any Real Estate Asset through a California Partnership Subsidiary, such California Partnership and each California Partnership Subsidiary directly or indirectly owning or leasing the applicable Real Estate Asset, in each case in form and substance satisfactory to the Administrative Agent;
(iv)    Opinions of counsel to the Loan Parties (limited in scope to NSA REIT, the Borrower, each Subsidiary Guarantor and each other pledgor under the Pledge Agreement), addressed to the Administrative Agent and the Lenders;
(v)    The articles of incorporation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State (or comparable official) of the state of formation of such Loan Party, or in lieu thereof a certification from each Loan Party that its articles of incorporation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) have not changed from those previously delivered to the administrative agent under the Revolver Credit Agreement;
(vi)    A certificate of good standing or certificate of similar meaning with respect to NSA REIT, the Borrower, each Subsidiary Guarantor, issued as of a recent date by the Secretary of State (or comparable official) of the state of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (or comparable official and any state department of taxation, as applicable) of each state in which the failure of such Loan Party to be so qualified could reasonably be expected to result in a Material Adverse Effect;
(vii)    A certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, and in the case of the Borrower, and the officers of NSA REIT, as general partner of the Borrower, then authorized to deliver Notices of Borrowing, Notices of Continuation and Notices of Conversion
(viii)    Copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (x) the by-laws of such Loan Party, if a corporation, the operating agreement of such Loan Party, if a limited liability company, the partnership agreement of such Loan Party, if a limited or general partnership, or other comparable document in the case of any other form of legal entity, or in lieu thereof a certification from each Loan Party that its by-laws, the operating agreement, the partnership agreement or other comparable document have not changed from those previously delivered to the administrative agent under the Revolver Credit Agreement and (y) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;
(ix)    The Fees then due and payable under Section 3.6, and any other Fees payable to the Administrative Agent, the Titled Agents and the Lenders on or prior to the Effective Date (including the reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent);
(x)    The results of a recent UCC lien search in the jurisdiction of organization of the Borrower, which search results shall reveal no Liens on any of the assets of the Borrower except for Liens permitted by Section 10.6 or discharged on or prior to the Effective Date pursuant to a payoff letter or other documentation reasonably satisfactory to the Administrative Agent;
(xi)    A perfection certificate for each pledgor under the Pledge Agreement, in the form provided by the Administrative Agent, signed by a Responsible Officer, or in lieu thereof a certification from each pledgor that the perfection certificates (and the information contained therein) have not changed from those previously delivered to the administrative agent under the Revolver Credit Agreement;
(xii)    certificates and instruments representing the Equity Interests (to the extent such Equity Interests are certificated as of the Effective Date) pledged as Collateral pursuant to the Pledge Agreement, accompanied by undated stock powers or instruments of transfer executed in blank, to the extent not held by the agent under the Revolver Credit Agreement or another party in accordance with the Pari Passu Intercreditor Agreement or similar agreement;
(xiii)    Proper UCC-1 financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Collateral Documents, covering the Collateral;
(xiv)    A Compliance Certificate calculated as of March 31, 2016 (giving pro forma effect to the financing contemplated by this Agreement and the use of the proceeds of the Loans to be funded on the Effective Date);
(xv)    A certificate signed by a Responsible Officer, certifying that the conditions set forth in Section 6.1(b) have been satisfied;
(xvi)    such due diligence with respect to Eligible Unencumbered Properties as the Administrative Agent may reasonably request;
(xvii)    All documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including USA PATRIOT Act, and a properly completed and signed IRS Form W-8 or W-9, as applicable, for each Loan Party;
(xviii)    Evidence of consent by the lenders under the Revolver Credit Agreement to permit the liens granted by and pledge of collateral under this Agreement and the other Loan Documents; and
(xix)    Such other documents, agreements and instruments as the Administrative Agent on behalf of the Lenders may reasonably request.
(b)    In the determination of the Administrative Agent and the Lenders:
(i)    Both immediately before and immediately after giving effect to the financing contemplated by this Agreement and the use of the proceeds of the Loans to be funded on the Effective Date, (A) no Default or Event of Default exists, (B) the representations and warranties made or deemed made by each Loan Party in the Loan Documents to which it is a party are true and correct in all material respects (or in all respects to the extent that such representations and warranties are already subject to concepts of materiality) on and as of the Effective Date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties are true and correct in such respects on and as of such earlier date);
(ii)    There shall not have occurred any material adverse change since December 31, 2015, in the business, assets, operations or condition (financial or otherwise) of any Loan Party, or in the facts and information regarding any Loan Party provided by or on behalf of any Loan Party to the Administrative Agent or any Lender;
(iii)    After giving effect to the financing contemplated by this Agreement and the use of the proceeds of the Loans to be funded on the Effective Date, there shall not have occurred any event or condition that constitutes an “event of default” (howsoever defined) or that, with the giving of any notice, the passage of time, or both, would be an “event of default” under any of the Loan Parties’ financial obligations (other than de minimis obligations) in existence on the Effective Date; and
(iv)    NSA REIT and its Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices, as shall be required to consummate the transactions contemplated hereby without the occurrence of any material default under, material conflict with or material violation of (1) any Applicable Law or (2) any agreement, document or instrument to which any Loan Party is a party or by which any Loan Party or its properties is bound.

Section 6.2    Conditions Precedent to All Loans.
The obligations of the Lenders to make any Loans are all subject to the further condition precedent that: (a) no Default or Event of Default shall exist as of the date of the making of such Loan or would exist immediately after giving effect thereto; and (b) the representations and warranties made or deemed made by each Loan Party in the Loan Documents to which it is a party shall be true and correct in all material respects (or in all respects to the extent that such representations and warranties are already subject to concepts of materiality) on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date). Each Credit Event shall constitute a certification by the Borrower to the effect set forth in clauses (a) and (b) of the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, if such Credit Event is the making of a Loan, the Borrower shall be deemed to have represented to the Administrative Agent and the Lenders at the time such Loan is made that all conditions to the occurrence of such Credit Event contained in this Article VI have been satisfied.
ARTICLE VII.
REPRESENTATIONS AND WARRANTIES
In order to induce the Administrative Agent and each Lender to enter into this Agreement and to make Loans, each of the Loan Parties represents and warrants to the Administrative Agent and each Lender as follows:
Section 7.1    Organization; Power; Qualification.
Each of NSA REIT and each of its Subsidiaries is a corporation, partnership, trust or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership, trust or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization. No Loan Party nor any of its respective Subsidiaries is an EEA Financial Institution.
Section 7.2    Ownership Structure.
As of the Agreement Date, Part I of Schedule 7.2 is a complete and correct list of all Subsidiaries of NSA REIT (including each Controlled Partially-Owned Entity), setting forth for each such Subsidiary (a) the jurisdiction of organization of such Subsidiary, (b) each Person holding any Equity Interests in such Subsidiary, (c) the nature of the Equity Interests held by each such Person, and (d) the percentage of ownership of such Subsidiary represented by such Equity Interests. Except as disclosed in such Schedule, as of the Agreement Date (x) each of NSA REIT and each of its Subsidiaries owns, free and clear of all Liens (other than Permitted Liens and Liens permitted under Section 10.6(a)(iv)), and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person. As of the Agreement Date, Part II of Schedule 7.2 correctly sets forth all Partially-Owned Entities of NSA REIT, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by NSA REIT.
Section 7.3    Authorization of Agreement, Etc.
The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder. Each Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents to which any Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.
Section 7.4    Compliance of Loan Documents with Laws, Etc.
The execution, delivery and performance of this Agreement and the other Loan Documents to which any Loan Party is a party in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both, (a) require any Governmental Approval or violate any Applicable Law (including all applicable Environmental Laws) relating to any Loan Party; (b) conflict with, result in a breach of or constitute a default under (i) the articles of incorporation, bylaws, partnership agreement, trust indenture, operating agreement or other similar organizational documents of any Loan Party, or (ii) any material indenture, agreement or other instrument to which any Loan Party or any of their respective Subsidiaries is a party or by which any of them or any of their respective properties may be bound (including, in any event, the Material Contracts); or (c) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party other than Liens created under the Loan Documents.
Section 7.5    Compliance with Law; Governmental Approvals.
Each of NSA REIT, the Borrower, the other Loan Parties and the other Subsidiaries is in compliance with each Governmental Approval applicable to it and all other Applicable Laws relating to NSA REIT, the Borrower, such other Loan Party or such other Subsidiary except for noncompliances which, and Governmental Approvals the failure to possess which, could not, individually or in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Material Adverse Effect.
Section 7.6    Title to Properties; Liens.
As of the Agreement Date, Part I of Schedule 7.6 is a complete and correct listing of all of the real property owned or leased by NSA REIT and each of its Subsidiaries. NSA REIT and each of its Subsidiaries has good, marketable and legal title to, or a valid leasehold interest in, its respective material assets. There are no Liens against any assets of the NSA REIT or any of its Subsidiaries except for Permitted Liens and Liens permitted under Section 10.6(a)(iv).
Section 7.7    [Reserved].
Section 7.8    Material Contracts.
Each of NSA REIT and each of its Subsidiaries that is a party to any Material Contract has performed and is in compliance in all material respects with all of the terms of such Material Contract, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Material Contract.
Section 7.9    Litigation.
There are no actions, suits, investigations or proceedings pending (nor, to the knowledge of any Knowledgeable Officer of any Loan Party, are there any actions, suits or proceedings threatened) against or in any other way relating adversely to or affecting NSA REIT or any of its Subsidiaries or any of their respective properties in any court or before any arbitrator of any kind or before or by any other Governmental Authority which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 7.10    Taxes.
All federal, state and other tax returns of NSA REIT or any of its Subsidiaries required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon NSA REIT and its Subsidiaries and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 8.6. As of the Agreement Date, none of the United States income tax returns of NSA REIT or any of its Subsidiaries is under audit. All charges, accruals and reserves on the books of NSA REIT and its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.
Section 7.11    Financial Statements.
The Borrower has furnished to each Lender copies of the audited consolidated balance sheet of NSA REIT and its Subsidiaries for the fiscal year ended December 31, 2015, and the related audited consolidated statements of operations, cash flows and shareholders’ equity for the fiscal year ended on such date, with the unqualified opinion thereon of independent certified public accountants of recognized national standing. All such financial statements (including in each case related schedules and notes) present fairly, in all material respects and in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of NSA REIT and its Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods. The unaudited consolidated balance sheets of NSA REIT and its Subsidiaries dated March 31, 2016, and the related consolidated statements of operations, cash flows and shareholders’ equity for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of NSA REIT and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Neither NSA REIT nor any of its Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments that would be required to be set forth in its financial statements or in the notes thereto, except as referred to or reflected or provided for in said financial statements.
Section 7.12    No Material Adverse Change; Solvency.
Since December 31, 2015, there has been no material adverse change in the business, assets, operations or condition (financial or otherwise) of any Loan Party. Each of the Loan Parties is Solvent. No Loan Party is entering into any of the transactions contemplated by the Loan Documents with the actual intent to hinder, delay, or defraud any creditor. Each Loan Party has received reasonably equivalent value in exchange for the obligations incurred by it under the Loan Documents to which it is a party.
Section 7.13    ERISA.
(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other Applicable Laws. Except with respect to Multiemployer Plans, each Qualified Plan (i) has received a favorable determination from the Internal Revenue Service applicable to such Qualified Plan’s most recent remedial amendment cycle (as defined in Revenue Procedure 2007-44 or “2007-44” for short), or (ii) is maintained under a prototype or volume submitter plan and may rely upon a favorable opinion letter issued by the Internal Revenue Service with respect to such plan. To the best knowledge of NSA REIT and each of its Subsidiaries, nothing has occurred which would cause the loss of its reliance on each Qualified Plan’s favorable determination letter or opinion letter.
(b)    Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) no ERISA Event has occurred or is expected to occur; (ii) there are no pending, or to the best knowledge of NSA REIT and the Borrower, threatened, claims, actions or lawsuits or other action by any Governmental Authority, plan participant or beneficiary with respect to a Plan; (iii) there are no violations of the fiduciary responsibility rules with respect to any Plan; and (iv) no member of the ERISA Group has engaged in a non-exempt

“prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, in connection with any Plan, that would subject any member of the ERISA Group to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code.
(c)    None of the assets of NSA REIT or any of its Subsidiaries constitutes “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.
Section 7.14    Absence of Defaults.
No Default or Event of Default exists.
Section 7.15    Environmental Laws.
Each of NSA REIT, the Borrower, each other Loan Party and each other Subsidiary: (i) is in compliance with all Environmental Laws applicable to its business, operations and the Real Estate Assets, (ii) has obtained all Governmental Approvals which are required under Environmental Laws, and each such Governmental Approval is in full force and effect, and (iii) is in compliance with all terms and conditions of such Governmental Approvals, where with respect to each of the immediately preceding clauses (i) through (iii) the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect. Except for any of the following matters that could not, either individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (a) no Loan Party has received notice of, and neither is otherwise aware of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to NSA REIT or any of its Subsidiaries, may interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common-law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any Hazardous Material; and (b) there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice of violation, investigation, or proceeding pending or, to the knowledge of any Knowledgeable Officer of any Loan Party after due inquiry, threatened, against NSA REIT or any of its Subsidiaries relating in any way to Environmental Laws. To the knowledge of any Knowledgeable Officer of any Loan Party, no Hazardous Materials generated at or transported from any Real Estate Asset of NSA REIT or any of its Subsidiaries is or has been transported to, or disposed of at, any location that is listed or proposed for listing on the National Priority List, 40 C.F.R. Section 300 Appendix B, or any analogous state or local priority list, or any other location that is or has been the subject of a clean-up, removal or remedial action pursuant to any Environmental Law, except to the extent that such transportation or disposal could not reasonably be expected to have a Material Adverse Effect.

Section 7.16    Investment Company; Etc.
None of NSA REIT or any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 7.17    Margin Stock.
None of NSA REIT or any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.
Section 7.18    [Reserved.]
Section 7.19    Intellectual Property.
Each of NSA REIT and each of its Subsidiaries owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, trade secrets and copyrights which are required for the conduct of its businesses. To the knowledge of the Borrower, no material claim has been asserted by any Person with respect to the use of any such intellectual property by NSA REIT or any of its Subsidiaries.
Section 7.20    Business.
NSA REIT and its Subsidiaries are substantially engaged in the business of the ownership, operation, acquisition and development of self-storage facilities in the United States of America, together with other business activities incidental thereto.
Section 7.21    Broker’s Fees.
No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby. No other similar fees or commissions will be payable by any Loan Party for any other services rendered to NSA REIT or any of its Subsidiaries ancillary to the transactions contemplated hereby.
Section 7.22    Accuracy and Completeness of Information.
No written information, report or other papers or data (excluding financial projections and other forward looking statements) furnished to the Administrative Agent or any Lender by, on behalf of, or at the direction of, NSA REIT or any of its Subsidiaries in connection with, pursuant to or relating in any way to this Agreement, contained any untrue statement of a fact material to the creditworthiness of NSA REIT or any of its Subsidiaries or omitted to state a material fact necessary in order to make such statements contained therein, in light of the circumstances under which they were made, not misleading. All financial projections and other forward looking statements prepared by or on behalf of the NSA REIT or any of its Subsidiaries that have been or may hereafter be made available to the Administrative Agent or any Lender were or will be prepared in good faith based on reasonable assumptions. As of the Effective Date, no fact is known to any Knowledgeable Officer of any Loan Party which has had, or may in the future have (so far as any Knowledgeable Officer of any Loan Party can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 7.11 or in such information, reports or other papers or data or otherwise disclosed in writing to the Administrative Agent and the Lenders.
Section 7.23    REIT Status.
NSA REIT qualifies as a REIT and is in compliance with all requirements and conditions imposed under the Internal Revenue Code to allow NSA REIT to elect to be treated as a REIT and will elect to be treated as such on its U.S. federal income tax return for the taxable year ended December 31, 2015.
Section 7.24    OFAC, Other Sanctions Programs, Anti-Corruption and Anti- Terrorism.
Neither NSA REIT, any of its Subsidiaries or their respective Affiliates, any directors or officers thereof, nor any Person that has an interest therein, (a) is a Sanctioned Person or a Sanctioned Entity, (b) derives any of its funds, capital, assets or operating income from investments in or transactions with any such Sanctioned Person or Sanctioned Entity or in violation of Applicable Law, or (c) is owned or controlled, directly or indirectly, by any Sanctioned Person or Sanctioned Entity; and none of the proceeds of the Loans will be used (i) to finance any operations, investments or activities in, or make any payments to, any Sanctioned Person or Sanctioned Entity, (ii) in violation of any Anti-Corruption Laws or Anti-Terrorism Laws, or (iii) in violation of any other Applicable Law.
ARTICLE VIII.
AFFIRMATIVE COVENANTS
For so long as this Agreement is in effect, each Loan Party shall, and shall cause each of its respective Subsidiaries to, comply with the following covenants:
Section 8.1    Preservation of Existence and Similar Matters.
Except as otherwise permitted under Section 10.7, the Loan Parties shall, and shall cause each of their respective Subsidiaries to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization.
Section 8.2    Compliance with Applicable Laws, Anti-Corruption Laws, Anti- Terrorism Laws, and Material Contracts.
The Loan Parties shall comply, and shall cause each other Subsidiary to comply, with all Applicable Law, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect. The Loan Parties shall, and shall cause each of their respective Subsidiaries to, comply in all material respects with all Anti-Corruption Laws, and Anti-Terrorism Laws. The Loan Parties shall, and shall cause each of their respective Subsidiaries to, comply in all material respects with the terms and conditions of all Material Contracts to which it is a party.
Section 8.3    Maintenance of Property.
The Loan Parties shall, and shall cause each of their respective Subsidiaries to, (a) protect and preserve all of its respective material properties necessary in the conduct of its business, and maintain in good repair, working order and condition all tangible properties, ordinary wear and tear excepted, and (b) make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.
Section 8.4    Conduct of Business.
The Loan Parties shall, and shall cause each of their respective Subsidiaries to, carry on, their respective businesses as described in Section 7.20.
Section 8.5    Insurance.
The Loan Parties shall, and shall cause each of their respective Subsidiaries to, maintain insurance (on a replacement cost basis) with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law. The Borrower shall from time to time deliver to the Administrative Agent, upon its reasonable request, evidence of its insurance coverage, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.
Section 8.6    Payment of Taxes and Claims.
The Loan Parties shall, and shall cause each of their respective Subsidiaries to, pay and discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Loan Party or such Subsidiary, as applicable, in accordance with GAAP.
Section 8.7    Visits and Inspections.
The Loan Parties shall, and shall cause each of their respective Subsidiaries to, permit representatives or agents of the Administrative Agent and, if such visit or inspection is arranged by the Administrative Agent, of any Lender, from time to time after reasonable prior notice if no Event of Default shall be in existence, as often as may be reasonably requested, but only during normal business hours and at the expense of the Borrower, to: (a) visit and inspect all properties of such Loan Party or such Subsidiary to the extent any such right to visit or inspect is within the control of such Person; (b) inspect and make extracts from their respective books and records, including but not limited to management letters prepared by independent accountants; and (c) discuss with its officers, and its independent accountants, its business, assets, operations, condition (financial or otherwise), or prospects. If requested by the Administrative Agent, any Loan Party shall execute an authorization letter addressed to its accountants authorizing the Administrative Agent or, if the same has been arranged by the Administrative Agent, any Lender, to discuss the financial affairs of NSA REIT or any of its Subsidiaries with its accountants.
Section 8.8    Use of Proceeds.
The Borrower shall use the proceeds of the Loans for general corporate purposes only, including to repay certain indebtedness existing as of the Effective Date, to acquire additional self-storage facilities in accordance with the terms hereof and to pay fees and expenses incurred in connection with this Agreement. No part of the proceeds of any Loan will be used (a) for the purpose of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying any such margin stock; (b) to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or Sanctioned Entity; or (c) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Terrorism Laws.
Section 8.9    Environmental Matters.
The Loan Parties shall, and shall cause each of their respective Subsidiaries to, comply in all material respects with all Environmental Laws. If NSA REIT or any of its Subsidiaries shall (a) receive notice that any violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against NSA REIT or any of its Subsidiaries alleging violations of any Environmental Law or requiring NSA REIT or any of its Subsidiaries to take any action in connection with the release of Hazardous Materials or (c) receive any notice from a Governmental Authority or private party alleging that NSA REIT or any of its Subsidiaries may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Materials or any damages caused thereby, and the matters referred to in such notices, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, the Borrower shall provide the Administrative Agent with a copy of such notice promptly, and in any event within 10 Business Days, after the receipt thereof by NSA REIT or any of its Subsidiaries. The Loan Parties shall, and shall cause each of their respective Subsidiaries to, take promptly all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.

Section 8.10    Books and Records.
The Loan Parties shall, and shall cause each of their respective Subsidiaries to, maintain books and records pertaining to its respective business operations in such detail, form and scope as is consistent with good business practice and in accordance with GAAP.
Section 8.11    Further Assurances.
The Loan Parties shall, at their sole cost and expense and promptly following the request of the Administrative Agent, execute and deliver or cause to be executed and delivered, to the Administrative Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents relating to the Collateral.
Section 8.12    REIT Status.
The Parent Guarantor shall elect to be treated as a REIT on its U.S. federal income tax return for the taxable year ended December 31, 2015 and shall thereafter maintain its status as a REIT and election to be treated as a REIT under the Internal Revenue Code. Without limitation of the immediately preceding sentence, and notwithstanding any other provision of this Agreement to the contrary, NSA REIT shall not engage in any business other than the business of acting as a real estate investment trust and serving as the general partner of the Borrower and matters directly relating thereto, and shall (x) conduct all of its business operations through the Borrower or through Subsidiaries of the Borrower, and (y) own no real property or material personal property other than through its ownership interests in the Borrower, provided that NSA REIT shall be permitted to conduct financing activities and incur senior unsecured Indebtedness to the extent such Indebtedness is otherwise permitted hereunder. NSA REIT shall maintain its common shares having trading privileges on the New York Stock Exchange or the American Stock Exchange or which is subject to price quotations on The NASDAQ Stock Market’s National Market System.
Section 8.13    Material Subsidiary Guarantors; Other Subsidiary Guarantors; Unencumbered Asset Value.
(a)    Requirements to Become a Material Subsidiary Guarantor or Other Subsidiary Guarantor. At all times prior to the Investment Grade Rating Date, but subject to the next two sentences of this clause (a), no later than 45 days following the last day of any fiscal quarter of NSA REIT during which any Person becomes a Material Subsidiary after the Agreement Date, or otherwise to the extent necessary to permit the Borrower to remain in compliance with Section 8.13(c), the Borrower shall deliver to the Administrative Agent an Accession Agreement executed by such Material Subsidiary and each of the items that would have been delivered under clauses (iv) through (viii) of Section 6.1(a) with respect to such Material Subsidiary (or Other Subsidiary Guarantor) as if such Material Subsidiary (or Other Subsidiary Guarantor) had been a Material Subsidiary Guarantor (or Other Subsidiary Guarantor) on the Agreement Date (provided that the Borrower shall only be required to deliver the legal opinions required by Section 6.1(a)(iv) if so requested by the Administrative Agent). Notwithstanding the foregoing or the other provisions of this clause (a), a Material Subsidiary that has incurred Nonrecourse Indebtedness permitted to be incurred under Section 10.3 shall not be required to be a Subsidiary Guarantor hereunder to the extent such guaranty would be prohibited under the terms of such Nonrecourse Indebtedness (and if any such Material Subsidiary is a Guarantor at the time of the incurrence of any such Nonrecourse Indebtedness, the Administrative Agent shall, upon the written request of the Borrower, terminate such Guaranty). If after the Investment Grade Rating Date and release of Material Subsidiaries and Other Subsidiary Guarantors from the Guaranty pursuant to the following subsection (b), the Borrower does not continue to maintain an Investment Grade Rating, then within 10 Business Days of such occurrence, the Borrower shall cause each Material Subsidiary and each other Subsidiary required in order to permit the Borrower to be in compliance with Section 8.13(c), to deliver to the Administrative Agent a new Guaranty in the form of Exhibit G attached hereto or, as applicable, an Accession Agreement executed by each Material Subsidiary and Other Subsidiary Guarantor, if applicable, and each of the items that would have been delivered under clauses (iv) through (viii) of Section 6.1(a) with respect to each Material Subsidiary (or Other Subsidiary Guarantor) as if each Material Subsidiary (or Other Subsidiary Guarantor) had been a Material Subsidiary Guarantor (or Other Subsidiary Guarantor) on the Agreement Date (provided that the Borrower shall only be required to deliver the legal opinions required by Section 6.1(a)(iv) if so requested by the Administrative Agent), and the first sentence of this subsection (a) shall be effective with respect to any Person that becomes a Material Subsidiary thereafter, notwithstanding that the Investment Grade Rating Date had previously occurred.
(b)    Release of Material Subsidiary Guarantors or Other Subsidiary Guarantors. Subject to Section 8.13(a), on or at any time after the Investment Grade Rating Date, upon the Administrative Agent’s receipt of a certificate from the chief financial officer, chief accounting officer or treasurer of NSA REIT and the Borrower certifying that no Default or Event of Default exists, the Administrative Agent shall release all Subsidiary Guarantors that are Material Subsidiaries or Other Subsidiary Guarantors (in each case, other than Subsidiary Obligors) from the Subsidiary Guaranty pursuant to a Guarantor Release Letter. Prior to the Investment Grade Rating Date, provided no Default or Event of Default shall then exist or be caused thereby, the Borrower may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall release, a Material Subsidiary Guarantor or Other Subsidiary Guarantor from the Guaranty pursuant to a Guarantor Release Letter, provided that (i) such Guarantor has ceased to be, or simultaneously with its release from the Guaranty will cease to be a Material Subsidiary or Other Subsidiary Guarantor; (ii) the Borrower has delivered to the Administrative Agent a Compliance Certificate executed by the chief executive officer or chief financial officer of NSA REIT evidencing that the Borrower shall be in compliance with each of the financial covenants set forth in Section 10.1 on a pro forma basis after giving effect to such release, together with a certificate, in form and substance reasonably satisfactory to the Administrative Agent, executed by a duly authorized officer of NSA REIT, in its capacity as the general partner of the Borrower, certifying (A) as to the satisfaction of the conditions in the immediately preceding clause (i) and including such other information in reasonable detail as the Administrative Agent may reasonably require to evidence such satisfaction, and (B) that no Default or Event of Default shall exist either before or after giving effect to the requested release, and (iii) the Borrower has provided to the Administrative Agent such other items, documents or certificates reasonably requested by the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent.
(c)    Unencumbered Asset Value. At all times prior to the Investment Grade Rating Date, but subject to the last sentence of Section 8.13(a), the Borrower shall ensure that at least ninety percent (90%) of the Unencumbered Asset Value is attributable to Eligible Unencumbered Properties owned or leased under a Ground Lease by Material Subsidiary Guarantors and/or Other Subsidiary Guarantors.
Section 8.14    Non-Material Subsidiary Guarantors.
(a)    Requirements to Become a Guarantor. Whether or not the Investment Grade Rating Date has occurred, within ten (10) days of the date that any Person becomes a Subsidiary Obligor, the Borrower shall deliver to the Administrative Agent an Accession Agreement executed by such Subsidiary Obligor and each of the items that would have been delivered under clauses (iv) through (viii) of Section 6.1(a) with respect to such Subsidiary Obligor as if such Subsidiary Obligor had been a Non-Material Subsidiary Guarantor on the Agreement Date (provided that the Borrower shall only be required to deliver the legal opinions required by Section 6.1(a)(iv) if so requested by the Administrative Agent).
(b)    Release of Non-Material Subsidiary Guarantors. At any time and from time to time, provided no Default or Event of Default shall then exist, the Borrower may provide the Administrative Agent with a written notice that the Borrower would like a Non-Material Subsidiary Guarantor to be released from the Subsidiary Guaranty, and the Administrative Agent shall release such Non-Material Subsidiary Guarantor from the Subsidiary Guaranty pursuant to a Guarantor Release Letter, provided that (i) such Person has ceased to be, or simultaneously with its release from the Guaranty will cease to be, a Subsidiary Obligor, (ii) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate executed by the chief executive officer or chief financial officer of NSA REIT evidencing that the Borrower shall be in compliance with each of the financial covenants set forth in Section 10.1 on a pro forma basis after giving effect to such release, together with a certificate, in form and substance reasonably satisfactory to the Administrative Agent, executed by a duly authorized officer of NSA REIT, in its capacity as general partner of the Borrower, certifying (A) as to the satisfaction of the conditions in the immediately preceding clause (i) and including such other information in reasonable detail as the Administrative Agent may reasonably require to evidence such satisfaction, and (B) that no Default or Event of Default shall exist either before or after giving effect to the requested release, and (iii) the Borrower has provided to the Administrative Agent such other items, documents or certificates reasonably requested by the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE IX.
INFORMATION
For so long as this Agreement is in effect, the applicable Loan Party shall furnish to the Administrative Agent (with copies for each Lender) at its Lending Office:
Section 9.1    Quarterly Financial Statements.
Within 45 days after the end of each of the first, second and third fiscal quarters of NSA REIT, the unaudited consolidated balance sheet of NSA REIT and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income, shareholders’ equity and cash flows of NSA REIT and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer or chief accounting officer of NSA REIT, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of NSA REIT and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).
Section 9.2    Year-End Statements.
Within 90 days after the end of each fiscal year of NSA REIT, the audited consolidated balance sheet of NSA REIT and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income, shareholders’ equity and cash flows of NSA REIT and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be (a) certified by the chief financial officer, treasurer, or chief accounting officer of NSA REIT, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of NSA REIT and its Subsidiaries as at the date thereof and the results of operations for such period), and (b) accompanied by the audit report thereon of independent certified public accountants of recognized national standing, whose report shall be unqualified and who shall have authorized NSA REIT to deliver such financial statements and report to the Administrative Agent and the Lenders.
Section 9.3    Compliance Certificate.
At the time financial statements are furnished pursuant to Sections 9.1 and 9.2, a certificate substantially in the form of Exhibit J (a “Compliance Certificate”) executed by the chief financial officer, treasurer, or chief accounting officer of NSA REIT and the Borrower: (a) setting forth in reasonable detail as at the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish whether or not the Loan Parties were in compliance with the covenants set forth in Section 10.1 through 10.5 and (b) stating that, to the best of his or her knowledge, information and belief after due inquiry, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by NSA REIT and its Subsidiaries with respect to such event, condition or failure.

Section 9.4    [Reserved]
Section 9.5    Other Information.
(a)    Management Reports. Promptly upon receipt thereof, copies of all management reports, if any, submitted to NSA REIT or its governing board by its independent public accountants disclosing any material weakness;
(b)    Shareholder Information. Promptly upon the mailing thereof to the shareholders of NSA REIT generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by NSA REIT or any of its Subsidiaries;
(c)    ERISA. If any ERISA Event shall occur that individually, or together with any other ERISA Event that has occurred, could reasonably be expected to result in liability in excess of $10,000,000, a certificate of the chief executive officer or chief financial officer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;
(d)    Litigation. To the extent any Knowledgeable Officer of NSA REIT or any of its Subsidiaries is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, NSA REIT or any of its Subsidiaries or any of their respective properties, assets or businesses which could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of NSA REIT or any of its Subsidiaries are being audited;
(e)    Modification of Organizational Documents. A copy of any amendment to the articles of incorporation, bylaws, partnership agreement, declaration of trust, operating agreement or other similar organizational documents of any Loan Party within 15 Business Days after the effectiveness thereof;
(f)    Change of Management or Financial Condition. Prompt notice of any change in the chief executive officer or chief financial officer and any change in the business, assets, liabilities, financial condition or results of operations of NSA REIT or any of its Subsidiaries which has had or could reasonably be expected to have a Material Adverse Effect;
(g)    Default. Notice of the occurrence of any of the following promptly upon a Responsible Officer obtaining knowledge thereof: (i) any Default or Event of Default or (ii) any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by NSA REIT or any of its Subsidiaries under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound;

(h)    Judgments. Prompt notice of any order, judgment or decree in excess of $5,000,000 having been entered against NSA REIT or any of its Subsidiaries or any of their respective properties;
(i)    Notice of Violations of Law. Prompt notice if NSA REIT or any of its Subsidiaries shall receive any notification from any Governmental Authority alleging a violation of any Applicable Law or any inquiry which, in either case, could reasonably be expected to have a Material Adverse Effect;
(j)    [Reserved];
(k)    [Reserved];
(l)    Securities Filings. Within five Business Days after the filing thereof, electronic copies of all registration statements and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which any Loan Party or any Subsidiary shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;
(m)    Other Information. From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of NSA REIT or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request in writing.
Section 9.6    Delivery of Documents.
Documents required to be delivered pursuant to Article IX may be delivered electronically; provided, that such documents shall be deemed to have been delivered on the date on which such documents are received by the Administrative Agent for posting on the Borrower’s behalf on an internet or intranet website, if any, to which each Lender and the Administrative Agent has access (whether a commercial, third-party website (such as Intralinks or SyndTrak) or a website sponsored by the Administrative Agent). Notwithstanding anything contained herein, if requested by the Administrative Agent, the Borrower shall provide paper copies of each Compliance Certificate required by Section 9.3 to the Administrative Agent. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. The Borrower shall be deemed to have delivered reports and other information referred to in Sections 9.1, 9.2 and 9.5(l) when such reports or other information have been posted on the internet website of the Securities and Exchange Commission (http://www.sec.gov) or on Borrower’s internet website as previously identified to the Administrative Agent and Lenders.

Section 9.7    USA Patriot Act Notice; Compliance.
The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, a Lender (for itself and/or as the Administrative Agent for all Lenders hereunder) may from time-to-time request, and each Loan Party shall provide to such Lender such Loan Party’s name, address, tax identification number and/or such other identification information as shall be necessary for such Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.
ARTICLE X.
NEGATIVE COVENANTS
For so long as this Agreement is in effect, each applicable Loan Party shall comply with the following covenants:
Section 10.1    Financial Covenants.
The Loan Parties shall not permit at any time (as certified and reported on a quarterly basis as of the last day of each fiscal quarter (for the Reference Period then ended) and at each other date of determination):
(a)    Maximum Total Leverage Ratio. The Total Leverage Ratio to exceed 0.60 to 1.00.
(b)    Minimum Fixed Charge Coverage Ratio. The ratio of (i) Adjusted EBITDA for any Reference Period to (ii) Fixed Charges for such Reference Period, to be less than 1.50 to 1.00.
(c)    Minimum Net Worth. Net Worth to be less than (i) $682,601,000, plus (ii) 75% of the Net Proceeds of all Equity Issuances by NSA REIT and its Subsidiaries after the Effective Date (other than Equity Issuances to NSA REIT or any of its Subsidiaries).
(d)    Maximum Unsecured Indebtedness to Unencumbered Asset Value Ratio. The ratio of (i) Unsecured Indebtedness of NSA REIT and its Subsidiaries as of the last day of such Reference Period to (ii) Unencumbered Asset Value as of such date to exceed 0.60 to 1.00.
(e)    Minimum Unencumbered Adjusted NOI to Unsecured Interest Expense Ratio. The ratio of (i) Unencumbered Adjusted NOI for any Reference Period (which amount for each individual Eligible Unencumbered Property and for the Eligible Unencumbered Properties as a whole shall not be less than zero) of NSA REIT and its Subsidiaries to (ii) Unsecured Interest Expense for such Reference Period to be less than 2.00 to 1.00.

Section 10.2    Restricted Payments.
The Loan Parties shall not, and shall not permit any other Subsidiary to, declare or make any Restricted Payment; provided, however, that NSA REIT and each of its Subsidiaries may declare and make the following Restricted Payments so long as no Default or Event of Default exists or would result therefrom:
(a)    the Borrower may declare or make cash distributions to NSA REIT and the Borrower’s limited partners and each California Partnership or other Controlled Partially- Owned Entity may declare or make cash distributions to its third-party limited partners (i.e., other than the Borrower), such that during the period of four consecutive fiscal quarters most recently ending, the aggregate amount of such distributions does not exceed the greater of (i) the amount required to be distributed by NSA REIT to remain in compliance with the first sentence of Section 8.12 and (ii) 95.0% of Funds From Operations of NSA REIT;
(b)    [Reserved];
(c)    Subsidiaries of the Borrower may declare or make Restricted Payments to the Borrower or any of its other Subsidiaries; and
(d)    NSA REIT may declare or make cash distributions to its shareholders.
Notwithstanding the foregoing, if a Default or Event of Default exists or would result therefrom, (x) the Borrower may declare and make cash distributions to NSA REIT and other holders of partnership interests in the Borrower with respect to any fiscal year only to the extent necessary for NSA REIT to distribute, and NSA REIT may so distribute, an aggregate amount not to exceed the minimum amount necessary for NSA REIT to remain in compliance with the first sentence of Section 8.12, and (y) except to the extent permitted pursuant to clause (x) above, the Loan Parties shall not, and shall not permit any other Subsidiary of the Borrower to, make any Restricted Payments to any Person other than to the Borrower or any of its Subsidiaries.
Section 10.3    Indebtedness.
The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, incur, assume, suffer to exist or otherwise become obligated in respect of any Indebtedness, except:
(i)    Indebtedness under the Loan Documents;
(ii)    Secured Indebtedness in an aggregate principal amount not to exceed 45.0% of Gross Asset Value at any time outstanding; provided, that the aggregate principal amount of such Secured Indebtedness constituting Secured Recourse Indebtedness shall not exceed 15.0% of Gross Asset Value at any time outstanding; and provided further, that (x) with respect to any underlying Secured Recourse Indebtedness for any given Real Estate Asset, the aggregate original principal amount of such Secured Recourse Indebtedness shall be less than 75% of the Appraised Value of such Real Estate Asset at the time such Secured Recourse Indebtedness is incurred and (y) such Secured Indebtedness shall not be in the nature of a revolving credit facility;
(iii)    Indebtedness of NSA REIT to any of its Subsidiaries and of any such Subsidiary to NSA REIT or any other Subsidiary; provided, that (A) such Indebtedness shall be subject to the limitations on Investments set forth in Section 10.5 and (B) any such Indebtedness of any Loan Party to a non-Loan Party shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;
(iv)    Guarantees by (A) NSA REIT of Indebtedness of the Borrower, any Wholly-Owned Subsidiary of the Borrower, or any Subsidiary Guarantor and (B) the Borrower, any Subsidiary Guarantor or any Wholly-Owned Subsidiary of Indebtedness of NSA REIT, the Borrower, any Subsidiary Guarantor or any other Wholly-Owned Subsidiary of the Borrower; provided, that (x) the Indebtedness so Guaranteed is permitted by this Section 10.3, and (y) Guarantees permitted under this clause (iv) shall be subordinated to the Obligations on the same terms as the Indebtedness so Guaranteed is subordinated to the Obligations;
(v)    Indebtedness of NSA REIT or any of its Subsidiaries constituting purchase money Indebtedness (including Capital Lease Obligations); provided, that (A) such Indebtedness is incurred prior to or within 90 days after the acquisition of the assets financed thereby and (B) the aggregate principal amount of Indebtedness permitted by this clause (v) shall not exceed $5,000,000 at any time outstanding;
(vi)    Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;
(vii)    Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;
(viii)    obligations under Derivatives Contracts permitted under Section 10.13; and
(ix)    Unsecured Indebtedness of the Borrower or NSA REIT consisting of investment grade or high-yield senior unsecured notes issued in a public offering or private placement or other unsecured term loan facility (but excluding any other revolving credit facility) (any such issuance, a “Senior Unsecured Debt Issuance”), provided that (i) any such Unsecured Indebtedness shall be at market rates and subject to market terms, (ii) both before and immediately after giving effect any Senior Unsecured Debt Issuance, no Default or Event of Default exists, and (iii) immediately prior to such Senior Unsecured Debt Issuance, the Administrative Agent shall have received a pro forma Compliance Certificate from the Borrower as of the date of, and after giving effect to, such Senior Unsecured Debt Issuance evidencing compliance with the financial covenants set forth in Section 10.1 (in each case using consolidated Indebtedness of NSA REIT and its Subsidiaries as of the date of, and after giving effect to, such Senior Unsecured Debt Issuance and the repayment of any Indebtedness in connection therewith, and Gross Asset Value as at the end of the most recent Reference Period).
Section 10.4    [Reserved].
Section 10.5    Investments.
The Loan Parties shall not, and shall not permit any other Subsidiary to, directly or indirectly, acquire, make or purchase any Investment, or permit any Investment of such Person to be outstanding on and after the Agreement Date, other than the following:
(a)    Investments in cash and Cash Equivalents;
(b)    Investments in any Loan Party or any Wholly-Owned Subsidiary of any Loan Party;
(c)    Investments by the Borrower and its Subsidiaries in the Equity Interests of their respective Subsidiaries and Partially-Owned Entities;
(d)    loans or advances made by the Borrower or any Wholly-Owned Subsidiary to the Borrower or any other Wholly-Owned Subsidiary of the Borrower, provided that with respect to any loan or advance made by any Wholly-Owned Subsidiary to the Borrower, such loan or advance shall be expressly subordinate to the Obligations;
(e)    Guarantees constituting Indebtedness permitted by Section 10.3(iv);
(f)    Investments in the form of Derivatives Contracts permitted by Section 10.13;
(g)    loans and advances to officers and employees for moving, entertainment, travel and other similar expenses in the ordinary course of business consistent with past practices;
(h)    any Investment constituting an acquisition (other than an acquisition by a California Partnership (or a California Partnership Subsidiary)) of assets or Equity Interests of another Person so long as (i) immediately prior to making such Investment, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence, and (ii) in the case of any such acquisition of the Equity Interests of another Person, such Person becomes a Wholly-Owned Subsidiary or a Partially-Owned Entity or a Non-Wholly-Owned Subsidiary; and
(i)    Mezz Loan Investments made by the Borrower in an aggregate principal amount outstanding at any time not to exceed $50,000,000.

Section 10.6    Liens; Negative Pledges; Restrictive Agreements.
(a)    The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, create, assume, or incur any Lien upon any of their respective properties, assets, income or profits of any character whether now owned or hereafter acquired, except for any of the following if, both immediately prior to and immediately after the creation, assumption or incurring of such Lien, no Default or Event of Default is or would be in existence, including, without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.1:
(i)    Permitted Liens;
(ii)    Liens securing Nonrecourse Indebtedness permitted to be incurred at the time of its incurrence under Section 10.3(ii) and encumbering only the specific Real Estate Assets being financed by such Indebtedness;
(iii)    Liens securing Secured Recourse Indebtedness permitted to be incurred at the time of its incurrence under Sections 10.3(ii), and encumbering only the specific assets being financed by such Indebtedness;
(iv)    Liens securing Unsecured Indebtedness permitted under Section 10.3(ix), provided that (a) such Liens are permitted (or such Indebtedness is deemed Unsecured Indebtedness) under the definition of Unsecured Indebtedness, (b) the Administrative Agent has a Lien in the same assets pursuant to the Loan Documents and such Liens rank pari passu with the Liens securing the Obligations and (c) the Administrative Agent and the agent for the holders of such Unsecured Indebtedness permitted under Section 10.3(ix) shall enter into the Pari Passu Intercreditor Agreement or a collateral agency agreement, a collateral sharing agreement or a similar agreement satisfactory to the Administrative Agent;
(v)    Liens on fixed or capital assets acquired by NSA REIT or any of its Subsidiaries; provided, that (A) such Liens secure Indebtedness permitted by Section 10.3(v), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition, (C) the Indebtedness secured thereby does not exceed the cost of acquiring such fixed or capital assets, and (D) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary; and
(vi)    Deposits securing Indebtedness permitted under Sections 10.3(vii).
(b)    The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, enter into, assume or otherwise be bound by any Negative Pledge except for:
(i)    Negative Pledges contained in any Loan Document;

(ii)    customary Negative Pledges in connection with any sale of assets pending such sale, provided such Negative Pledges apply only to the Person or property that is to be sold;
(iii)    Negative Pledges imposed by any agreement relating to Secured Indebtedness permitted to be incurred by this Agreement at the time of its incurrence if such Negative Pledges (x) apply only to the Person or Persons obligated under such Indebtedness and its Subsidiaries and/or the property or assets intended to secure such Indebtedness and (y) are pursuant to Indebtedness that is not incurred by a Person or such Person’s direct or indirect parent that owns Real Estate Assets or other assets the value of which are included in determining Unencumbered Asset Value;
(iv)    Negative Pledges binding on a Subsidiary or Real Estate Asset at the time of acquisition by NSA REIT or any of its Subsidiaries, so long as such Negative Pledges (x) were not entered into solely in contemplation of such acquisition and (y) are pursuant to Indebtedness that is not incurred by a Person or such Person’s direct or indirect parent that owns Real Estate Assets or other assets the value of which are included in determining Unencumbered Asset Value, together with any renewal, extension, replacement or refinancing thereof so long as such renewal, extension, replacement or refinancing does not expand the scope of such Negative Pledge;
(v)    customary Negative Pledges in joint venture agreements and other similar agreements applicable solely to such joint venture;
(vi)    restrictions on cash or other deposits imposed under contracts entered into in the ordinary course of business; and
(vii)    Negative Pledges contained in agreements evidencing Senior Unsecured Debt Issuances permitted to be incurred by this Agreement at the time of its incurrence that are substantially similar to those contained in this Agreement.
(c)    The Loan Parties shall not, and shall not permit any other Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind (other than pursuant to any Loan Document) on the ability of any Loan Party to: (i) pay dividends or make any other distribution on any of such Loan Party’s capital stock or other equity interests owned by any other Loan Party; (ii) pay any Indebtedness owed to any other Loan Party; (iii) make loans or advances to any other Loan Party; or (iv) transfer any of its property or assets to any other Loan Party.
Section 10.7    Fundamental Changes.
The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to: (i) enter into any transaction of merger or consolidation; (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business or assets, whether now owned or hereafter acquired; provided, however, that:
(a)    any of the actions described in the immediately preceding clauses (i) through (iii) may be taken with respect to any Subsidiary of NSA REIT (other than the Borrower) so long as immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence;
(b)    a Person (other than a Loan Party) may merge with and into, and may dispose of its assets to, any Loan Party so long as (i) such Loan Party is the survivor of such merger, (ii) immediately prior to such merger, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence and (iii) the Borrower shall have given the Administrative Agent at least 10 Business Days’ prior written notice of such merger, such notice to include a certification as to the matters described in the immediately preceding clause (ii); and
(c)    the Loan Parties may convey, sell, lease, sublease, transfer or otherwise dispose of assets among themselves, and any Subsidiary of NSA REIT (other than the Borrower) may convey, sell, lease, sublease, transfer or otherwise dispose of assets to NSA REIT or any other Wholly-Owned Subsidiary of NSA REIT.
Section 10.8    Fiscal Year.
NSA REIT shall not change its fiscal year from that in effect as of the Agreement Date.
Section 10.9    Modifications to Material Contracts.
NSA REIT and the Borrower shall not, and shall not permit any of their respective Subsidiaries to, enter into any amendment or modification to any Material Contract which could reasonably be expected to have a Material Adverse Effect. Without limitation of the foregoing, NSA REIT and the Borrower shall not, and shall not permit any of their respective Subsidiaries to, enter into any amendment or modification to any PRO Designation or Facilities Management Agreement that would give any PRO any greater rights to consent to any action with respect to the sale, transfer, disposition, encumbrance, financing or refinancing of any Real Estate than the PRO Consent Rights; provided, however, that this Section 10.9 shall not restrict NSA REIT, the Borrower or any of their respective Subsidiaries from entering into any new PRO Designation in the ordinary course of business providing rights to consent no less favorable to the Borrower than PRO Consent Rights.
Section 10.10    Modifications of Organizational Documents.
The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, amend, supplement, restate or otherwise modify its certificate or articles of incorporation or formation, by-laws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document if such amendment, supplement, restatement or other modification (a) results in an Event of Default or (b) could reasonably be expected to have a Material Adverse Effect (but, in no event shall the Loan Parties amend, supplement, restate or otherwise modify any provisions related to or in connection with Control contained in the articles or certificate of incorporation, bylaws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document of a Controlled Partially-Owned Entity owning an Eligible Unencumbered Property in any manner adverse to the Borrower or its Subsidiaries without the prior written consent of the Administrative Agent).
Section 10.11    Transactions with Affiliates.
The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than a Loan Party), except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to such Loan Party or such other Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions among the Parent Guarantor, the Borrower and any of their respective Wholly-Owned Subsidiaries not involving any other Affiliate, (c) any transaction that is contemplated by a Facilities Management Agreement so long as such transaction is in the ordinary course of business or is at a price and on terms and conditions not less favorable to such Loan Party or such other Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (d) any transaction otherwise expressly permitted by this Agreement, and (e) the payment of compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of NSA REIT or any of its Subsidiaries in the ordinary course of business.
Section 10.12    [Reserved]
Section 10.13    Derivatives Contracts.
The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, enter into or become obligated in respect of, Derivatives Contracts other than Derivatives Contracts (i) entered into by NSA REIT or any of its Subsidiaries in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) that do not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.
Section 10.14 Foreign Assets Control.
NSA REIT and the Borrower shall not be at any time a Person with whom the Administrative Agent and the Lenders are restricted from doing business under the regulations of OFAC (including, Sanctioned Persons) or under any statute, executive order (including, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and shall not engage in any dealings or transactions or otherwise be associated with such Persons.

ARTICLE XI.
DEFAULT
Section 11.1    Events of Default.
Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be affected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:
(a)    Default in Payment of Principal. The Borrower shall fail to pay when due (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of any of the Loans.
(b)    Default in Payment of Interest and Other Obligations. The Borrower shall fail to pay when due any interest on any of the Loans or any of the other payment Obligations owing by the Borrower under this Agreement or any other Loan Document, or any other Loan Party shall fail to pay when due any payment Obligation owing by such other Loan Party under any Loan Document to which it is a party, and any such failure shall continue for a period of three Business Days.
(c)    Default in Performance. (i) Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in Section 8.1, 8.5 (other than any such failure that affects only Real Estate Assets having an aggregate Operating Property Value or Cost Basis Value, as applicable, less than 5% of Gross Asset Value), 8.7, 8.8, 8.12, 8.13 or 8.14 or in Article IX or in Article X or (ii) any Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section 11.1 and in the case of this clause (ii) only such failure shall continue for a period of 30 days.
(d)    Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any financial statements (including in each case all related schedules and notes) or related certifications furnished pursuant hereto, or in any other writing or statement at any time furnished or made or deemed made by or on behalf of any Loan Party to the Administrative Agent or any Lender pursuant to any Loan Document, shall at any time prove to have been incorrect or misleading, in light of the circumstances in which made or deemed made, in any material respect when furnished or made or deemed made.
(e)    Indebtedness Cross-Default; Derivatives Contracts.
(i)    With respect to any Nonrecourse Indebtedness having an aggregate outstanding principal amount of $25,000,000 or more, (x) NSA REIT or any of its Subsidiaries shall fail to pay when due and payable, within any applicable grace or cure period (not to exceed 30 days), the principal of, or interest on, such Nonrecourse Indebtedness, (y) the maturity of such Nonrecourse Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Nonrecourse Indebtedness, or (z) such Nonrecourse Indebtedness shall have been required to be prepaid or repurchased prior to the stated maturity thereof other than as a result of the sale or other transfer of the Real Estate Asset securing such Non-Recourse Indebtedness and not as a result of a default;
(ii)    with respect to any Indebtedness that is Recourse Indebtedness having an aggregate outstanding principal amount (or, in the case of any Derivatives Contract, having, without regard to the effect of any close-out netting provision, a Derivatives Termination Value) of $25,000,000 or more, (w) NSA REIT or any of its Subsidiaries shall fail to pay when due and payable (1) without regard to any applicable grace or cure period, the principal of, or (2) giving effect to any applicable grace or cure period (not to exceed 5 days) interest on, such Indebtedness, (x) the maturity of such Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Indebtedness, (y) such Indebtedness shall have been required to be prepaid or repurchased prior to the stated maturity thereof, or (z) any other event shall have occurred and be continuing which permits any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Indebtedness or require any such Indebtedness to be prepaid, repurchased or redeemed prior to its stated maturity or original date of amortization; or
(iii)    there occurs an “Event of Default” under and as defined in any Derivatives Contract having, without regard to the effect of any close-out netting provision, a Derivatives Termination Value of $25,000,000 or more as to which NSA REIT or any of its Subsidiaries is a “Defaulting Party” (as defined therein), or there occurs an “Early Termination Date” (as defined therein) in respect of any Derivatives Contract as a result of a “Termination Event” (as defined therein) as to which NSA REIT or any of its Subsidiaries is an “Affected Party” (as defined therein).
(f)    Voluntary Bankruptcy Proceeding. NSA REIT or any of its Subsidiaries shall: (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

(g)    Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against NSA REIT or any of its Subsidiaries in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the remedy or other relief requested in such case or proceeding against such Person (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.
(h)    Litigation; Enforceability. Any Loan Party shall disavow, revoke or terminate (or attempt to terminate) any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, or any other Loan Document or this Agreement or any other Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof).
(i)    Judgment. A final judgment or order for the payment of money or for an injunction shall be entered against NSA REIT or any of its Subsidiaries by any court or other tribunal and (i) such judgment or order shall continue for a period of 30 consecutive days without being paid, stayed or dismissed through appellate proceedings prosecuted by NSA REIT or such Subsidiary in good faith and (ii) either (A) the amount of such judgment or order for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) exceeds, individually or together with all other such outstanding judgments or orders entered against NSA REIT and its Subsidiaries, $5,000,000 or (B) in the case of an injunction or other non-monetary judgment, such injunction or judgment could reasonably be expected to have a Material Adverse Effect.
(j)    Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of NSA REIT or any of its Subsidiaries which exceeds, individually or together with all other such warrants, writs, executions and processes, $5,000,000, and such warrant, writ, execution or process shall not be discharged, vacated, stayed or bonded for a period of 30 consecutive days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Administrative Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of any Loan Party.
(k)    ERISA. Any ERISA Event shall have occurred that results or could reasonably be expected to result in liability to any member of the ERISA Group aggregating in excess of $10,000,000.

(l)    Change of Control.
(i)    Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 25% of the total voting power of the then outstanding voting stock of NSA REIT;
(ii)    During any period of 12 consecutive months ending after the Agreement Date, individuals who at the beginning of any such 12-month period constituted the governing board of NSA REIT (together with any new directors whose election by such board or whose nomination for election by the shareholders of NSA REIT, as the case may be, was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the governing board of NSA REIT, as the case may be, then in office;
(iii)    NSA REIT shall cease to be the sole general partner of the Borrower or shall cease to have the sole and exclusive power to Control the Borrower (including, without limitation, the power to cause the sale or other transfer, financing or refinancing, or encumbrance of assets (including Equity Interests and Real Estate Assets) owned directly, or indirectly through one or more Subsidiaries, of the Borrower, subject only to Negative Pledges permitted by Section 10.6(b)); or
(iv)    The Borrower or a Wholly-Owned Subsidiary of the Borrower shall cease to Control any Controlled Partially-Owned Entity.
(m)    Loan Documents. Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any portion of the Collateral purported to be covered thereby, except as permitted by the terms of any Loan Document, or any Loan Document shall for any reason cease to be in full force and effect (other than in accordance with the terms of the Loan Documents), or any Loan Party shall assert in writing that its obligations under any Loan Document has ceased to be or is not enforceable, or any Guarantor shall seek to terminate it Guaranty (other than as contemplated by this Agreement).

Section 11.2    Remedies Upon Event of Default.
Upon the occurrence of an Event of Default the following provisions shall apply:
(a)    Acceleration; Termination of Facilities.
(i)    Automatic. Upon the occurrence of an Event of Default specified in Section 11.1(f) or 11.1(g), (A)(i) the principal of, and all accrued interest on, the Loans and the Term Notes at the time outstanding, and (ii) all of the other Obligations (other than obligations in respect of Derivatives Contracts), including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Term Notes or any of the other Loan Documents shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower and (B) all of the Commitments, the obligation of the Lenders to make Loans shall all immediately and automatically terminate.
(ii)    Optional. If any other Event of Default shall exist, the Administrative Agent may, and at the direction of the Requisite Lenders shall: (A) declare (1) the principal of, and accrued interest on, the Loans and the Term Notes at the time outstanding, and (2) all of the other Obligations (other than obligations in respect of Derivatives Contracts), including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Term Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (B) terminate the Commitments, and the obligation of the Lenders to make Loans hereunder. Moreover, notwithstanding anything contained in this Agreement to the contrary, so long as any Default or Event of Default exists, Lenders shall have no obligation to make any Loans hereunder.
(b)    Loan Documents. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.
(c)    Applicable Law. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.
(d)    Appointment of Receiver. To the extent permitted by Applicable Law, the Administrative Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the business operations of the Borrower and its Subsidiaries and to exercise such power as the court shall confer upon such receiver.

(e)    Specified Derivatives Contract Remedies. Notwithstanding any other provision of this Agreement or other Loan Document, each Specified Derivatives Provider shall have the right, with prompt notice to the Administrative Agent, but without the approval or consent of or other action by the Administrative Agent or the Lenders, and without limitation of other remedies available to such Specified Derivatives Provider under contract or Applicable Law, to undertake any of the following: (i) to declare an event of default, termination event or other similar event under any Specified Derivatives Contract and to create an “Early Termination Date” (as defined therein) in respect thereof, (ii) to determine net termination amounts in respect of any and all Specified Derivatives Contracts in accordance with the terms thereof, and to set off amounts among such contracts, and (iii) to prosecute any legal action against any Loan Party to enforce or collect net amounts owing to such Specified Derivatives Provider by any such Person pursuant to any Specified Derivatives Contract.
Section 11.3    Marshaling; Payments Set Aside.
None of the Administrative Agent, any Lender or any Specified Derivatives Provider shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations or the Specified Derivatives Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent, any Lender or any Specified Derivatives Provider, or the Administrative Agent, any Lender or any Specified Derivatives Provider enforces any Lien or exercises any of its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law or other Applicable Law, then to the extent of such recovery, the Obligations or Specified Derivatives Obligations, or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
Section 11.4    Allocation of Proceeds.
If an Event of Default shall exist and maturity of any of the Obligations has been accelerated, or if an Event of Default specified in Section 11.1(a) and/or (b) shall exist, any amounts received on account of the Obligations or the Specified Derivatives Obligations shall be applied in the following order and priority:
(a)    that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent) payable to the Administrative Agent (in its capacity as administrative agent);
(b)    that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest) payable to the Lenders and the Administrative Agent;
(c)    [reserved];

(d)    interest on all other Loans, pro rata in the amount then due each Lender;
(e)    [reserved];
(f)    payments of principal of all other Loans, and all Specified Derivatives Obligations then owing, pro rata in the amount then due each Lender and Specified Derivatives Provider;
(g)    payment of all other Obligations and other amounts due and owing by the Loan Parties under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and
(h)    any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.
In no event shall the Administrative Agent apply any amounts so received, or any proceeds of Collateral, to the payment of Specified Derivatives Obligations if and to the extent that, with respect to the Loan Party making such payment, or owning such Collateral, such Specified Derivatives Obligations constitute Excluded Swap Obligations.
Notwithstanding the foregoing, Specified Derivatives Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Specified Derivatives Provider. Each Specified Derivatives Provider not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XII hereof for itself and its Affiliates as if a “Lender” party hereto.
Section 11.5    [Reserved].
Section 11.6    Performance by Administrative Agent.
If any Loan Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Administrative Agent may, after notice to the Borrower, perform or attempt to perform such covenant, duty or agreement on behalf of such Loan Party after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount reasonably expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.
Section 11.7    Rights Cumulative.
The rights and remedies of the Administrative Agent and the Lenders under this Agreement, each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Administrative Agent and the Lenders may be selective and no failure or delay by the Administrative Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.
ARTICLE XII.
THE ADMINISTRATIVE AGENT
Section 12.1    Authorization and Action.
Each Lender hereby appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.
The Administrative Agent shall also act as “collateral agent” under the Loan Documents, and each of the Lenders hereby appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article XII and Article XIII (as though such co-agents, sub- agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Administrative Agent”, “agent” and similar terms in the Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. At the request of a Lender, the Administrative Agent will forward to such Lender copies or, where appropriate, originals of the documents delivered to the Administrative Agent pursuant to this Agreement or the other Loan Documents. The Administrative Agent will also furnish to any Lender, upon the request of such Lender, a copy of any certificate or notice furnished to the Administrative Agent by the Borrower, any other Loan Party or any other Affiliate thereof, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Administrative Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Administrative Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.
Section 12.2    Administrative Agent’s Reliance, Etc.
Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment. Without limiting the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Term Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (b) may consult with legal counsel (including its own counsel or counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender or any other Person and shall not be responsible to any Lender or any other Person for any statements, warranties or representations made by any Person in or in connection with this Agreement or any other Loan Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons (except for the delivery to it of any certificate or document specifically required to be delivered to it pursuant to Section 6.1) or inspect the property, books or records of the Borrower or any other Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative

Agent on behalf of the Lenders in any such collateral; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy, or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact. Unless set forth in writing to the contrary, the making of its initial Loan by a Lender shall constitute a certification by such Lender to the Administrative Agent and the other Lenders that the Borrower has satisfied the conditions precedent for initial Loans set forth in Sections 6.1 and 6.2 that have not previously been waived by the Requisite Lenders.
Section 12.3    Notice of Defaults.
The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Lender or a Loan Party referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.” If any Lender (excluding the Lender which is also serving as the Administrative Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Administrative Agent such a “notice of default.” Further, if the Administrative Agent receives such a “notice of default”, the Administrative Agent shall give prompt notice thereof to the Lenders.
Section 12.4    Administrative Agent as Lender.
The Lender acting as Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include the Lender then acting as Administrative Agent in each case in its individual capacity. Such Lender and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with, any Loan Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the Lenders. Further, such Lender and any Affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement, any Specified Derivatives Contract or otherwise without having to account for the same to the Lenders. The Lenders acknowledge that, pursuant to such activities, the Lender acting as Administrative Agent or its Affiliates may receive information regarding the Loan Parties, other Subsidiaries of the Loan Parties and other Affiliates thereof (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.
Section 12.5    [Reserved].
Section 12.6    Lender Credit Decision, Etc.
Each Lender expressly acknowledges and agrees that neither the Administrative Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other Affiliates has made any representations or warranties as to the financial condition, operations, creditworthiness, solvency or other information concerning the business or affairs of the Borrower, any other Loan Party, any Subsidiary or any other Person to such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, any other Loan Party or any other Subsidiary, shall be deemed to constitute any such representation or warranty by the Administrative Agent to any Lender. Each Lender acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective officers, directors, employees and agents, and based on the financial statements of the Borrower, the Subsidiaries or any other Affiliate thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the other Loan Parties, the Subsidiaries and other Persons, its review of the Loan Documents, the advice of its own counsel and such other documents and information as it has deemed appropriate. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrower, any other Loan Party or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent under this Agreement or any of the other Loan Documents, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Administrative Agent, or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates. Each Lender acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to such Lender.
Section 12.7    Indemnification of Administrative Agent.
Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable out-of- pocket costs and expenses, or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as Administrative Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment or if the Administrative Agent fails to follow the written direction of the Requisite Lenders (or all of the Lenders if expressly required hereunder) unless such failure results from the Administrative Agent following the advice of counsel to the Administrative Agent of which advice the Lenders have received notice. Without limiting the generality of the foregoing but subject to the preceding proviso, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees of the counsel(s) of the Administrative Agent’s own choosing) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent, and/or the Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.
Section 12.8    Resignation or Removal of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Requisite Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no such successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Requisite Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Requisite Lenders (excluding for this purpose the Lender that is the Administrative Agent) may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person (a “Removal Notice”) remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 50 days (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Sections 13.2 and 13.10 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective related Indemnified Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
Section 12.9    Titled Agent.
The Titled Agents, in such capacities, assume no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, or for any duties as an agent hereunder for the Lenders. The titles of “Lead Arranger” and “Bookrunner” and “Syndication Agent” are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Administrative Agent, the Borrower or any Lender and the use of such title does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.
Section 12.10    Collateral Matters.
Each of the Lenders irrevocably authorizes the Administrative Agent, at its option and in its discretion, to take any of the following actions:
(a)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) if, with respect to any such release of a Lien on the Equity Interests of a Subsidiary Guarantor, such Subsidiary Guarantor has ceased to be a Subsidiary Guarantor and has been released from its Obligations under the Loan

Documents pursuant to Sections 8.13 or 8.14, (iii) if approved, authorized or ratified in writing in accordance with Section 13.6, or (iv) in connection with the Collateral Fallaway;
(b)    to subordinate any Lien on any property (excluding, for the avoidance of doubt, any Collateral) granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property, to the extent such holder is permitted by Section 10.3 to have a more senior Lien; and
(c)    to enter into the Pari Passu Intercreditor Agreement or any other collateral agency agreement, a collateral sharing agreement or a similar agreement satisfactory to the Administrative Agent pursuant to Section 10.6(a)(iv) with the agent for the holders of Unsecured Indebtedness to provide for the pari passu nature of such Liens and the Liens of the Administrative Agent and to cover such other matters as the Administrative Agent may deem necessary or desirable in order to effectuate the provisions of Section 10.6(a)(iv).
Upon request by the Administrative Agent at any time, the Requisite Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property pursuant to this Section 12.10. In each case as specified in this Section 12.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, in each case in accordance with the terms of the Loan Documents and this Section 12.10.
Section 12.11 Rights of Specified Derivatives Providers.
No Specified Derivatives Provider that obtains the benefits of Section 11.4, the Guaranty, or any Collateral by virtue of the provisions hereof or of the Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article XII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Specified Derivatives Obligations unless the Administrative Agent has received written notice of such Specified Derivatives Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Specified Derivatives Provider. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Specified Derivatives Obligations as a condition to releasing Liens pursuant to Section 12.10(a).

ARTICLE XIII.
MISCELLANEOUS
Section 13.1    Notices.
Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:

If to a Loan Party:	5200 DTC Parkway, Suite 200 Greenwood Village, CO 80111
Attn: Tamara D. Fischer, Chief Financial Officer
Telephone: (303) 768-8191
Telecopy: (303) 705-8021
with a copy to:	Clifford Chance US LLP 31 West 52nd Street New York, NY 10019
Attn: Gary Brooks, Esq.
Telephone: (212) 878-8242
Telecopy: (212) 878-8375
If to the Administrative Agent:	Capital One, National Association 299 Park Ave., 31st Fl. New York, NY 10171
Attention: Thomas Kornobis
Phone: (646) 836-5268
Telecopy No.: 888-246-3710
Email: Thomas.Kornobis@capitalone.com
with a copy to:
Capital One, National Association 1680 Capital One Drive, 10th Floor McLean, Virginia 22102
Attention: Jessica Schneickert
Phone: (703) 720-6526
Fax: (703) 730-2032
E-mail: Jessica.Schneickert@capitalone.com
If to a Lender:	To such Lender’s address or telecopy number, as applicable, set forth in its Administrative Questionnaire;

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section; provided, a Lender shall only be required to give notice of any such other address to the Administrative Agent and the Borrower. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if sent by electronic means (whether by electronic mail, facsimile or otherwise), when transmitted; or (iii) if hand delivered or sent by overnight courier, when delivered. Notwithstanding the immediately preceding sentence, all notices or communications to the Administrative Agent or any Lender under Article II shall be effective only when actually received. Neither the Administrative Agent nor any Lender shall incur any liability to any Loan Party (nor shall the Administrative Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Administrative Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder. Failure of a Person designated to get a copy of a notice to receive such copy shall not affect the validity of notice properly given to any other Person.
Section 13.2    Expenses.
The Borrower agrees (a) to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable and documented fees and disbursements of outside counsel to the Administrative Agent and costs and expenses in connection with the use of IntraLinks, Inc., SyndTrak or other similar information transmission systems in connection with the Loan Documents, (b) to pay or reimburse the Administrative Agent and the Lenders for all their reasonable and documented costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including the reasonable and documented fees and disbursements of their respective counsel and any payments in indemnification or otherwise payable by the Lenders to the Administrative Agent pursuant to the Loan Documents, (c) to pay, and indemnify and hold harmless the Administrative Agent and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (d) to the extent not already covered by any of the preceding subsections, to pay the reasonable and documented fees and disbursements of counsel to the Administrative Agent and any Lender incurred in connection with the representation of the Administrative Agent or such Lender in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Section 11.1(f) or 11.1(g), including, without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor-in-possession financing or any plan of reorganization of the Borrower or any other Loan Party, whether proposed by the Borrower, such other Loan Party, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding. If the Borrower shall fail to pay any amounts required to be paid by it pursuant to this Section within 15 days after invoiced or demand therefor, the Administrative Agent and/or the Lenders may pay such amounts on behalf of the Borrower and either deem the same to be Loans outstanding hereunder or otherwise Obligations owing hereunder.

Section 13.3    Setoff.
Subject to Section 3.3 and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, each Loan Party hereby authorizes the Administrative Agent, each Lender, and each Affiliate of the Administrative Agent or any Lender, at any time while an Event of Default exists, without prior notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or an Affiliate of a Lender subject to receipt of the prior written consent of the Administrative Agent and the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Lender or any such Affiliate of the Administrative Agent or such Lender, to or for the credit or the account of the Loan Parties against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 11.2, and although such Obligations shall be contingent or unmatured.
Section 13.4    Litigation; Jurisdiction; Other Matters; Waivers.
(a)    EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG ANY OF SUCH PARTIES WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, THE TERM NOTES, OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES HERETO OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.
(b)    EACH PARTY HERETO HEREBY AGREES THAT ANY FEDERAL DISTRICT COURT AND ANY STATE COURT LOCATED IN NEW YORK, NEW YORK, IN THE BOROUGH OF MANHATTAN, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY OF THE PARTIES HERETO, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS, THE TERM NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES. EACH PARTY HERETO FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM, AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO

PRECLUDE THE BRINGING OF ANY ACTION BY ANY PARTY OR THE ENFORCEMENT BY ANY PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.
(c)    THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, AND THE TERMINATION OF THIS AGREEMENT.
Section 13.5    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) below, (ii) by way of participation in accordance with the provisions of subsection (d) below or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) below (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) below and, to the extent expressly contemplated hereby, the Affiliates and the partners, directors, officers, employees, agents and advisors of the Administrative Agent and the Lenders and of their respective Affiliates) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it, or contemporaneous assignments to related Approved Funds that equal at least the amount specified in subsection (b)(i)(B) below in the aggregate, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) above, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance Agreement, as of the Trade Date) shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Default or Event of Default shall exist, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or Commitment assigned.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) above and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or Event of Default shall exist at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; and
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of any Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund.
(iv)    Assignment and Acceptance Agreements. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance Agreement, together with a processing and recordation fee of $3,500; provided, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) any Loan Party or its Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons described in this clause (B).
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, and each Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) below, from and after the effective date specified in each Assignment and Acceptance Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4, 13.2 and 13.10 and the other provisions of this Agreement and the other Loan Documents as provided in Section 13.11 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) below.
(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Principal Office a copy of each Assignment and Acceptance Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of the Borrower or the Administrative Agent (but with notice to the Administrative Agent), sell participations to any Person (other than to a natural person or to a Loan Party or its Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to (x) increase such Lender’s Commitment, (y) extend the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender or (z) reduce the rate at which interest is payable thereon. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.12, 4.1, 4.4 (subject to the requirements and limitations therein, including the requirements under Section 3.12 (it being understood that the documentation required under Section 3.12 shall be delivered to the participating Lender)) to the same extent as if it were the Lender it purchased such participation from and had acquired its interest by assignment pursuant to subsection (b) above; provided, that such Participant (A) agrees to be subject to the provisions of Sections 4.5 and 4.7 as if it were an assignee under subsection (b) above; and (B) shall not be entitled to receive any greater payment under Section 3.12 or 4.1, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Regulatory Change that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and the expense of the Borrower, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 4.5 with respect to any Participant. To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 13.3 as though it were a Lender, provided such Participant agrees to be subject to Section 3.3 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person other than the Administrative Agent except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Section 13.6    Amendments.
(a)    Except as otherwise expressly provided in this Agreement (including as provided in Section 2.16 with respect to an Incremental Term Loan Amendment), any consent or approval required or permitted by this Agreement or any other Loan Document (other than the Fee Letters) to be given by the Lenders may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by any Loan Party of any terms of this Agreement or such other Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Administrative Agent at the written direction of the Requisite Lenders) and, in the case of an amendment to any Loan Document, the written consent of each Loan Party that is a party thereto. Any term of the Fee Letters may be amended, and the performance or observance by the Borrower of any terms of the Fee Letter may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the parties thereto.
(b)    Notwithstanding the foregoing, no amendment (including any Incremental Term Loan Amendment), waiver or consent shall do any of the following:
(i)    extend or increase the Commitments of any Lender, without the prior written consent of such Lender;
(ii)    reduce the principal of, or the rates of interest that will be charged on the outstanding principal amount of, any Loans or other Obligations, or any fees or other amounts payable under any Loan Document, without the prior written consent of each Lender adversely affected thereby; provided, however, that only the consent of the Requisite Lenders shall be necessary (A) to amend the definition of “Post-Default Rate” or to waive any obligation of the Borrower to pay interest at the Post- Default Rate or any charge pursuant to Section 2.5(d) or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or other Obligation or to reduce any fee payable hereunder;

(iii)    modify the definition of the term “Maturity Date” or otherwise postpone any date fixed for any payment of any principal of, or interest on, any Loans or any other Obligations or any fee or other amount payable under any Loan Document (including the waiver of any Default or Event of Default as a result of the nonpayment of any such Obligations as and when due), in each case without the prior written consent of each Lender adversely affected thereby;
(iv)    amend or otherwise modify the provisions of Section 3.2 or the definition of the term “Commitment Percentage”, without the prior written consent of each Lender adversely affected thereby;
(v)    modify the definition of the term “Requisite Lenders” or otherwise modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, including without limitation, any modification of this Section 13.6 if such modification would have such effect, without the prior written consent of each Lender adversely affected thereby (it being understood that, solely with the consent of the parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Requisite Lenders on substantially the same basis as the Commitments and the Loans are included on the Effective Date);
(vi)    release the Parent Guarantor from its obligations under the Parent Guaranty, or release all or substantially all of the Subsidiaries under the Subsidiary Guaranty or of the value thereunder, without the prior written consent of each Lender; or
(vii)    release all or substantially all of the Collateral in any transaction or series of related transactions (except in connection with the Collateral Fallaway), or modify Section 13.9 in a manner that makes the conditions to effectiveness of the Collateral Fallaway more favorable to the Loan Parties, in each case without the prior written consent of each Lender.
(c)    No amendment, waiver or consent, unless in writing and signed by the Administrative Agent, in such capacity, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents. Any amendment, waiver or consent with respect to any Loan Document that (i) diminishes the rights of a Specified Derivatives Provider in a manner or to an extent dissimilar to that affecting the Lenders or (ii) increases the liabilities or obligations of a Specified Derivatives Provider shall, in addition to the Lenders required hereinabove to take such action, require the consent of the Lender that is (or having an Affiliate that is) such Specified Derivatives Provider.
(d)    No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
(e)    In the event that there is (x) a written approval or consent by the “Requisite Lenders” (as defined in the Revolver Credit Agreement) whereby any Real Estate Asset is deemed an Eligible Unencumbered Property which does not meet one or more of the criteria for inclusion therein as set forth in the Revolver Credit Agreement, or (y) a written amendment or consent or approval effectuated under the Revolver Credit Agreement, any Revolver Credit Agreement provisions which are substantially the same terms with respect to the NSA REIT, Borrower and their Subsidiaries as those contained in the corresponding provisions in respect of such matters contained in this Agreement (the “Revolver Credit Agreement Provisions”) (which may include a written waiver of an existing actual or potential default or event of default that is intended to be eliminated by such waiver) (each of the foregoing in clauses (x) and (y), a “Proposed Modification”), then (A) any Lender shall be deemed to have automatically approved the Proposed Modification hereunder of any corresponding Revolver Credit Agreement Provisions contained in this Agreement for purposes of determining if the requisite approvals hereunder have been obtained if (and only if) such Lender or an affiliate of such Lender approved the Proposed Modification under the Revolver Credit Agreement in its capacity as a Lender under the Revolver Credit Agreement and (B) in the case that the Lenders under this Agreement described in clause (A) above constitute the Requisite Lenders under this Agreement, then simultaneously with the agreement to or granting of such Proposed Modification under the Revolver Credit Agreement, this Agreement shall be deemed modified or restated, or such waiver, consent or approval granted, in a manner consistent with the Proposed Modifications under the Revolver Credit Agreement, unless such modification, restatement, waiver, consent or approval requires the consent of each Lender or each Lender directly and/or adversely affected thereby under the terms of this Agreement. In the event any financial covenants (including any associated definitions) set forth in the Revolver Credit Agreement or any amendment, modification, supplement, restatement or replacement thereof, shall be implemented or amended to be more restrictive on the Borrower than the financial covenants set forth above with respect to this Agreement, the applicable covenant(s) set forth in this Agreement and the other Loan Documents shall automatically be deemed to be amended to conform to the modified covenant(s) in the Revolver Credit Agreement, unless the Requisite Lenders otherwise agree in their sole discretion. If requested by the Borrower or the Administrative Agent, the Borrower, NSA REIT, the Administrative Agent and each approving Lender (including any Lender deemed to have approved as described above) shall execute and deliver a written amendment to, restatement of, or waiver, consent or approval under, this Agreement memorializing such modification, restatement, waiver, consent or approval.
Section 13.7    Nonliability of Administrative Agent and Lenders.
The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other hand, shall be solely that of borrower and lender. Neither the

Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower or any other Loan Party and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Administrative Agent or any Lender to any Lender, the Borrower, any Subsidiary or any other Loan Party. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. In connection with all aspects of each transaction contemplated hereby, the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (a) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand; (b) neither the Administrative Agent nor any Lender has assumed or will assume any advisory, agency or fiduciary responsibility in favor of the Borrower or any other Loan Party with respect to any of the transactions contemplated hereby or the process leading hereto (irrespective of whether the Administrative Agent, any Lender or any of their respective Affiliates has advised or is currently advising the Borrower, any other Loan Party or any of their respective Affiliates on other matters) and neither the Administrative Agent nor any Lender has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship.
Section 13.8    Confidentiality.
The Administrative Agent and each Lender shall use reasonable efforts to assure that information about NSA REIT and its Subsidiaries, and the respective properties thereof and their operations, affairs and financial condition, not generally disclosed to the public, which is furnished to the Administrative Agent or any Lender pursuant to the provisions of this Agreement or any other Loan Document, is used only for the purposes of this Agreement and the other Loan Documents and shall not be divulged to any Person other than the Administrative Agent, the Lenders, and their respective agents who are actively and directly participating in the evaluation, administration or enforcement of the Loan Documents and other transactions between the Administrative Agent or such Lender, as applicable, and the Borrower, but in any event the Administrative Agent and the Lenders may make disclosure: (a) to any of their respective Affiliates and to any of their (and their Affiliates’) respective directors, officers, agents, employees, advisors and counsel (provided such Persons shall be informed of the confidential nature of such information and be instructed to keep such information confidential); (b) as reasonably requested by (i) any potential or actual Assignee, Participant or other transferee in connection with the contemplated transfer of any Commitment or participations therein as permitted hereunder or (ii) any actual or prospective party (or its Affiliates or their respective directors, officers, agents, employees, advisors or counsel) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder (provided, in each case, that they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings or as otherwise required by Applicable Law; provided, however, if the Administrative Agent or a Lender receives a summons or subpoena to disclose any such confidential information to any Person, the Administrative Agent or such Lender, as applicable, shall, if legally permitted, endeavor to notify the Borrower thereof as soon as possible after receipt of such request, summons or subpoena and the Borrower shall be afforded an opportunity to seek protective orders, or such other confidential treatment of such disclosed information, as the Borrower and the Administrative Agent or such Lender, as applicable, may deem reasonable; (d) to the Administrative Agent’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise by the Administrative Agent or the Lenders of rights hereunder or under any of the other Loan Documents; (f) upon Borrower’s prior consent (which consent shall not be unreasonably withheld), to any contractual counter-parties to any swap or similar hedging agreement or to any rating agency; (g) with the consent of the Borrower, and (h) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section actually known to such Lender to be such a breach or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any Affiliate. Notwithstanding the foregoing, the Administrative Agent and each Lender may disclose any such confidential information, without notice to the Borrower or any other Loan Party, to Governmental Authorities and other regulatory authorities (including any self-regulatory authority, such as the National Association of Insurance Commissioners) in connection with any regulatory examination of the Administrative Agent or such Lender or in accordance with the regulatory compliance policy of the Administrative Agent or such Lender.
Section 13.9    Collateral Fallaway.
Following the Investment Grade Rating Date, upon the written request of the Borrower, the Administrative Agent shall release the Liens under the Collateral Documents and return to the applicable Loan Parties any equity certificates held as Collateral (the “Collateral Fallaway”), provided that, (i) immediately prior to the Collateral Fallaway and immediately after giving effect thereto, no Default or Event of Default exists, (ii) immediately prior to the Collateral Fallaway and immediately after giving effect thereto, the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are true and correct in all material respects on and as of the date of the Collateral Fallaway with the same force and effect as if made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects on and as of such earlier date), (iii) immediately following the occurrence of the Investment Grade Rating Date, the Loan Parties will be in compliance with the covenants set forth in Section 10.1 through 10.5, and (iv) the Administrative Agent shall have received a certificate from the chief executive officer or chief financial officer of the Borrower and NSA REIT certifying (with supporting calculations reasonably acceptable to the Administrative Agent) the matters referred to in the immediately preceding clauses

(i) through (iii). The Lenders hereby authorize the Administrative Agent to take all actions, and execute all documents, necessary to effect the Collateral Fallaway upon the satisfaction of the conditions set forth in this Section 13.9.
Section 13.10 Indemnification.
(a)    Each Loan Party shall and hereby agrees to indemnify, defend and hold harmless the Administrative Agent, each of the Lenders, any Affiliate of the Administrative Agent or any Lender, and their respective directors, officers, agents, employees and counsel (each referred to herein as an “Indemnified Party”) from and against any and all of the following (collectively, the “Indemnified Costs”): losses, costs, claims, damages, liabilities, deficiencies, judgments or reasonable expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the reasonable and documented fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses indemnification in respect of which is specifically covered by Section 3.12 or 4.1 or expressly excluded from the coverage of such Section 3.12 or 4.1) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans; (iv) the Administrative Agent’s or any Lender’s entering into this Agreement; (v) the fact that the Administrative Agent and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Administrative Agent and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Borrower and the Subsidiaries; (vii) the fact that the Administrative Agent and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Borrower and the Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Administrative Agent or the Lenders may have under this Agreement or the other Loan Documents; (ix) any civil penalty or fine assessed by the OFAC against, and all reasonable costs and expenses (including reasonable and documented counsel fees and disbursements) incurred in connection with defense thereof by, the Administrative Agent or any Lender as a result of conduct of the Borrower, any other Loan Party or any Subsidiary that violates a sanction enforced by the OFAC; or (x) any violation or non- compliance by the Borrower or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its Subsidiaries (or its respective properties) (or the Administrative Agent and/or the Lenders as successors to the Borrower) to be in compliance with such Environmental Laws; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for (A) any acts or omissions of such Indemnified Party in connection with matters described in this subsection to the extent arising from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment, (B) Indemnified Costs to the extent arising directly out of or resulting directly from claims of one or more Indemnified Parties against another Indemnified Party not arising from any act or omission of the Borrower, or (C) Indemnified Costs to the extent resulting from a claim brought by the Borrower or any other Loan Party against an Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Loan Document, if the Borrower or such other Loan Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
(b)    The Loan Parties’ indemnification obligations under this Section 13.10 shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this regard, this indemnification shall cover all Indemnified Costs of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of any Loan Party or any Subsidiary, any shareholder of any Loan Party or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower or any other Loan Party), any account debtor of any Loan Party or any Subsidiary or by any Governmental Authority. If indemnification is to be sought hereunder by an Indemnified Party, then such Indemnified Party shall notify the Borrower of the commencement of any Indemnity Proceeding; provided, however, that the failure to so notify the Borrower shall not relieve the Loan Parties from any liability that they may have to such Indemnified Party pursuant to this Section 13.10.
(c)    This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against NSA REIT, the Borrower and/or any Subsidiary.
(d)    [Reserved].
(e)    An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all Indemnified Costs incurred by such Indemnified Party shall be reimbursed by the Loan Parties. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Loan Parties hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that if (i) any Loan Party is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, an Indemnified Party may settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower where (x) no monetary relief is sought against such Indemnified Party in such Indemnity Proceeding or (y) there is an allegation of a violation of law by such Indemnified Party.
(f)    If and to the extent that the obligations of the Loan Parties under this Section are unenforceable for any reason, the Loan Parties hereby agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.
(g)    The Loan Parties’ obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Agreement or any other Loan Document to which it is a party.
(h)    References in this Section to “Lender” or “Lenders” shall be deemed to include such Persons (and their Affiliates) in their capacity as Specified Derivatives Providers.
Section 13.11    Termination; Survival.
This Agreement shall terminate at such time as (a) all of the Commitments have been terminated, (b) none of the Lenders is obligated any longer under this Agreement to make any Loans and (c) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full. The indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of Sections 3.12, 4.1, 4.4, 12.7, 13.2 and 13.10 and any other provision of this Agreement and the other Loan Documents which, by its terms, expressly survives termination of this Agreement or such other Loan Document, and the provisions of Section 13.4, shall continue in full force and effect and shall protect the Administrative Agent and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.
Section 13.12    Severability of Provisions.
Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 13.13    GOVERNING LAW.
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
Section 13.14    Counterparts.
This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.
Section 13.15    Obligations with Respect to Loan Parties.
The obligations of the Loan Parties to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense any Loan Party may have that it does not control any such other Loan Party.
Section 13.16    Limitation of Liability.
Neither the Administrative Agent nor any Lender, nor any Affiliate, officer, director, employee, attorney, or agent of the Administrative Agent or any Lender shall have any liability with respect to, and each Loan Party hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by any Loan Party in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Each Loan Party hereby waives, releases, and agrees not to sue the Administrative Agent or any Lender or any of the Administrative Agent’s or any Lender’s Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby. Neither the Administrative Agent nor any Lender, nor any Affiliate, officer, director, employee, attorney, or agent of the Administrative Agent or any Lender shall have any liability with respect to, and each Loan Party hereby waives, releases, and agrees not to sue any of them upon, any damages arising from the use by unintended recipients of any information or other materials distributed by them through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby and thereby.
Section 13.17    Entire Agreement.
This Agreement, the Term Notes, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.
Section 13.18    Construction.
Each Loan Party, each Lender and the Administrative Agent acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by each Loan Party, each Lender and the Administrative Agent.

Section 13.19    Joint and Several Liability of the Loan Parties.
(a)    Each of the Loan Parties, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Loan Parties with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Loan Parties without preferences or distinction among them.
(b)    If and to the extent that any of the Loan Parties shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Loan Parties will make such payment with respect to, or perform, such Obligation.
(c)    The Obligations of each of the Loan Parties under the provisions of this Section 13.19 constitute full recourse obligations of each such Loan Party enforceable against each such Loan Party to the full extent of its properties and assets.
(d)    Except as otherwise expressly provided in this Agreement, each of the Loam Parties, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance of its joint and several liability, notice of any Loans or other extensions of credit made under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent or any Lender under or in respect of any of the Obligations, and, generally, to the extent permitted by Applicable Law, all demands, notices (other than those required pursuant to the terms of any Loan Document) and other formalities of every kind in connection with the Loan Documents. Each Loan Party, to the fullest extent permitted by Applicable Law, hereby waives all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Loan Parties and any other entity or Person primarily or secondarily liable with respect to any of the Obligations and all suretyship defenses generally. Each of the Loan Parties, to the fullest extent permitted by Applicable Law, hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent or any Lender at any time or times in respect of any default by any of the Loan Parties in the performance or satisfaction of any term, covenant, condition or provision of any Loan Document, any and all other indulgences whatsoever by the Administrative Agent or any Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any collateral security for any of the Obligations or the addition, substitution or release, in whole or in part, of the Loan Parties. Without limiting the generality of the foregoing, each of the Loan Parties assents to any other action or delay in acting or failure to act on the part of the Administrative Agent or any Lender with respect to the failure by any of the Loan Parties to comply with any of its respective Obligations, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with Applicable Laws thereunder, which might, but for the provisions of this Section 13.19, afford grounds for terminating, discharging or relieving any Loan Party, in whole or in part, from any of its Obligations under this Section 13.19, it being the intention of each of the Loan Parties that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Loan Parties under this Section 13.19 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each of the Loan Parties under this Section 13.19 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, re- construction or similar proceeding with respect to any of the Loan Parties or the Administrative Agent or any Lender. The joint and several liability of the Loan Parties hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any of the Loan Parties, the Administrative Agent or any Lender.
(e)    To the extent any Loan Party makes a payment hereunder in excess of the aggregate amount of the benefit received by such Loan Party in respect of the extensions of credit under this Agreement (the “Benefit Amount”), then such Loan Party, after the irrevocable payment in full of all of the Obligations, shall be entitled to recover from each other Loan Party such excess payment, pro rata, in accordance with the ratio of the Benefit Amount received by each such other Loan Party to the total Benefit Amount received by all the Loan Parties, and the right to such recovery shall be deemed to be an asset and property of such Loan Party so funding; provided, that each of the Loan Parties hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other the Loan Parties with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Administrative Agent or any Lender with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been irrevocably paid in full. Any claim which any Loan Party may have against any other Loan Party with respect to any payments to the Administrative Agent or any Lender hereunder or under any other Loan Document are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior irrevocable payment in full of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Loan Party, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be irrevocably paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Loan Party therefor.
(f)    Each of the Loan Parties hereby agrees that the payment of any amounts due with respect to the indebtedness owing by any Loan Party to any other Loan Party is hereby subordinated to the prior irrevocable payment in full of the Obligations. Each Loan Party hereby agrees that after the occurrences and during the continuance of any Default or Event of Default, such Loan Party will not demand, sue for or otherwise attempt to collect any indebtedness of any other Loan Party owing to such Loan Party until the Obligations shall have been irrevocably paid in full. If, notwithstanding the foregoing sentence, such Loan Party shall collect, enforce or receive any amounts in respect of such indebtedness before the irrevocable payment in full of the Obligations, such amounts shall be collected, enforced, received by such Loan Party as trustee for Administrative Agent and be paid over to the Administrative Agent for the pro rata accounts of the Lenders to be applied to repay (or be held as collateral security for the repayment of) the Obligations.

Section 13.20    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their authorized officers all as of the day and year first above written.
BORROWER:
NSA OP, LP

By:	NATIONAL STORAGE AFFILIATES TRUST, its general partner

By:	/s/ Tamara Fischer

Name:	Tamara Fischer

Title:	Authorized Signatory

ACKNOWLEDGED AND AGREED:
GUARANTORS:
NATIONAL STORAGE AFFILIATES TRUST

By:    /s/ Tamara Fischer
Name:    Tamara Fischer
Title:    Authorized Signatory

ACKNOWLEDGED AND AGREED:	SUBSIDIARY GUARANTORS
All Stor Indian Trail, LLC,
American Mini Storage-San Antonio,
LLC, Eagle Bow Wakefield, LLC,
Great American Storage Partners, LLC,
NSA BV DR, LLC,
NSA-C Holdings, LLC,
NSA-G Holdings, LLC,
NSA Northwest Holdings II, LLC,
NSA - Optivest Acquisition Holdings, LLC,
NSA Property Holdings, LLC,
NSA Storage Solutions, LLC,
NSA Universal DR, LLC,
SAP-II YSI #1, LLC,
SecurCare American Portfolio, LLC,
SecurCare American Properties II, LLC,
SecurCare Colorado III, LLC,
SecurCare Moveit McAllen, LLC,
SecurCare of Colorado Springs #602 GP, LLC,
SecurCare Moreno Valley, LLC,
SecurCare Oklahoma I, LLC,
SecurCare Oklahoma II, LLC,
SecurCare Properties I, LLC,
SecurCare Properties II, LLC,
SecurCare Portfolio Holdings, LLC,
StoreMore Self Storage - Pecos Road, LLC,
each, a Delaware limited liability company
By: /s/ Tamara Fischer
Name: Tamara Fischer
Title: Authorized Signatory

ABC RV and Mini Storage, L.L.C.,
Banks Storage, LLC,
Bauer NW Storage LLC,
Canyon Road Storage, LLC,
Damascus Mini Storage LLC,
East Bank Storage, L.L.C.,
Gresham Mini & RV Storage, LLC,
Hood River Mini Storage LLC,
HPRH Storage, LLC,
ICDC II, LLC,
Portland Mini Storage, LLC,
Sherwood Storage, LLC,
Tualatin Storage, LLC,
Wilsonville Just Store It, LLC,
each, an Oregon limited liability company
By:    /s/ Tamara Fischer
Name:    Tamara Fischer
Title:    Authorized Signatory
Aberdeen Mini Storage, L.L.C.,
Freeway Self Storage, L.L.C,
S and S Storage, LLC,
Salem Self Stor, LLC,
Vancouver Mini Storage, LLC,
each, a Washington limited liability company
By:    /s/ Tamara Fischer
Name:    Tamara Fischer
Title:    Authorized Signatory
Bullhead Freedom Storage, L.L.C.,
an Arizona limited liability company
By:    /s/ Tamara Fischer
Name:    Tamara Fischer
Title:    Authorized Signatory
SecurCare of Colorado Springs 602, Ltd.,
a Colorado limited partnership
By:    /s/ Tamara Fischer
Name:    Tamara Fischer
Title:    Authorized Signatory

GAK, LLC,
Washington Murrieta II, LLC,
Washington Murrieta N, LLC,
Universal Self Storage Hesperia LLC,
Universal Self Storage San Bernardino LLC,
each a California limited liability company
By:    /s/ Tamara Fischer
Name:    Tamara Fischer
Title:    Authorized Signatory
Universal Self Storage Highland,
a California Limited Partnership,
Corona Universal Self Storage,
a California Limited Partnership,
Fontana Universal Self Storage,
a California Limited Partnership,
Hesperia Universal Self Storage,
a California Limited Partnership,
Loma Linda Universal Self Storage,
a California Limited Partnership,
Upland Universal Self Storage,
a California Limited Partnership,
Colton Encinitas, L.P.,
Colton Campus PT., L.P.,
and GSC Irvine/ Main LP,
each, a California limited partnership
By:    /s/ Tamara Fischer
Name:    Tamara Fischer
Title:    Authorized Signatory
WCAL, LLC,
a Texas liability company
By:    /s/ Tamara Fischer
Name:    Tamara Fischer
Title:    Authorized Signatory

CAPITAL ONE, NATIONAL ASSOCIATION,
as Administrative Agent
By:    /s/ Frederick H. Denecke
Name:    Frederick H. Denecke
Title:    Senior Vice President
CAPITAL ONE, NATIONAL ASSOCIATION,
as Administrative Agent
By:    /s/ Frederick H. Denecke
Name:    Frederick H. Denecke
Title:    Senior Vice President
REGIONS BANK
as a Lender
By:    /s/ Paul E. Burgan
Name:    Paul E. Burgan
Title:    Vice President
U.S. BANK NATIONAL ASSOCIATION,
as a Lender
By:    /s/ Todd Schrader
Name:    Todd Schrader
Title:    Vice President

Schedule 1.1
Lender Commitments
Term Loan Commitments

Lender	Term Loan Commitment Amount	Commitment Percentage
Capital One, National Association	$40,000,000.00	40.000000000%
U.S. Bank National Association	$35,000,000.00	35.000000000%
Regions Bank	$25,000,000.00	25.000000000%
TOTAL	$100,000,000.00	100.000000000%

Schedule 5.1(a)
Eligible Unencumbered Properties

Direct Owner	Property Name	Site Address	City	State	Zip Code
NSA Property Holdings, LLC	NW - 88th Street Storage	6212 NE 89th Street	Vancouver	WA	98665
NSA Property Holdings, LLC	NW - Barlow Mini Storage	24622 S Barlow Road	Canby	OR	97013
NSA Property Holdings, LLC	NW - C/W Mini Storage	345 Shepherd Road	Camas	WA	98607
NSA Property Holdings, LLC	NW - Clackamas River Mini Storage	13003 SE Hwy 212	Clackamas	OR	97015
NSA Property Holdings, LLC	NW - Smith Rock Storage	1030 B Avenue	Terrebonne	OR	97760
NSA Property Holdings, LLC	NW - Redmond Mini Storage	1401 North Highway 97	Redmond	OR	97756
NSA Property Holdings, LLC	NW - Molalla Mini Storage	704 West Main Street	Molalla	OR	97038
NSA Property Holdings, LLC	NW - Eugene Mini Warehouse	3550 W 11th Avenue	Eugene	OR	97402
NSA Property Holdings, LLC	NW - Sav-N-Lock of Eugene	3210 W 11th Avenue	Eugene	OR	97402
NSA Property Holdings, LLC	NW - Scappoose Secure Storage	53365 Columbia River Highway	Scappoose	OR	97056
NSA Property Holdings, LLC	NW - St Helens Mini	295 S Vernonia Road	St. Helens	OR	97051
Banning Storage, LLC	Storemore! Self Storage- Banning	2909 W Lincoln St	Banning	CA	92220
NSA Property Holdings, LLC	NW - Oregon Self Storage	660 SE 82nd Drive	Gladstone	OR	97027
NSA Property Holdings, LLC	NW – Parkrose Mini Storage	12107 NE Erin Way	Portland	OR	97220

NSA Property Holdings, LLC	NW - Mt Hood Mini Storage	36800 Industrial Way	Sandy	OR	97055
Eagle Bow Wakefield, LLC	Eagle Storage - Bow	793 Route 3A	Bow	NH	3304
Eagle Bow Wakefield, LLC	Eagle Storage - Wakefield	1683 White Mountain Hwy	Wakefield	NH	3872
Great American Storage Partners, LLC	Great American Storage - Round Rock	16450 N Ranch Road 620	Round Rock	TX	78681
Great American Storage Partners, LLC	Great American Storage - Wylie	3475 W FM 544	Wylie	TX	75098
NSA Property Holdings, LLC	Store More Self Storage - Midwood	9023 Hwy 71 W	Austin	TX	78735
NSA Property Holdings, LLC	Store More - Allen	610 East Main St	Allen	TX	75002
NSA Property Holdings, LLC	Store More - Forney	394 East Highway 80	Forney	TX	75126
NSA Property Holdings, LLC	Store More Self Storage - Grand Prairie	4660 S. State Hwy 360	Grand Prairie	TX	75052
NSA Property Holdings, LLC	Store More - Murphy	231 West FM 544	Murphy	TX	75094
NSA Property Holdings, LLC	Store More - Terrell	3800 W Hwy 80	Terrell	TX	75160
NSA Property Holdings, LLC	StoreMore! Self Storage - Tanque Verde	6750 E Tanque Verde Rd	Tucson	AZ	85715
NSA Property Holdings, LLC	StoreMore! Self Storage - Bear Canyon	9000 E Tanque Verde	Tucson	AZ	85749
NSA Property Holdings, LLC	SecurCare Self Storage 0846 Fayetteville	2655 George Owen Road	Fayetteville	NC	28306
NSA Property Holdings, LLC	SecurCare Self Storage 0847 Fayetteville	3800 Bragg Blvd	Fayetteville	NC	28303

NSA - Optivest Acquisition Holdings, LLC	StoreMore! Self Storage Sahara	4375 E. Sahara Ave.Suite # 2	Las Vegas	NV	89104
Bauer NW Storage LLC	Hwy 99 Self Storage	1601 Hwy 99 North	Eugene	OR	97402
Bauer NW Storage LLC	Portland Self Storage (122nd)	5803 SE 122nd Avenue	Portland	OR	97236
Bauer NW Storage LLC	Portland Self Storage (26th)	5122 SE 26th Avenue	Portland	OR	97202
Bauer NW Storage LLC	Stor-Haus	505 Buchanan Avenue	Corvallis	OR	97330
SecurCare Portfolio Holdings, LLC	SecurCare Self Storage 0157 Pooler	108 Sharon Court	Pooler	GA	31322
SecurCare Oklahoma II, LLC	SecurCare Self Storage 0001 Oklahoma City	8900 South Sooner Road	Oklahoma City	OK	73135
SecurCare Oklahoma II, LLC	SecurCare Self Storage 0002 Oklahoma City	11700 South May Avenue	Oklahoma City	OK	73170
SecurCare Oklahoma II, LLC	SecurCare Self Storage 0003 Edmond	600 NW 178th	Edmond	OK	73012
SecurCare Oklahoma II, LLC	SecurCare Self Storage 0004 Oklahoma City	7829 W Hefner Road	Oklahoma City	OK	73162
SecurCare Oklahoma I, LLC	SecurCare Self Storage 0006 Oklahoma City	8600 Roxbury Blvd	Oklahoma City	OK	73132
SecurCare Oklahoma I, LLC	SecurCare Self Storage 0007 Edmond	168 SE 33rd Street	Edmond	OK	73013
SecurCare Oklahoma I, LLC	SecurCare Self Storage 0008 Oklahoma City	5110 NW 10th	Oklahoma City	OK	73127
SecurCare Oklahoma I, LLC	SecurCare Self Storage 0009 Oklahoma City	2420 S. Meridian	Oklahoma City	OK	73108

SecurCare Oklahoma I, LLC	SecurCare Self Storage 0010 Oklahoma City	8311 S. Western	Oklahoma City	OK	73139
SecurCare Oklahoma I, LLC	SecurCare Self Storage 0011 Midwest City	1708 S. Air Depot Blvd.	Midwest City	OK	73110
SecurCare Oklahoma I, LLC	SecurCare Self Storage 0012 Del City	201 N. Sooner Road	Oklahoma City	OK	73117
SecurCare Oklahoma I, LLC	SecurCare Self Storage 0013 Midwest City	9809 SE 29th Street	Midwest City	OK	73130
SecurCare Properties II, LLC	SecurCare Self Storage 0071 Durham	5502 Durham Chapel Hill Blvd.	Durham	NC	27707
SecurCare Properties I, LLC	SecurCare Self Storage 0072 Durham	3472 Hillsborough Road	Durham	NC	27705
SecurCare Properties I, LLC	SecurCare Self Storage 0073 Greensboro	3730 West Wendover Avenue	Greensboro	NC	27407
SecurCare Properties I, LLC	SecurCare Self Storage 0074 Raleigh	4615 Beryl Road	Raleigh	NC	27606
SecurCare Properties I, LLC	SecurCare Self Storage 0075 Raleigh	7012 Glenwood Avenue	Raleigh	NC	27612
SecurCare Properties I, LLC	SecurCare Self Storage 0077 Winston-Salem	2115 Silas Creek Parkway	Winston-Salem	NC	27103
SecurCare Properties I, LLC	SecurCare Self Storage 0152 Smyrna	2960 S. Cobb Drive	Smyrna	GA	30080
SecurCare Properties I, LLC	SecurCare Self Storage 0153 Doraville	3751 Longmire Way	Doraville	GA	30340
SecurCare Properties II, LLC	SecurCare Self Storage 0156 Decatur	4141 Snapfinger Woods Drive	Decatur	GA	30035

SecurCare Properties I, LLC	SecurCare Self Storage 0161 Augusta	1881 Gordon Highway	Augusta	GA	30904
SecurCare Properties I, LLC	SecurCare Self Storage 0162 Augusta	3121 Washington Road	Augusta	GA	30907
SecurCare Properties II, LLC	SecurCare Self Storage 0164 Macon	2990 Pio Nono Ave	Macon	GA	31206
SecurCare Properties I, LLC	SecurCare Self Storage 0165 Savannah	9303 Abercorn Exten.	Savannah	GA	31406
SecurCare Properties II, LLC	SecurCare Self Storage 0169 Arlington	3016 S. Cooper	Arlington	TX	76015
SecurCare Properties II, LLC	SecurCare Self Storage 0170 Arlington	2331 S. Collins	Arlington	TX	76014
SecurCare Properties II, LLC	SecurCare Self Storage 0171 Arlington	2306 N. Collins	Arlington	TX	76011
SecurCare Properties I, LLC	SecurCare Self Storage 0172 Bedford	1320 Norwood Dr	Bedford	TX	76022
SecurCare Properties I, LLC	SecurCare Self Storage 0207 El Paso	5717 Will Ruth Ave	El Paso	TX	79924
SecurCare Properties I, LLC	SecurCare Self Storage 0208 El Paso	4701 Osborne Drive	El Paso	TX	79922
SecurCare Properties I, LLC	SecurCare Self Storage 0222 Oklahoma City	20 West Wilshire Blvd	Oklahoma City	OK	73116
SecurCare Properties I, LLC	SecurCare Self Storage 0224 Greenville	1412 Poinsett Highway	Greenville	SC	29609
SecurCare Properties I, LLC	SecurCare Self Storage 0225 Greenville	2815 White Horse Road	Greenville	SC	29611

SecurCare Properties I, LLC	SecurCare Self Storage 0226 Morrow	1515 Mt Zion Road	Morrow	GA	30260
SecurCare Properties II, LLC	SecurCare Self Storage 0510 Broomfield	2460 East Midway Blvd.	Broomfield	CO	80234
SecurCare of Colorado Springs 602, Ltd.	SecurCare Self Storage 0602 Co Springs	1545 S. Nevada Ave.	Colorado Springs	CO	80905
SecurCare Colorado III, LLC	SecurCare Self Storage 0603 Co Springs	3420 Vickers Drive	Colorado Springs	CO	80918
SecurCare Properties I, LLC	SecurCare Self Storage 0604 Co Springs	777 S. Academy Blvd.	Colorado Springs	CO	80910
SecurCare Colorado III, LLC	SecurCare Self Storage 0606 Co Springs	2005 King St	Colorado Springs	CO	80904
SecurCare Properties I, LLC	SecurCare Self Storage 0800 Ft Collins	1961 Caribou Drive	Fort Collins	CO	80525
SecurCare Properties I, LLC	SecurCare Self Storage 0801 Ft Collins	4815 Boardwalk Drive	Fort Collins	CO	80525
SecurCare Properties I, LLC	SecurCare Self Storage 0851 Raleigh	6501 Hillsborough Street	Raleigh	NC	27606
SecurCare Properties I, LLC	SecurCare Self Storage 0853 Fayetteville	1057 Rim Road	Fayetteville	NC	28314
SecurCare Properties I, LLC	SecurCare Self Storage 0854 Wilmington	6837 Market Street	Wilmington	NC	28405
SecurCare Properties I, LLC	SecurCare Self Storage 0855 Norcross	1 Western Hills Court	Norcross	GA	30071
SecurCare Properties I, LLC	SecurCare Self Storage 0856 Marietta	1185 South Cobb Drive	Marietta	GA	30060

SecurCare Properties I, LLC	SecurCare Self Storage 0870 Tulsa	8905 S. Lewis	Tulsa	OK	74137
SecurCare Properties I, LLC	SecurCare Self Storage 0871 Tulsa	3218 S. Garnett Road	Tulsa	OK	74146
SecurCare Properties I, LLC	SecurCare Self Storage 0872 Tulsa	1434 S. Sheridan	Tulsa	OK	74112
SecurCare Properties I, LLC	SecurCare Self Storage 0873 Tulsa	9727 East 11th	Tulsa	OK	74128
SecurCare Properties I, LLC	SecurCare Self Storage 0874 Tulsa	12323 East Skelly Drive	Tulsa	OK	74128
SecurCare Properties I, LLC	SecurCare Self Storage 0875 Tulsa	6436 S. Peoria	Tulsa	OK	74136
SecurCare Properties I, LLC	SecurCare Self Storage 0880 Marietta	523 Wylie Road	Marietta	GA	30067
SecurCare Properties I, LLC	SecurCare Self Storage 1001 College Station	3400 Longmire Drive	College Station	TX	77845
SecurCare Properties II, LLC	SecurCare Self Storage 1002 College Station	3400 Longmire Drive	College Station	TX	77845
SecurCare Properties I, LLC	SecurCare Self Storage 1003 College Station	4074 State Hwy 6 South	College Station	TX	77845
SecurCare Properties II, LLC	SecurCare Self Storage 1004 College Station	4074 State Hwy 6 South	College Station	TX	77845
SecurCare Properties II, LLC	SecurCare Self Storage 1005 Bryan	2306 S College Avenue	Bryan	TX	77801
SecurCare Properties II, LLC	SecurCare Self Storage 1006 Bryan	2306 S. College Ave	Bryan	TX	77801
SecurCare Properties II, LLC	SecurCare Self Storage 1007 Tulsa	11525 W. 59th Street	Sand Springs	OK	74063
SecurCare Properties I, LLC	SecurCare Self Storage 1008 Tulsa	5815 S. Mingo Road	Tulsa	OK	74146

SecurCare Properties II, LLC	SecurCare Self Storage 1009 Tulsa	11122 E. 61st St.	Tulsa	OK	74133
SecurCare Properties II, LLC	SecurCare Self Storage 1010 Tulsa	6308 South Mingo Road	Tulsa	OK	74133
HPRH Storage, LLC	NW - Attic Storage	3150 Hawthorne Avenue	Eugene	OR	97402
ABC RV and Mini Storage, L.L.C.	Cipole Road Mini Storage & RV	20475 SW Cipole Road	Sherwood	OR	97140
Banks Storage, LLC	Banks Storage	42270 NW Oak Way	Banks	OR	97106
S and S Storage, LLC	Safe and Sound Storage	421 NE 104th Avenue	Vancouver	WA	98664
Portland Mini Storage LLC	Portland Mini Storage	3510 NE Columbia Blvd	Portland	OR	97211
Vancouver Mini Storage, LLC	Vancouver Mini	4200 NE 78th Street	Vancouver	WA	98665
Salem Self Stor, LLC	Self Stor (Salem)	3191 Del Webb Avenue NE	Salem	OR	97301
Freeway Self Storage, L.L.C.	Freeway Self Storage	10611 18th Ave. East	Tacoma	WA	98445
Aberdeen Mini Storage Limited Liability Company	Aberdeen Mini Storage	316 South Washington St.	Aberdeen	WA	98520
Bullhead Freedom Storage, LLC	Freedom Storage - Bullhead City	2123 Interstate Place	Bullhead City	AZ	86442
NSA-Optivest Acquisition Holdings, LLC	StoreMore! Self Storage - Sunset LV	3921 E Sunset	Las Vegas	NV	89120
American Mini Storage- San Antonio, LLC	StoreMore Self Storage-San Antonio	3567 Fredericksburg Road	San Antonio	TX	78201
NSA-C Holdings, LLC	StorAmerica - Hawaiian Gardens	12336 Carson St	Hawaiian Gardens	CA	90716
NSA-G Holdings, LLC	StorAmerica - Montclair	10580 Benson Ave	Montclair	CA	91763

NSA Northwest Holdings II, LLC	Old Mill Self Storage	150 SW Industrial Way	Bend	OR	97702
NSA Northwest Holdings II, LLC	All Star Storage	136 SW Century Dr	Bend	OR	97702
NSA Northwest Holdings II, LLC	A-1 Westside Storage	317 SW Columbia St.	Bend	OR	97702
SecurCare Properties II, LLC	SecurCare Self Storage 0080 Asheville	197 Deaverview Road	Ashville	NC	28806
East Bank Storage, L.L.C.	Portland Storage	215 SE Morrison Street	Portland	OR	97214
East Bank Storage, L.L.C.	Portland Storage Too	109 SE Alder Street	Portland	OR	97214
NSA-G Holdings, LLC	AllSafe Freeway Storage	1807 Columbia Ave.	Riverside	CA	92507
NSA-G Holdings, LLC	Leave It Lock It Self Storage	1825 Service Court	Riverside	CA	92507
SecurCare Properties II, LLC	SecurCare Self Storage 0183 Longview	1909 W Loop 281	Longview	TX	75604
SecurCare Properties II, LLC	SecurCare Self Storage 0082 Savannah	15050 Abercorn Street	Savannah	GA	31419
SecurCare Properties II, LLC	SecurCare Self Storage 0184 Longview	3400 E Marshall Ave	Longview	TX	75601
Damascus Mini Storage LLC	Damascus Mini Storage	14613 SE Old Barn Lane	Damascus	OR	97089
Sherwood Storage, LLC	Sherwood Mini Storage	20865 SW Wildrose Place	Sherwood	OR	97140
Gresham Mini & RV Storage, LLC	Gresham Mini & RV	614 SE 202nd Avenue	Portland	OR	97233
Wilsonville Just Store It, LLC	Willsonville Just Store it	9455 SW Wilsonville Road	Wilsonville	OR	97070
ICDC II, LLC	Columbia Self Storage	755 N Columbia River Hwy	St Helens	OR	97051

Tualatin Storage, LLC	Tualatin Mini Storage	18270 S W Pacific Highway	Tualatin	OR	97062-6964
NSA - Optivest Acquisition Holdings, LLC	A Lotta Storage & Mail Etc. - Blythe	940 W. Rice St.	Blythe	CA	92225
GAK, LLC	Cypress Mini- Storage	8882 Watson St	Cypress	CA	90630
NSA - Optivest Acquisition Holdings, LLC	StoreMore! Self Storage - Peoria	8580 N. 91st Ave	Peoria	AZ	85345-8313
WCAL, LLC	Store More Self Storage- Victorville	11622 Amargosa Rd.	Victorville	CA	92392
NSA-G Holdings, LLC	StorAmerica - Ontario	1661 S. Campus Ave	Ontario	CA	91761
NSA - Optivest Acquisition Holdings, LLC	Eagle Storage	221 Knox Marsh Road	Dover	NH	3820
StoreMore Self Storage – Pecos Road, LLC	StoreMore! Self Storage Pecos	3043 N Pecos Road	Las Vegas	NV	89115
NSA - Optivest Acquisition Holdings, LLC	Fort MohaveStorage	4144 S Arcadia Lane	Fort Mohave	AZ	86426
NSA-G Holdings, LLC	StorAmerica - Victorville 1	14915 La Mesa Rd	Victorville	CA	92392
SecurCare Properties II, LLC	SecurCare Self Storage 0081 Asheville	75 Highland Center Blvd	Ashville	NC	28806
SecurCare Moveit McAllen, LLC	Move It Self Storage - North 10th Street	5901 North 10th Street	McAllen	TX	78504
SecurCare MoveIt McAllen, LLC	Move It Self Storage - McAllen	2101 Industrial Drive	McAllen	TX	78504
SecurCare MoveIt McAllen, LLC	Move It Self Storage - Mission	2101 W. Griffin Pkwy	Mission	TX	78572
SecurCare MoveIt McAllen, LLC	Move It Self Storage - Sharyland	317 N. Shary Rd	Mission	TX	78572

SecurCare MoveIt McAllen, LLC	Move It Self Storage - Donna	1091 W. Expressway 83	Donna	TX	78537
SecurCare MoveIt McAllen, LLC	Move It Self Storage - Edinburg	2400 S Expressway 281	Edinburg	TX	78542
SecurCare MoveIt McAllen, LLC	Move It Self Storage - La Feria	3401 W. Expressway 83	La Feria	TX	78559
SecurCare MoveIt McAllen, LLC	Move It Self Storage - Pharr	714 E. Ferguson Ave	Pharr	TX	78577
SecurCare MoveIt McAllen, LLC	Move It Self Storage - San Benito	1770 W. Expressway 77/83	San Benito	TX	78586
SecurCare MoveIt McAllen, LLC	Move It Self Storage - Weslaco	417 E. 18th Street	Weslaco	TX	78596
NSA Northwest Holdings II, LLC	Armadillo Self Storage	7901 Old Hwy 99 North	#N/A	OR	97470
NSA-Optivest Acquisition Holdings, LLC	StoreMore Self Storage - Queen Creek	22025 S. Scotland Ct	Queen Creek	AZ	85142
NSA-Optivest Acquisition Holdings, LLC	StoreMore! Self Storage - Mesa	6660 E. Main Street	Mesa	AZ	85205
Washington Murrieta II, LLC	StorAmerica - Scottsdale	6933 E. Thomas Rd	Scottsdale	AZ	85251
NSA-G Holdings, LLC	StorAmerica - Phoenix 24th	3114 N. 24th St	Phoenix	AZ	85016
NSA-G Holdings, LLC	StorAmerica - Palm Desert	74876 42nd Ave	Palm Desert	CA	92260
NSA-G Holdings, LLC	StorAmerica - Oceanside	3560 Mission Ave.	Oceanside	CA	92058
NSA-C Holdings, LLC	StorAmerica - Victorville 2	12176 Locust Ave	Victorville	CA	92395
A-Z Self Storage, LLC	A-Z Self Storage	7523 NE Hwy 99	Vancouver	WA	98665
Gresham Mini Storage, LLC	Gresham Mini Storage	2660 NW Division Street	Gresham	OR	97030

NSA-Optivest Acquisition Holdings, LLC	StoreMore! Self Storage - Buda	227 Park 35 Cove N.	Buda	TX	78610
Hood River Mini Storage LLC	Hood River Mini	2455 W Cascade Avenue	Hood River	OR	97031
SecurCare Portfolio Holdings, LLC	SecurCare Self Storage 0085 Wilson	4371 Raleigh Road Parkway	Wilson	NC	27896
SecurCare Portfolio Holdings, LLC	SecurCare Self Storage 0086 Wilson	1900 Westwood Avenue	Wilson	NC	27893
Canyon Road Storage, LLC	Canyon Road	9065 SW Canyon Road	Portland	OR	97225
Washington Murrieta IV, LLC	StorAmerica - Phoenix 52nd	2845 N. 52nd St	Phoenix	AZ	85008
NSA-C Holdings, LLC	Statewide Self Storage	18671 Van Buren Blvd	Riverside	CA	92508
NSA-C Holdings, LLC	Country Club Self Storage	749 Main Street	Riverside	CA	92501
SecurCare Moveit McAllen, LLC	Move It Self Storage - LBJ	8500 LBJ Freeway	Dallas	TX	75243
All Stor Indian Trail, LLC	SecurCare Self Storage 0090 Indian Trail	4919 Unionville Indian Trail Rd.	West Indian Trail	NC	28079
Broadway Storage Solutions, L.L.C.	Broadway Storage Solutions	3945 E. Broadway Road	Mesa	AZ	85206
Fletcher Heights Storage Solutions, L.L.C.	Fletcher Heights Storage Solutions	8266 W. Lake Pleasant Parkway	Peoria	AZ	85382
NSA Storage Solutions, LLC	Tatum Ranch	29201 N. Cave Creek Road	Cave Creek	AZ	85331
Shreve Storage Equities, LLC	SecurCare Self Storage 0178 Shreveport	1333 Shreveport- Barksdale Hwy	Shreveport	LA	71105
Shreve Storage Equities, LLC	SecurCare Self Storage 0179 Shreveport	1780 E. Bert Kouns Industrial Loop	Shreveport	LA	71105

Shreve Storage Equities, LLC	SecurCare Self Storage 0180 Shreveport	9211 Youree Drive	Shreveport	LA	71115
Shreve Storage Equities, LLC	SecurCare Self Storage 0181 Shreveport	747 American Way Shreveport	Shreveport	LA	71118
Shreve Storage Equities, LLC	SecurCare Self Storage 0182 Shreveport	2900 Bert Kouns Industrial Loop	Shreveport	LA	71118
SecurCare MoveIt McAllen, LLC	Move It Self Storage - Riviera East	620 Normandy Rd	Houston	TX	77015
SecurCare Properties II, LLC	SecurCare Self Storage 0154 Canton	141 Butterworth	Canton	GA	30114
SecurCare Properties II, LLC	SecurCare Self Storage 0155 Cumming	5990 Parkway N Blvd	Cumming	GA	30040
Corona Universal Self Storage LP	Universal Self Storage - Corona	2050 Compton Avenue	Corona	CA	92881
Fontana Universal Self Storage LP	Universal Self Storage - Fontana	15007 Bridlepath Drive	Fontana	CA	92336
Hesperia Universal Self Storage LP	Universal Self Storage Hesperia @ Fresno	10150 “I” Avenue	Hesperia	CA	92345
Universal Self Storage Hesperia LLC	Universal Self Storage Hesperia @ Juniper	9312 “I” Avenue	Hesperia	CA	92345-6203
Universal Self Storage Highland LP	Universal Self Storage - Highland	28099 Greenspot Road	Highland	CA	92346
Loma Linda Universal Self Storage LP	Universal Self Storage - Loma Linda	25980 Barton Road	Loma Linda	CA	92324
Universal Self Storage San Bernardino LLC	Universal Self Storage - San Bernandino	3086 W. Kendall Drive	San Bernardino	CA	92407

Upland Universal Self Storage LP	Universal Self Storage - Upland	1695 N. Benson Avenue	Upland	CA	91784
NSA Property Holdings, LLC	St. Johns Storage	8190 N Lombard St.	Portland	OR	97203
NSA Property Holdings, LLC	Three Rivers	1699 13th Ave S.	Kelso	WA	98626
NSA Property Holdings, LLC	Eagle Storage Londonderry	9 Londonderry Road	Londonderry	NH	3053
SecurCare Moreno Valley LLC	SecurCare Self Storage 0302 Moreno Valley	25065 Globe Street	Moreno Valley	CA	92551
SAP - II YSI #1, LLC	SecurCare Self Storage 0303 Hemet	42335 East Florida Avenue	Hemet	CA	92544
SAP - II YSI #1, LLC	SecurCare Self Storage 0304 Riverside	2020 Mount Baldy Drive	Riverside	CA	92508
SAP - II YSI #1, LLC	SecurCare Self Storage 0305 Riverside	4909 Felspar Street	Riverside	CA	92509
SAP - II YSI #1, LLC	SecurCare Self Storage 0307 Riverside	8464 Mission Bvld.	Riverside	CA	92509
SAP - II YSI #1, LLC	SecurCare Self Storage 0308 Bloomington	1377 South Lilac	Bloomington	CA	92316
SAP - II YSI #1, LLC	SecurCare Self Storage 0310 San Bernardino	5185 Hallmark Parkway	San Bernardino	CA	92407
SAP - II YSI #1, LLC	SecurCare Self Storage 0311 San Bernardino	981 West Mill Street	San Bernardino	CA	92410
SAP - II YSI #1, LLC	SecurCare Self Storage 0312 Redlands	25825 Redlands Bvld.	Redlands	CA	92373
SAP - II YSI #1, LLC	SecurCare Self Storage 0313 Highland	2650 East Highland Avenue	Highland	CA	92346

SAP - II YSI #1, LLC	SecurCare Self Storage 0314 Highland	26441 Highland Avenue	Highland	CA	92346
SAP - II YSI #1, LLC	SecurCare Self Storage 0315 Yucaipa	31741 Yucaipa Blvd.	Yucaipa	CA	92399
SAP - II YSI #1, LLC	SecurCare Self Storage 0848 Fayetteville	1939 Skibo Road	Fayetteville	NC	28314
SAP - II YSI #1, LLC	SecurCare Self Storage 0849 Fayetteville	3520 Bragg Bvld.	Fayetteville	NC	28303
NSA Property Holdings, LLC	I-20 Self Storage	9600 Helm Trail	Forney	TX	75126
SecurCare Properties II, LLC	SecurCare Self Storage 0227 Spartanburg	1480 Boiling Springs Road	Spartanburg	SC	29303
NSA Property Holdings, LLC	SecurCare Self Storage 0015 - Moore 19th St.	1001 SW 19th Street-	Moore	OK	73160
NSA Property Holdings, LLC	SecurCare Self Storage 0016 - Norman Research	2002 Research Park	Norman	OK	73069
NSA Property Holdings, LLC	SecurCare Self Storage 0017 - Norman	2430 12th Ave NE	Norman	OK	73071
SecurCare Moveit McAllen, LLC	Move It Self Storage - Fondren	6450 A Spellman Road	Houston	TX	77096
NSA Property Holdings, LLC	SecurCare Self Storage 0702 Indianapolis	4115 Heiney Road	Indianapolis	IN	46241
NSA Property Holdings, LLC	SecurCare Self Storage 0705 Avon	9303 US Highway 36	Avon	IN	46123
NSA Property Holdings, LLC	SecurCare Self Storage 0706 Avon	71 Vista Parkway	Avon	IN	46123
NSA Property Holdings, LLC	SecurCare Self Storage 0607 Pueblo	90 Greenhorn Drive	Pueblo	CO	81004

NSA Property Holdings, LLC	RightSpace Storage - Amherst	6 Caldwell Dr.	Amherst	NH	03031
NSA Property Holdings, LLC	RightSpace Storage - Nashua	15 Northwest Boulevard	Nashua	NH	03063
NSA Property Holdings, LLC	RightSpace Storage - Londonderry2	7 Mohawk Dr	Londonderry	NH	03053
NSA Property Holdings, LLC	RightSpace Storage - Derry	125 Windham Rd.	Derry	NH	03038
NSA Property Holdings, LLC	RightSpace Storage - Pembroke	714 Riverwood Dr	Pembroke	NH	03275
NSA Property Holdings, LLC	SecurCare Self Storage 0701 Camby	8969 Union Mills Drive	Camby	IN	46113
NSA Property Holdings, LLC	SecurCare Self Storage 0703 Indianapolis	4005 S Emerson Ave	Indianapolis	IN	46203
NSA Property Holdings, LLC	SecurCare Self Storage 0704 Indianapolis	8501 Rockville Road	Indianapolis	IN	46234
NSA Property Holdings, LLC	SecurCare Self Storage 0167 Monroe	1005 South Broad Street	Monroe	GA	30655
NSA Property Holdings, LLC	Xpress Storage - Fruitville	7600 Claxstrauss Dr. & Fruitville Rd.	Sarasota	FL	34240
NSA Property Holdings, LLC	Xpress Storage - Parrish	8709 Old Tampa Road	Parrish	FL	34219
SecurCare Moveit McAllen, LLC	Move It Self Storage - Mobile	708 Montlimar Park	Mobile	AL	36693
SecurCare Moveit McAllen, LLC	Move It Self Storage - Slidell	775 Brownswitch Rd.	Slidell	LA	70458
SecurCare Moveit McAllen, LLC	Move It Self Storage - Gulfport	365 Tegarden Rd.	Gulfport	MS	39507
SecurCare Moveit McAllen, LLC	Move It Self Storage - Harrells Ferry	11500 S. Harrells Ferry Rd	Baton Rouge	LA	70816

SecurCare Moveit McAllen, LLC	Move It Self Storage - Dawnadele Ave	9530 Dawnadele Ave	Baton Rouge	LA	70809
NSA Property Holdings, LLC	Storage Central	3925 SW 25th Place	Redmond	OR	97756
NSA Property Holdings, LLC	Northgate Storage	1575 Hickory Street NE	Salem	OR	97301
SecurCare Moveit McAllen, LLC	AAA Storage – Palm Valley	7802 W. Expressway 83	Harlingen	TX	78552
NSA Property Holdings, LLC	My Self Storage Space	45800 Flower Street	Indio	CA	92201
NSA Property Holdings, LLC	Goodyear Self Storage & RV	2121 S Litchfield Road	Goodyear	AZ	85338
SecurCare Moveit McAllen, LLC	Robinson Road Self Storage	1102 Enterprise St. & 2422 Robinson Rd.	Grand Prairie	TX	75051
SecurCare Oklahoma II, LLC	SecurCare 005	7829 West Hefner Road	Oklahoma City	OK	73162

Schedule 7.2 – Part I
Subsidiaries of NSA REIT
Parent: National Storage Affiliates Trust

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
Delaware	NSA OP, LP	General Partner	100%

Schedule of Ownership Interests in NSA OP, LP

General Partner	Percent Ownership Interest
National Storage Affiliates Trust	37.55%
Limited Partners	Percent Ownership Interest
C.A.M. Irrevocable Trust, John Minar, Trustee	0.21%
Clerica 2011 Irrevocable Trust	0.01%
Colton Holdings, LLC	0.02%
GMC, LTD	0.07%
GSC Carlsbad, LLC	0.14%
First Capital Holdings LLC	0.03%
Colton General, a California Limited Partnership	0.07%
Guardian Storage Centers, LLC	1.17%
Irrevocable Trust of John Minar	0.03%
E.J.M. Irrevocable Trust, John Minar, Trustee	0.27%
J.M. Trust dated 11/13/87	2.77%
Lamb Family Trust dated 4/12/82	3.06%
PZL Limited	0.04%
Sonny Vejar	0.02%

ALM LLC	0.10%
Bauer Brothers, LLC	0.11%
Charles Schwab FBO of Israel Freedman	0.02%
David Brooker	0.09%
Dennis Brooker	0.13%
E Richard Roloff and Tamra Y. Roloff, husband and wife as community property (HWCP)	0.03%
Edwin Kawasaki	0.02%
Fredric D. Reed	0.18%
Gordon Flath	0.09%
Green Trust dated. December 7, 2001	0.06%
Heidi Singfield	0.20%
Helena E. Lesher, Trustee or successor Trustee of the Helena E. Lesher Revocable Living Trust	0.04%
Helena E. Lesher, Trustee or Successor Trustee of the Lesher Family Trust	0.04%
J&D Holton Trust Dated August 8,2000	0.22%
Jim Grimes	0.02%
Jim Grimes & Sandy Grimes	0.07%
LLB Enterprises, LLC	2.14%
Margaret K. Enders	0.11%
Michael Brooker	0.09%
Ruth Keiller	0.06%
Security Financial Bank Corp.	0.05%
Self Directed IRA Services Inc., Custodian FBO Scott Drushella IRA	0.02%
Smith Family Trust UAD 4/8/2013	1.05%

The Gerig Trust dated October 25, 1993	0.25%
The Gilbert and Gretchen Petramalo Family Trust	0.04%
The Stipe Family Trust	0.09%
B Family LLC	0.14%
Beverly Warren-Leigh Revocable Trust	0.31%
Bobette Theresa Howard, Trustee Howard Family Trust DTD January 26, 2011	0.02%
Bramhall Family Trust	0.09%
Cameron J. Warren Jr, Revocable Trust	0.12%
Casper M. Howard Separate Property Trust Dated August 21, 2001, Casper M. Howard, Trustee	0.02%
CJW Family LLC	0.14%
David R. Bangsund Revocable Living Trust	0.04%
Hillsboro RV/Boat Storage, LLC	0.29%
Howard Family Limited Partnership I	3.55%
Howard Family Limited Partnership II	4.26%
ICDC II, LLC	1.04%
J. Timothy Warren	0.09%
Just Store It!, LLC	0.30%
JHJ Properties LLC	0.99%
Kevin Maxen Howard, Trustee Howard Family Trust DTD January 26, 2011	0.65%
Leigh Family LLC	0.12%
Lynne I. Bangsund Revocable Living Trust	0.04%
The Carol P. Williams Trust	0.33%
Petramalo Investments, LLC.	1.94%
Roloff Trust dated January 29, 1987	0.94%

Storage Central, LLC	0.60%
State Investments L.L.C.	0.14%
Unity Limited Partnership	0.30%
Warren Family Properties LLC	0.61%
WLPII LLC	1.01%
Wimberly M. Warren as trustee for the Warren Revocable Living Trust dated June 19, 2013	1.05%
Bay Point Capital, LLC	0.02%
Charles P. Pianko, Jr	0.01%
Christopher and Anne-Marie Martinez 2014 Living Trust	0.08%
Collier Point Capital, LLC	0.02%
Henry Punt	0.04%
James Warren	0.01%
John and Diane Hogan	0.02%
Laguna Equities, LLC	0.01%
Mini Investors, LLC	0.01%
R. and M. Wong Trust	0.04%
Strobel Family Trust	0.02%
Sunset Mini Storage, LLC	0.01%
The LAD Trust U/A dtd 08/26/2002	0.01%
The Tricia Van Mourick Separate Property Trust U/A dtd 03/29/2012	0.02%
91st & No. SS, LLC	0.53%
A Lotta Storage - Blythe, LLC	0.11%
Atherton Group,LLC	0.14%
Atkins Enterprises, LLC	0.04%

Bonnie Partners, LP	0.02%
Bridges Interim Trust	0.06%
BRIO Harris Partners, LP	0.04%
BRIO Travis Partners, LP	0.02%
BRIO Williamson Partners, LP	0.02%
Cal Fresco LLC.	0.03%
Charles Schwab FBO Dutch Anglo Trading, LP	0.30%
Charles Schwab FBO Flo Revocable Trust (Robert A. Estes)	0.03%
Frankel Family Trust DTD 02/24/2014	0.03%
Charles Schwab FBO Schwarzbein-Graham Family Trust dtd 5/10/93	0.16%
Charles Schwab FBO Simpson Family Trust	0.11%
Charles Schwab FBO The Javurek Family Trust dtd 12/17/03	0.03%
Charles Schwab FBO The Parsons Family Trust dtd 10/28/88	0.03%
Charles Schwab FBO William and Kimberly Collett, JTTEN	0.08%
Claudio A. Haug CPA A Professional Corporation Profit Sharing Plan FBO Claudio A. Haug	0.02%
Dominion Storage Group, Inc.	0.01%
George and Jane Kovatch Trust U/D/T May 8, 1996, as amended and restated June 10, 2005	0.12%
L.L. Terry Kenneweg	0.06%
LRH Operating Group, Inc.	0.02%
Mohave Storage Partners, LLC	0.14%
Narrangansett Investments, LLC	0.03%
Optivest NSA Holdings, LLC	1.25%

Optivest Storage Partners of Dallas, LLC	0.66%
Queen Creek SS, LLC	0.80%
Schonefeld 2009 Revocable Living Trust	0.02%
Safeguard Self Storage, LLC	0.67%
Storage Direct at Dover, LLC	0.51%
Storage Direct of Bow and Wakefield, LLC	0.13%
The 2000 Howard A. Jones & Charon Jones Rev Trust dtd 10/25/2000	0.02%
The Barbara Carol Cox Trust	0.01%
TJ Aston Group,LLC	0.13%
Van Mourick Diversified, LP	0.22%
Vader MTM LLC	0.16%
WMET, LLC	0.24%
Arlen Nordhagen	0.01%
Christopher L. Phillips	0.06%
Jo Carolyn Hipp Revocable Trust Dtd. 1/28/05	0.04%
Lohmiller Family Holding Co., LLC	0.02%
Martin J. Fliegelman	0.04%
Phillips Family Partnership, LLLP	0.12%
PhiNord, LLC	0.04%
Steven G. Osgood	0.13%
Tedd Towsley	0.04%
Joseph Fong	0.02%
J&K Capital, LLC	0.25%
Hutchison Family Exempt Trust	0.25%
SDR OK SecurCare, LLC	0.12%

NSA Partners, LLC	1.05%
SWE Investments, LLLP	0.02%
SA-SCMI, LLC	0.80%
SecurCare Portfolio Holdings, Ltd.	5.38%
SecurCare Self Storage, Inc.	0.87%
Lewis Family Living Trust	0.31%
B&W Fletcher Heights Storage, LLC	0.16%
William F. Bohannan, Jr.	0.55%
Raymond E. McRae	0.04%
Melinda A. Swanson Survivor’s Trust under the Swanson Family Trust	0.03%
CG Equipment Inc. Profit Sharing Plan	0.03%
Kurtis W. Glenn	0.49%
Barney Visser	0.01%
Brix Family Delaware Qualified Disposition Trust	0.11%
Capacity Commercial Group LLC	0.03%
Charles Schwab FBO Liviu A. Chindris and Dharshika Chindris Family Trust DTD 7/20/2012	0.08%
Charles Schwab FBO Mara Chindris Dynasty Trust dtd 5/11/12	0.02%
Charles Schwab FBO Siefker Charitable Remainder Unitrust Dated 11/10/1995	0.02%
Charles Schwab FBO The John F. and Alecia R. Kruger Family Trust dtd 4/15/91	0.32%
Charles Schwab FBO The Mara Chindris Revocable Trust DTD 03/09/2010	0.08%
Charles Schwab FBO The Sjogren Living Trust DTD 9-14- 1999	0.01%

Charles Schwab FBO Tonya Pugmire Picerne Living Trust, dated October 29, 2002	0.08%
CJ Group LLC	0.02%
David Gregory Sullivan and Sally Burd Sullivan	0.02%
ETC Custodian FBO Gregory P. Buckingham IRA	0.01%
ETC Custodian FBO William R. Brown Roth IRA	0.02%
Geoffrey Phillips	0.01%
Glenn & Linda Hayter	0.02%
Kevin & Bobbie Howard	0.05%
Larry C. and Edith L. Cramer	0.03%
Louis Mac Perry Jr. and Julie Ann Perry	0.01%
McDonald Family Trust	0.03%
Melissa Bauer Lindsay	0.02%
Michael E. Delanty	0.01%
Michael Lester Speraw	0.04%
Michael Louis Perry and Ashley May Perry	0.01%
Michael S. Gake	0.02%
Nordhagen, LLLP --Arlen D. Nordhagen, General Partner	0.08%
Ramya Fernando	0.09%
Richard Mark Sayre	0.04%
Salt Lick Productions, LLC	0.05%
SDIRA custodian FBO Cameron J Warren Jr. Sep IRA	0.01%
SDIRA Custodian FBO Heidi Singfield IRA	0.01%
SDIRA Custodian FBO Linda Stelzenmueller Sep IRA	0.02%
SDIRA Custodian FBO Michael S. Gake	0.02%

SDIRA Custodian FBO Norman Singfield IRA	0.01%
SDIRA Custodian FBO Todd Hutchinson IRA	0.02%
SDIRA Custodian FBO Wade Wilson IRA	0.02%
SDIRA Custodian FBO: J. Timothy Warren IRA	0.07%
SDIRA Custodian, FBO: Brent Jorgensen IRA	0.02%
Tamara D. Fischer	0.02%
The Hnatek Trust DTD 11/20/2001	0.02%
Stephen A and Maureen B. Wilson	1.22%
Wilson Holdings Trust	0.43%
Paul and Laurie Feikema	0.02%
Meisha D. Wilson	0.02%
Linda M. Wilson Living Trust	0.14%
James J. Heagerty Family Trust	0.15%
Margaret W. Heagerty RLT	0.38%
James W. and Patricia K Gardner	0.51%
English S. and Bette Jane Des Champs III	0.68%
English Des Champs IV Irrevocable Trust	0.48%
Ruth Ann Chastain	0.08%
Debra Lynn Chastain Blankinship	0.08%
J. Harold and Barbara Chastain	0.40%
Barnes Family LLC	0.77%
Old Florida Investments, Inc.	0.03%
Barnes Family II, LLC	0.01%
Jennie M. Herold RLT	0.01%
Mike Carter 1, Inc.	0.01%

Virgina A. Taylor	0.01%
Michael M. Hamrick Trust	0.01%
Hitter Family Limited Partnership, LP	0.06%
John F. Hogan	0.02%
Luke J. and Nicolle Halbur	0.01%
RK Joy Holdings, LLC	0.01%
Eligible Persons holding Long Term Incentive Plan units*	4.796%
Investors with units convertible to Equity Interests
GSC Carlsbad, LLC	0%
J.M. Trust dated 11/13/87	0%
Colton Duarte, LLC	0%
Lamb Family Trust dated 4/12/82	0%
GSC Mesquite, LLC	0%
Colton Paramount Storage, LLC	0%
Colton CV, LLC	0%
GSC Indio, LLC	0%
Colton Plano, LLC	0%
Colton Holdings, LLC	0%
Guardian Storage Centers, LLC	0%
Minar Living Trust	0%
E.J.M. Irrevocable Trust, John Minar, Trustee	0%
SecurCare BV Member, Ltd.	0%
Secured Assets, LP	0%
Clerica 2011 Irrevocable Trust	0%
C.A.M. Irrevocable Trust, John Minar, Trustee	0%

Irrevocable Trust of John Minar	0%
*As of June 29, 2016, 4.80% of the limited partnership interests in NSA OP, LP have be awarded under NSA OP, LP’s long term incentive plan and its predecessor plan.
Parent: NSA OP, LP

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
Delaware	NSA TRS, LLC	Membership	100%
Delaware	NSA Preferred Holdings, LLC	Membership	100%
Delaware	SecurCare Portfolio Holdings, LLC	Membership	100%
Delaware	SecurCare MoveIt McAllen, LLC	Membership	100%
Delaware	NSA - Optivest Acquisition Holdings, LLC	Membership	100%
Delaware	NSA Northwest Holdings II, LLC	Membership	100%
Delaware	NSA Acquisition Holdings, LLC	Membership	100%
Delaware	NSA Northwest Holdings III, LLC	Membership	100%
Delaware	NSA SecurCare Holdings, LLC	Membership	100%
Delaware	NSA Northwest Holdings, LLC	Membership	100%
Delaware	NSA All Stor, LLC	Membership	100%
Delaware	Hide Away SPE, LLC	Membership	100%
Delaware	NSA-Colton Holdings, LLC	Membership	100%
Delaware	NSA-GSC Holdings, LLC	Membership	100%
Delaware	NSA GSC DR, LLC	Membership	100%
Delaware	NSA Colton DR, LLC	Membership	100%
Delaware	NSA Colton DR GP, LLC	Membership	100%
Delaware	NSA GSC DR GP, LLC	Membership	100%
Delaware	NSA Universal DR, LLC	Membership	100%
Delaware	NSA BV DR, LLC	Membership	100%

Parent: NSA Preferred Holdings, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
Delaware	NSA Property Holdings, LLC	Membership	100%

Parent: NSA Property Holdings, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
Delaware	NSA - Optivest, LLC	Membership	100%
Delaware	NSA Storage Solutions, LLC	Membership	100%

Parent: NSA – Optivest, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
Nevada	Banning Storage, LLC	Membership	100%
Delaware	Eagle Bow Wakefield, LLC	Membership	100%
Delaware	Great American Storage Partners, LLC	Membership	100%
California*	Allen Storage Partners LLC	Membership	100%
California*	Forney Storage Partners LLC	Membership	100%
California*	Grand Prairie Storage Partners LLC	Membership	100%
California*	Murphy Storage Partners LLC	Membership	100%
California*	Terrell Storage Partners LLC	Membership	100%
California*	Optivest Storage Partners of Austin, LLC	Membership	100%
*Entity has been cancelled in California, but remains qualified as a foreign entity in Texas.

Parent: NSA Storage Solutions, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
Arizona	Fletcher Heights Storage Solutions, L.L.C.	Membership	100%
Arizona	Broadway Storage Solutions, L.L.C.	Membership	100%

Parent: SecurCare Portfolio Holdings, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
Delaware	All Stor Indian Trail, LLC	Membership	100%
Delaware	SecurCare Oklahoma I, LLC	Membership	100%
Delaware	SecurCare Oklahoma II, LLC	Membership	100%
Delaware	SecurCare Properties I, LLC	Membership	100%
Louisiana	Shreve Storage Equities, L.L.C.	Membership	100%
Delaware	SecurCare Properties II, LLC	Membership	100%
Delaware	All Stor Swansboro II, LLC	Membership	100%
Louisiana	NBI Properties, L.L.C.	Membership	100%
Delaware	SecurCare Colorado III, LLC	Membership	100%
Delaware	Securcare of Colorado Springs #602 GP, LLC	Membership	100%
Colorado	SecurCare of Colorado Springs #602, Ltd.	Limited Partner	100%

Parent: SecurCare of Colorado Springs #602 GP, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
Delaware	SecurCare of Colorado Springs #602, Ltd.	General Partner	100%

Parent: NSA-Optivest Acquisition Holdings, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
Arizona	Bullhead Freedom Storage, L.L.C.	Membership	100%
Delaware	American Mini Storage – San Antonio, LLC	Membership	100%
Delaware	StoreMore Self Storage – Pecos Road, LLC	Membership	100%
Texas	WCAL, LLC	Membership	100%
California	GAK, LLC	Membership	100%

Parent: NSA Northwest Holdings II, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
Oregon	HPRH Storage, LLC	Membership	100%
Oregon	ABC-RV and Mini Storage, LLC	Membership	100%
Washington	Freeway Self Storage, L.L.C.	Membership	100%
Washington	Aberdeen Mini Storage Limited Liability Company	Membership	100%
Oregon	Banks Storage, LLC	Membership	100%
Washington	S and S Storage, LLC	Membership	100%
Oregon	Portland Mini Storage, LLC	Membership	100%
Washington	Vancouver Mini Storage, LLC	Membership	100%
Washington	Salem Self Stor, LLC	Membership	100%
Oregon	Canyon Road Storage, LLC	Membership	100%
Oregon	Bauer NW Storage, LLC	Membership	100%
Oregon	East Bank Storage, L.L.C.	Membership	100%
Oregon	Damascus Mini Storage LLC	Membership	100%
Oregon	Hood River Mini Storage LLC	Membership	100%
Oregon	Sherwood Storage, LLC	Membership	100%
Oregon	Gresham Mini & RV Storage, LLC	Membership	100%
Oregon	Wilsonville Just Store It, LLC	Membership	100%
Oregon	Tualatin Storage, LLC	Membership	100%
Oregon	ICDC II, LLC	Membership	100%

Parent: NSA Acquisition Holdings, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
Delaware	NSA-SecurCare Acquisition Holdings, LLC	Membership	100%

Parent: NSA SecurCare Acquisition Holdings, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
Delaware	SecurCare Fayettville I, LLC	Membership	100%
Parent: NSA Northwest Holdings III, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
Delaware	NSA NW Holdings III Chief Manager, LLC	Membership	100%
Oregon	Estacada SPE LLC	Membership	99%
Oregon	Cornelius SPE LLC	Membership	99%
Washington	All Spanaway Storage LLC	Membership	99%
Oregon	Prineville SPE LLC	Membership	99%
Oregon	The Dalles Storage SPE, LLC	Membership	99%
Washington	Fisher’s Landing Storage, LLC	Membership	99%
Washington	Seatac Storage, LLC	Membership	99%
Washington	A-Z Self Storage LLC	Membership	99%
Oregon	Gresham Mini Storage, LLC	Membership	99%

Parent: NSA NW Holdings III Chief Manager, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
Oregon	Estacada SPE LLC	Membership	1%
Oregon	Cornelius SPE LLC	Membership	1%
Washington	All Spanaway Storage LLC	Membership	1%
Oregon	Prineville SPE LLC	Membership	1%
Oregon	The Dalles Storage SPE, LLC	Membership	1%
Washington	Fisher’s Landing Storage, LLC	Membership	1%
Washington	Seatac Storage, LLC	Membership	1%
Washington	A-Z Self Storage, LLC	Membership	1%
Oregon	Gresham Mini Storage, LLC	Membership	1%

Parent: NSA SecurCare Holdings, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
Delaware	NSA SecurCare CMBS I, LLC	Membership	100%

Parent: NSA SecurCare CMBS I, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
Delaware	NSA-SecurCare, LLC	Membership	100%

Parent: NSA - SecurCare, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
Delaware	SecurCare Properties II R, LLC	Membership	100%
Delaware	SecurCare Value Properties R, LLC	Membership	100%
Colorado	Oklahoma Self Storage LP	Limited Partner	99.5%
Delaware	Oklahoma Self Storage GP, LLC	Membership	100%

Parent: Oklahoma Self Storage GP, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
Colorado	Oklahoma Self Storage LP	General Partner	0.5%

Parent: NSA Northwest Holdings, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
Delaware	NSA Northwest CMBS II, LLC	Membership	100%

Parent: NSA Northwest CMBS II, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
Delaware	NSA - Northwest II, LLC	Membership	100%

Parent: NSA – Northwest II, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
Oregon	Bend – Eugene Storage, LLC	Membership	99%
Washington	Bishop Road Mini Storage, LLC	Membership	99%
Oregon	Forest Grove Mini Storage, LLC	Membership	99%
Oregon	Gresham Storage, LLC	Membership	99%
Oregon	Highway 97 Mini Storage, LLC	Membership	99%
Oregon	Highway 99 Mini Storage, LLC	Membership	99%
Washington	Keepers Storage, LLC	Membership	99%
Washington	Lewisville Storage, LLC	Membership	99%
Oregon	Safegard Mini Storage, LLC	Membership	99%
Oregon	Springfield Mini Storage, LLC	Membership	99%
Oregon	Supreme Storage, LLC	Membership	99%
Oregon	Troutdale Mini Storage, LLC	Membership	99%
Delaware	Northwest II Chief Manager, LLC	Membership	100%

Parent: NSA – Northwest II Chief Manager, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
Oregon	Bend – Eugene Storage, LLC	Membership	1%
Washington	Bishop Road Mini Storage, LLC	Membership	1%
Oregon	Forest Grove Mini Storage, LLC	Membership	1%
Oregon	Gresham Storage, LLC	Membership	1%
Oregon	Highway 97 Mini Storage, LLC	Membership	1%
Oregon	Highway 99 Mini Storage, LLC	Membership	1%
Washington	Keepers Storage, LLC	Membership	1%
Washington	Lewisville Storage, LLC	Membership	1%
Oregon	Safegard Mini Storage, LLC	Membership	1%
Oregon	Springfield Mini Storage, LLC	Membership	1%
Oregon	Supreme Storage, LLC	Membership	1%
Oregon	Troutdale Mini Storage, LLC	Membership	1%

Parent: NSA All Stor, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
Delaware	All Stor NC, LLC	Membership	99%
Delaware	All Stor Carolina Beach, LLC	Membership	99%
Delaware	All Stor Durham, LLC	Membership	99%
Delaware	All Stor Swansboro, LLC	Membership	99%
Delaware	All Stor Asheville, LLC	Membership	99%
Delaware	All Stor Prospect, LLC	Membership	99%
Ohio	Square Foot Springhill, LLC	Membership	99%
Delaware	All Stor MH, LLC	Membership	99%
Delaware	NSA All Stor Chief Manager, LLC	Membership	100%

Parent: NSA All Stor Chief Manager, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
Delaware	All Stor NC, LLC	Membership	1%
Delaware	All Stor Carolina Beach, LLC	Membership	1%
Delaware	All Stor Durham, LLC	Membership	1%
Delaware	All Stor Swansboro, LLC	Membership	1%
Delaware	All Stor Asheville, LLC	Membership	1%
Delaware	All Stor Prospect, LLC	Membership	1%
Ohio	Square Foot Springhill, LLC	Membership	1%
Delaware	All Stor MH, LLC	Membership	1%

Parent: Hide Away SPE, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
Delaware	Hide Away Storage Holdings, LLC	Membership	100%

Parent: NSA-Colton Holdings, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
Delaware	NSA-C Holdings, LLC	Membership	100%

Parent: NSA-GSC Holdings, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
California	Washington Murrieta II, LLC	Membership	100%
California	Washington Murrieta IV, LLC	Membership	100%
Delaware	NSA-G Holdings, LLC	Membership	100%

Parent: NSA GSC DR, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
California	Carlsbad Airport Self Storage, LP	Limited Partner	30%
California	GSC Indio Ltd.	Limited Partner	30%
California	GSC Mesquite, LP	Limited Partner	30%

Parent: NSA Colton DR, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
California	Colton Duarte, L.P.	Limited Partner	30%
California	Colton CV, L.P.	Limited Partner	30%
California	Colton Plano, L.P.	Limited Partner	30%
California	Colton Paramount, L.P.	Limited Partner	30%

Parent: NSA Colton DR GP, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
California	MINI I, Limited	General Partner	30%
California	Colton Encinitas, L.P.	Limited Partner	30%
California	Colton Campus Pt., L.P.	Limited Partner	30%

Parent: NSA GSC DR GP, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
California	GSC Irvine / Main LP	Limited Partner	30.04%
California	SAG Arcadia, LP	General Partner	30%

Parent: NSA Universal DR, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
California	Fontana Universal Self Storage, a California Limited Partnership	General Partner	49%
California	Corona Universal Self Storage, a California Limited Partnership	General Partner	49%
California	Hesperia Universal Self Storage, a California Limited Partnership	General Partner	49%
California	Loma Linda Universal Self Storage, a California Limited Partnership	General Partner	49%
California	Universal Self Storage Hesperia LLC	Membership	49%
California	Universal Self Storage Highland, a California Limited Partnership	General Partner	49%
California	Universal Self Storage San Bernardino LLC	Membership	49%
California	Upland Universal Self Storage, a California Limited Partnership	General Partner	49%

Parent: NSA BV DR, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
Delaware	SecurCare American Portfolio, LLC	Membership	48%

Parent: SecurCare American Portfolio, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
Delaware	SecurCare Moreno Valley, LLC	Membership	100%
Delaware	SecurCare American Properties II, LLC	Membership	100%

Parent: SecurCare American Properties II, LLC

Jurisdiction of Organization of each Subsidiary of the above Parent	Legal Entity Name of each Subsidiary of the above Parent	Type of Equity Interest held by the above Parent	Percent Ownership Interest of the above Parent
Delaware	SAP – II YSI #1, LLC	Membership	100%

Schedule 7.2 – Part II
Partially-Owned Entities of NSA REIT
None.

Schedule 7.6 – Part I
Property Owned or Leased by NSA REIT and Subsidiaries

Holding Entity	Property Name	Site Address	City	State	Zip Code
NSA Property Holdings, LLC	NW - 88th Street Storage	6212 NE 89th Street	Vancouver	WA	98665
NSA Property Holdings, LLC	NW - Barlow Mini Storage	24622 S Barlow Road	Canby	OR	97013
NSA Property Holdings, LLC	NW - C/W Mini Storage	345 Shepherd Road	Camas	WA	98607
NSA Property Holdings, LLC	NW - Clackamas River Mini Storage	13003 SE Hwy212	Clackamas	OR	97015
NSA Property Holdings, LLC	NW - Smith Rock Storage	1030 B Avenue	Terrebonne	OR	97760
NSA Property Holdings, LLC	NW - Redmond Mini Storage	1401 North Highway 97	Redmond	OR	97756
NSA Property Holdings, LLC	NW - Molalla Mini Storage	704 West Main Street	Molalla	OR	97038
NSA Property Holdings, LLC	NW - Eugene Mini Warehouse	3550 W 11th Avenue	Eugene	OR	97402
NSA Property Holdings, LLC	NW - Sav-N-Lock of Eugene	3210 W 11th Avenue	Eugene	OR	97402
NSA Property Holdings, LLC	NW - Scappoose Secure Storage	53365 Columbia River Highway	Scappoose	OR	97056
NSA Property Holdings, LLC	NW - St Helens Mini	295 S Vernonia Road	St. Helens	OR	97051
Banning Storage, LLC	Storemore! Self Storage- Banning	2909 W Lincoln St	Banning	CA	92220
SecurCare Properties II R, LLC	SecurCare Self Storage 0070 Durham	5311 Apex Highway	Durham	NC	27713
SecurCare Properties II R, LLC	SecurCare Self Storage 0078 Wilmington	426 South College Road	Wilmington	NC	28403

SecurCare Properties II R, LLC	SecurCare Self Storage 0158 Sandy Springs	8457-D Roswell Road	Dunwoody	GA	30350
SecurCare Value Properties R, LLC	SecurCare Self Storage 0163 Columbus	4155 Milgen Road	Columbus	GA	31907
SecurCare Properties II R, LLC	SecurCare Self Storage 0166 Savannah	218 Eisenhower Drive	Savannah	GA	31406
SecurCare Value Properties R, LLC	SecurCare Self Storage 0185 Longview	1311 Northwest Loop 281	Longview	TX	75604
SecurCare Value Properties R, LLC	SecurCare Self Storage 0186 Longview	108 Gilmer Road	Longview	TX	75604
SecurCare Value Properties R, LLC	SecurCare Self Storage 0189 Meridian	3415 Highway 45 North	Meridian	MS	39301
SecurCare Value Properties R, LLC	SecurCare Self Storage 0190 Meridian	2316 Highway 19 North	Meridian	MS	39307
SecurCare Properties II R, LLC	SecurCare Self Storage 0200 Pantego	3654 W Pioneer Pkwy	Pantego	TX	76013
SecurCare Properties II R, LLC	SecurCare Self Storage 0202 Grand Prairie	914 N Beltline	Grand Prairie	TX	75050
SecurCare Value Properties R, LLC	SecurCare Self Storage 0210 Amarillo	831 N. Forest	Amarillo	TX	79106
SecurCare Value Properties R, LLC	SecurCare Self Storage 0212 Amarillo	4000 I-40 East	Amarillo	TX	79103
SecurCare Value Properties R, LLC	SecurCare Self Storage 0213 San Angelo	3120 Knickerbocker Road	San Angelo	TX	76904
SecurCare Value Properties R, LLC	SecurCare Self Storage 0215 Midland	1010 N Loop 250 W	Midland	TX	79703

SecurCare Value Properties R, LLC	SecurCare Self Storage 0216 Odessa	3233 East Highway 80	Odessa	TX	79761
SecurCare Properties II R, LLC	SecurCare Self Storage 0301 Moreno Valley	13870 Indian Street	Moreno Valley	CA	92553
SecurCare Value Properties R, LLC	SecurCare Self Storage 0387 Longview	108 Gilmer Road	Longview	TX	75604
SecurCare Properties II R, LLC	SecurCare Self Storage 0601 Co Springs	4729 Astrozon Blvd	Colorado Springs	CO	80916
SecurCare Properties II R, LLC	SecurCare Self Storage 0852 Fayetteville	526 McArthur Road	Fayetteville	NC	28311
SecurCare Properties II R, LLC	SecurCare Self Storage 0876 Tulsa	6834 S. Trenton Ave	Tulsa	OK	74136
SecurCare Properties II R, LLC	SecurCare Self Storage 0877 Tulsa	9135 S. Sheridan Road	Tulsa	OK	74133
Oklahoma Self Storage LP	SecurCare Self Storage 0878 - Tulsa	4360 South Mingo Road	Tulsa	OK	74146
SecurCare Value Properties R, LLC	SecurCare Self Storage 1201 Amarillo	3814 W Amarillo Blvd	Amarillo	TX	79106
Bend-Eugene Storage, LLC	NW - 4 Corners Mini	599 Hwy 99 N.	Eugene	OR	97402
Bend-Eugene Storage, LLC	NW - Bend Mini Storage	100 SE 3rd Street	Bend	OR	97702
Bishop Road Mini Storage, LLC	NW - Bishop Road Mini Storage	1533 Bishop Road	Chehalis	WA	98532
Forest Grove Mini Storage, LLC	NW - Forest Grove Mini Storage	3312 Pacific Ave.	Forest Grove	OR	97116
Gresham Storage, LLC	NW - Gresham Storage	629 Mt. Hood Highway	Gresham	OR	97080

Hwy 97 Mini Storage, LLC	NW - Hwy 97 Mini Storage	1600 N Hwy 97	Redmond	OR	97756
Hwy 99 Mini Storage, LLC	NW - Hwy 99 Mini Storage	1239 SE 1st Avenue	Canby	OR	97013
Keepers Storage, LLC	NW - Keepers Mini Storage	2401 Harrison Avenue	Centralia	WA	98531
Lewisville Storage, LLC	NW - Lewisville Meadows Mini Storage	18 NW 29th Avenue	Battle Ground	WA	98604
Safegard Mini Storage, LLC	NW - Safegard Mini Storage	14735 SE 82nd Drive	Clackamas	OR	97015
Springfield Mini Storage, LLC	NW - Springfield Mini Storage	2656 Olympic Avenue	Springfield	OR	97477
Supreme Storage, LLC	NW - Supreme Storage	7901 Old Hwy 99 North	Roseburg	OR	97470
Troutdale Mini Storage, LLC	NW - Troutdale Mini Storage	576 SW Halsey Street	Troutdale	OR	97060
NSA Property Holdings, LLC	NW - Oregon Self Storage	660 SE 82nd Drive	Gladstone	OR	97027
NSA Property Holdings, LLC	NW - Parkrose Mini Storage	12107 NE Erin Way	Portland	OR	97220
NSA Property Holdings, LLC	NW - Mt Hood Mini Storage	36800 Industrial Way	Sandy	OR	97055
Eagle Bow Wakefield, LLC	Eagle Storage - Bow	793 Route 3A	Bow	NH	03304
Eagle Bow Wakefield, LLC	Eagle Storage - Wakefield	1683 White Mountain Hwy	Wakefield	NH	03872
Great American Storage Partners, LLC	Great American Storage - Round Rock	16450 N Ranch Road 620	Round Rock	TX	78681
Great American Storage Partners, LLC	Great American Storage - Wylie	3475 W FM 544	Wylie	TX	75098
NSA Property Holdings, LLC	Store More Self Storage - Midwood	9023 Hwy 71 W	Austin	TX	78735

NSA Property Holdings, LLC	Store More - Allen	610 East Main St	Allen	TX	75002
NSA Property Holdings, LLC	Store More - Forney	394 East Highway 80	Forney	TX	75126
NSA Property Holdings, LLC	Store More Self Storage - Grand Prairie	4660 S. State Hwy 360	Grand Prairie	TX	75052
NSA Property Holdings, LLC	Store More - Murphy	231 West FM 544	Murphy	TX	75094
NSA Property Holdings, LLC	Store More - Terrell	3800 W Hwy 80	Terrell	TX	75160
NSA Property Holdings, LLC	StoreMore! Self Storage - Tanque Verde	6750 E Tanque Verde Rd	Tucson	AZ	85715
NSA Property Holdings, LLC	StoreMore! Self Storage - Bear Canyon	9000 E Tanque Verde	Tucson	AZ	85749
NSA Property Holdings, LLC	SecurCare Self Storage 0846 Fayetteville	2655 George Owen Road	Fayetteville	NC	28306
NSA Property Holdings, LLC	SecurCare Self Storage 0847 Fayetteville	3800 Bragg Blvd	Fayetteville	NC	28303
SecurCare Fayetteville I, LLC	SecurCare Self Storage 0845 Fayetteville	320 N. Reilly Road	Fayetteville	NC	28303
NSA - Optivest Acquisition Holdings, LLC	StoreMore! Self Storage Sahara	4375 E. Sahara Ave.Suite # 2	Las Vegas	NV	89104
Bauer NW Storage LLC	Hwy 99 Self Storage	1601 Hwy 99 North	Eugene	OR	97402
Bauer NW Storage LLC	Portland Self Storage (122nd)	5803 SE 122nd Avenue	Portland	OR	97236
Bauer NW Storage LLC	Portland Self Storage (26th)	5122 SE 26th Avenue	Portland	OR	97202
Bauer NW Storage LLC	Stor-Haus	505 Buchanan Avenue	Corvallis	OR	97330

SecurCare Portfolio Holdings, LLC	SecurCare Self Storage 0157 Pooler	108 Sharon Court	Pooler	GA	31322
SecurCare Oklahoma II, LLC	SecurCare Self Storage 0001 Oklahoma City	8900 South Sooner Road	Oklahoma City	OK	73135
SecurCare Oklahoma II, LLC	SecurCare Self Storage 0002 Oklahoma City	11700 South May Avenue	Oklahoma City	OK	73170
SecurCare Oklahoma II, LLC	SecurCare Self Storage 0003 Edmond	600 NW 178th	Edmond	OK	73012
SecurCare Oklahoma II, LLC	SecurCare Self Storage 0004 Oklahoma City	7829 W Hefner Road	Oklahoma City	OK	73162
SecurCare Oklahoma I, LLC	SecurCare Self Storage 0006 Oklahoma City	8600 Roxbury Blvd	Oklahoma City	OK	73132
SecurCare Oklahoma I, LLC	SecurCare Self Storage 0007 Edmond	168 SE 33rd Street	Edmond	OK	73013
SecurCare Oklahoma I, LLC	SecurCare Self Storage 0008 Oklahoma City	5110 NW 10th	Oklahoma City	OK	73127
SecurCare Oklahoma I, LLC	SecurCare Self Storage 0009 Oklahoma City	2420 S. Meridian	Oklahoma City	OK	73108
SecurCare Oklahoma I, LLC	SecurCare Self Storage 0010 Oklahoma City	8311 S. Western	Oklahoma City	OK	73139
SecurCare Oklahoma I, LLC	SecurCare Self Storage 0011 Midwest City	1708 S. Air Depot Blvd.	Midwest City	OK	73110
SecurCare Oklahoma I, LLC	SecurCare Self Storage 0012 Del City	201 N. Sooner Road	Oklahoma City	OK	73117
SecurCare Oklahoma I, LLC	SecurCare Self Storage 0013 Midwest City	9809 SE 29th Street	Midwest City	OK	73130

SecurCare Properties II, LLC	SecurCare Self Storage 0071 Durham	5502 Durham Chapel Hill Blvd.	Durham	NC	27707
SecurCare Properties I, LLC	SecurCare Self Storage 0072 Durham	3472 Hillsborough Road	Durham	NC	27705
SecurCare Properties I, LLC	SecurCare Self Storage 0073 Greensboro	3730 West Wendover Avenue	Greensboro	NC	27407
SecurCare Properties I, LLC	SecurCare Self Storage 0074 Raleigh	4615 Beryl Road	Raleigh	NC	27606
SecurCare Properties I, LLC	SecurCare Self Storage 0075 Raleigh	7012 Glenwood Avenue	Raleigh	NC	27612
SecurCare Properties I, LLC	SecurCare Self Storage 0077 Winston-Salem	2115 Silas Creek Parkway	Winston-Salem	NC	27103
SecurCare Properties I, LLC	SecurCare Self Storage 0152 Smyrna	2960 S. Cobb Drive	Smyrna	GA	30080
SecurCare Properties I, LLC	SecurCare Self Storage 0153 Doraville	3751 Longmire Way	Doraville	GA	30340
SecurCare Properties II, LLC	SecurCare Self Storage 0156 Decatur	4141 Snapfinger Woods Drive	Decatur	GA	30035
SecurCare Properties I, LLC	SecurCare Self Storage 0161 Augusta	1881 Gordon Highway	Augusta	GA	30904
SecurCare Properties I, LLC	SecurCare Self Storage 0162 Augusta	3121 Washington Road	Augusta	GA	30907
SecurCare Properties II, LLC	SecurCare Self Storage 0164 Macon	2990 Pio Nono Ave	Macon	GA	31206
SecurCare Properties I, LLC	SecurCare Self Storage 0165 Savannah	9303 Abercorn Exten.	Savannah	GA	31406

SecurCare Properties II, LLC	SecurCare Self Storage 0169 Arlington	3016 S. Cooper	Arlington	TX	76015
SecurCare Properties II, LLC	SecurCare Self Storage 0170 Arlington	2331 S. Collins	Arlington	TX	76014
SecurCare Properties II, LLC	SecurCare Self Storage 0171 Arlington	2306 N. Collins	Arlington	TX	76011
SecurCare Properties I, LLC	SecurCare Self Storage 0172 Bedford	1320 Norwood Dr	Bedford	TX	76022
SecurCare Properties I, LLC	SecurCare Self Storage 0207 El Paso	5717 Will Ruth Ave	El Paso	TX	79924
SecurCare Properties I, LLC	SecurCare Self Storage 0208 El Paso	4701 Osborne Drive	El Paso	TX	79922
SecurCare Properties I, LLC	SecurCare Self Storage 0222 Oklahoma City	20 West Wilshire Blvd	Oklahoma City	OK	73116
SecurCare Properties I, LLC	SecurCare Self Storage 0224 Greenville	1412 Poinsett Highway	Greenville	SC	29609
SecurCare Properties I, LLC	SecurCare Self Storage 0225 Greenville	2815 White Horse Road	Greenville	SC	29611
SecurCare Properties I, LLC	SecurCare Self Storage 0226 Morrow	1515 Mt Zion Road	Morrow	GA	30260
SecurCare Properties II, LLC	SecurCare Self Storage 0510 Broomfield	2460 East Midway Blvd.	Broomfield	CO	80234
SecurCare of Colorado Springs 602, Ltd.	SecurCare Self Storage 0602 Co Springs	1545 S. Nevada Ave.	Colorado Springs	CO	80905
SecurCare Colorado III, LLC	SecurCare Self Storage 0603 Co Springs	3420 Vickers Drive	Colorado Springs	CO	80918

SecurCare Properties I, LLC	SecurCare Self Storage 0604 Co Springs	777 S. Academy Blvd.	Colorado Springs	CO	80910
SecurCare Colorado III, LLC	SecurCare Self Storage 0606 Co Springs	2005 King St	Colorado Springs	CO	80904
SecurCare Properties I, LLC	SecurCare Self Storage 0800 Ft Collins	1961 Caribou Drive	Fort Collins	CO	80525
SecurCare Properties I, LLC	SecurCare Self Storage 0801 Ft Collins	4815 Boardwalk Drive	Fort Collins	CO	80525
SecurCare Properties I, LLC	SecurCare Self Storage 0851 Raleigh	6501 Hillsborough Street	Raleigh	NC	27606
SecurCare Properties I, LLC	SecurCare Self Storage 0853 Fayetteville	1057 Rim Road	Fayetteville	NC	28314
SecurCare Properties I, LLC	SecurCare Self Storage 0854 Wilmington	6837 Market Street	Wilmington	NC	28405
SecurCare Properties I, LLC	SecurCare Self Storage 0855 Norcross	1 Western Hills Court	Norcross	GA	30071
SecurCare Properties I, LLC	SecurCare Self Storage 0856 Marietta	1185 South Cobb Drive	Marietta	GA	30060
SecurCare Properties I, LLC	SecurCare Self Storage 0870 Tulsa	8905 S. Lewis	Tulsa	OK	74137
SecurCare Properties I, LLC	SecurCare Self Storage 0871 Tulsa	3218 S. Garnett Road	Tulsa	OK	74146
SecurCare Properties I, LLC	SecurCare Self Storage 0872 Tulsa	1434 S. Sheridan	Tulsa	OK	74112
SecurCare Properties I, LLC	SecurCare Self Storage 0873 Tulsa	9727 East 11th	Tulsa	OK	74128
SecurCare Properties I, LLC	SecurCare Self Storage 0874 Tulsa	12323 East Skelly Drive	Tulsa	OK	74128

SecurCare Properties I, LLC	SecurCare Self Storage 0875 Tulsa	6436 S. Peoria	Tulsa	OK	74136
SecurCare Properties I, LLC	SecurCare Self Storage 0880 Marietta	523 Wylie Road	Marietta	GA	30067
SecurCare Properties I, LLC	SecurCare Self Storage 1001 College Station	3400 Longmire Drive	College Station	TX	77845
SecurCare Properties II, LLC	SecurCare Self Storage 1002 College Station	3400 Longmire Drive	College Station	TX	77845
SecurCare Properties I, LLC	SecurCare Self Storage 1003 College Station	4074 State Hwy 6 South	College Station	TX	77845
SecurCare Properties II, LLC	SecurCare Self Storage 1004 College Station	4074 State Hwy 6 South	College Station	TX	77845
SecurCare Properties II, LLC	SecurCare Self Storage 1005 Bryan	2306 S College Avenue	Bryan	TX	77801
SecurCare Properties II, LLC	SecurCare Self Storage 1006 Bryan	2306 S. College Ave	Bryan	TX	77801
SecurCare Properties II, LLC	SecurCare Self Storage 1007 Tulsa	11525 W. 59th Street	Sand Springs	OK	74063
SecurCare Properties I, LLC	SecurCare Self Storage 1008 Tulsa	5815 S. Mingo Road	Tulsa	OK	74146
SecurCare Properties II, LLC	SecurCare Self Storage 1009 Tulsa	11122 E. 61st St.	Tulsa	OK	74133
SecurCare Properties II, LLC	SecurCare Self Storage 1010 Tulsa	6308 South Mingo Road	Tulsa	OK	74133
HPRH Storage, LLC	NW - Attic Storage	3150 Hawthorne Avenue	Eugene	OR	97402
ABC RV and Mini Storage, L.L.C.	Cipole Road Mini Storage & RV	20475 SW Cipole Road	Sherwood	OR	97140
Banks Storage, LLC	Banks Storage	42270 NW Oak Way	Banks	OR	97106

S and S Storage, LLC	Safe and Sound Storage	421 NE 104th Avenue	Vancouver	WA	98664
Portland Mini Storage LLC	Portland Mini Storage	3510 NE Columbia Blvd	Portland	OR	97211
Vancouver Mini Storage, LLC	Vancouver Mini	4200 NE 78th Street	Vancouver	WA	98665
Salem Self Stor, LLC	Self Stor (Salem)	3191 Del Webb Avenue NE	Salem	OR	97301
Freeway Self Storage, L.L.C.	Freeway Self Storage	10611 18th Ave. East	Tacoma	WA	98445
Aberdeen Mini Storage Limited Liability Company	Aberdeen Mini Storage	316 South Washington St.	Aberdeen	WA	98520
Bullhead Freedom Storage, LLC	Freedom Storage - Bullhead City	2123 Interstate Place	Bullhead City	AZ	86442
NSA-Optivest Acquisition Holdings, LLC	StoreMore! Self Storage - Sunset LV	3921 E Sunset	Las Vegas	NV	89120
American Mini Storage- San Antonio, LLC	StoreMore Self Storage-San Antonio	3567 Fredericksburg Road	San Antonio	TX	78201
NSA-G Holdings, LLC	StorAmerica - Hawaiian Gardens	12336 Carson St	Hawaiian Gardens	CA	90716
NSA-G Holdings, LLC	StorAmerica - Montclair	10580 Benson Ave	Montclair	CA	91763
NSA Northwest Holdings II, LLC	Old Mill Self Storage	150 SW Industrial Way	Bend	OR	97702
NSA Northwest Holdings II, LLC	All Star Storage	136 SW Century Dr	Bend	OR	97702
NSA Northwest Holdings II, LLC	A-1 Westside Storage	317 SW Columbia St.	Bend	OR	97702
SecurCare Properties II, LLC	SecurCare Self Storage 0080 Asheville	197 Deaverview Road	Ashville	NC	28806
East Bank Storage, L.L.C.	Portland Storage	215 SE Morrison Street	Portland	OR	97214

East Bank Storage, L.L.C.	Portland Storage Too	109 SE Alder Street	Portland	OR	97214
NSA-G Holdings, LLC	AllSafe Freeway Storage	1807 Columbia Ave.	Riverside	CA	92507
NSA-G Holdings, LLC	Leave It Lock It Self Storage	1825 Service Court	Riverside	CA	92507
SecurCare Properties II, LLC	SecurCare Self Storage 0183 Longview	1909 W Loop 281	Longview	TX	75604
SecurCare Properties II, LLC	SecurCare Self Storage 0082 Savannah	15050 Abercorn Street	Savannah	GA	31419
SecurCare Properties II, LLC	SecurCare Self Storage 0184 Longview	3400 E Marshall Ave	Longview	TX	75601
Damascus Mini Storage LLC	Damascus Mini Storage	14613 SE Old Barn Lane	Damascus	OR	97089
Sherwood Storage, LLC	Sherwood Mini Storage	20865 SW Wildrose Place	Sherwood	OR	97140
Gresham Mini & RV Storage, LLC	Gresham Mini & RV	614 SE 202nd Avenue	Portland	OR	97233
Wilsonville Just Store It, LLC	Willsonville Just Store it	9455 SW Wilsonville Road	Wilsonville	OR	97070
ICDC II, LLC	Columbia Self Storage	755 N Columbia River Hwy	St Helens	OR	97051
Tualatin Storage, LLC	Tualatin Mini Storage	18270 S W Pacific Highway	Tualatin	OR	97062-6964
NSA - Optivest Acquisition Holdings, LLC	A Lotta Storage & Mail Etc. - Blythe	940 W. Rice St.	Blythe	CA	92225
GAK, LLC	Cypress Mini- Storage	8882 Watson St	Cypress	CA	90630
NSA - Optivest Acquisition Holdings, LLC	StoreMore! Self Storage - Peoria	8580 N. 91st Ave	Peoria	AZ	85345-8313

WCAL, LLC	Store More Self Storage- Victorville	11622 Amargosa Rd.	Victorville	CA	92392
NSA-G Holdings, LLC	StorAmerica - Ontario	1661 S. Campus Ave	Ontario	CA	91761
NSA - Optivest Acquisition Holdings, LLC	Eagle Storage	221 Knox Marsh Road	Dover	NH	03820
StoreMore Self Storage – Pecos Road, LLC	StoreMore! Self Storage Pecos	3043 N Pecos Road	Las Vegas	NV	89115
NSA - Optivest Acquisition Holdings, LLC	Fort MohaveStorage	4144 S Arcadia Lane	Fort Mohave	AZ	86426
NSA-G Holdings, LLC	StorAmerica - Victorville 1	14915 La Mesa Rd	Victorville	CA	92392
SecurCare Properties II, LLC	SecurCare Self Storage 0081 Asheville	75 Highland Center Blvd	Ashville	NC	28806
SecurCare Moveit McAllen, LLC	Move It Self Storage - North 10th Street	5901 North 10th Street	McAllen	TX	78504
Cornelius SPE LLC	Cornelius Mini Storage	3437 E Baseline Street	Cornelius	OR	97113
Estacada SPE LLC	Estacada Mini Storage	2330 NW Campus Drive	Estacada	OR	97023
Fisher’s Landing Storage, LLC	Fishers’s Landing Storage LLC	2410 SE 164th Avenue	Vancouver	WA	98683
Prineville SPE LLC	Prineville Mini Storage	1222 NW Madras Highway	Prineville	OR	97754
Seatac Storage, LLC	International Blvd. Self Storage	19825 International Blvd. S	SeaTac	WA	98188
SecurCare MoveIt McAllen, LLC	Move It Self Storage - McAllen	2101 Industrial Drive	McAllen	TX	78504
SecurCare MoveIt McAllen, LLC	Move It Self Storage - Mission	2101 W. Griffin Pkwy	Mission	TX	78572

SecurCare MoveIt McAllen, LLC	Move It Self Storage - Sharyland	317 N. Shary Rd	Mission	TX	78572
SecurCare MoveIt McAllen, LLC	Move It Self Storage - Donna	1091 W. Expressway 83	Donna	TX	78537
SecurCare MoveIt McAllen, LLC	Move It Self Storage - Edinburg	2400 S Expressway 281	Edinburg	TX	78542
SecurCare MoveIt McAllen, LLC	Move It Self Storage - La Feria	3401 W. Expressway 83	La Feria	TX	78559
SecurCare MoveIt McAllen, LLC	Move It Self Storage - Pharr	714 E. Ferguson Ave	Pharr	TX	78577
SecurCare MoveIt McAllen, LLC	Move It Self Storage - San Benito	1770 W. Expressway 77/83	San Benito	TX	78586
SecurCare MoveIt McAllen, LLC	Move It Self Storage - Weslaco	417 E. 18th Street	Weslaco	TX	78596
GSC Mesquite, LP	StorAmerica - GSC Mesquite	4550 E Mesquite Ave	Palm Springs	CA	92264
Carlsbad Airport Self Storage, LP	Carlsbad Airport Self Storage	1910 Palomar Oaks Way	Carlsbad	CA	92008
GSC Indio Ltd.	StorAmerica - Indio	43421 Monroe St	Indio	CA	92201
Colton Plano, L.P.	Plano Self Storage	30359 Esperanza	Rancho Santa Margarita	CA	92688
Colton CV, L.P.	Crown Valley Self Storage	27680 Center Drive	Mission Viejo	CA	92692
Colton Paramount, L.P.	Paramount- Jackson Self Storage	7752 Jackson St	Paramount	CA	90723
Colton Duarte, LP	StorAmerica - Duarte	2250 Central Ave	Duarte	CA	91010
All Spanaway Storage LLC	All Spanaway Storage	21303 Mountain Hwy East	Spanaway	WA	98387
NSA Northwest Holdings II, LLC	Armadillo Self Storage	7901 Old Hwy 99 North	#N/A	OR	97470

NSA-Optivest Acquisition Holdings, LLC	StoreMore Self Storage - Queen Creek	22025 S. Scotland Ct	Queen Creek	AZ	85142
NSA-Optivest Acquisition Holdings, LLC	StoreMore! Self Storage - Mesa	6660 E. Main Street	Mesa	AZ	85205
Washington Murrieta II, LLC	StorAmerica - Scottsdale	6933 E. Thomas Rd	Scottsdale	AZ	85251
NSA-G Holdings, LLC	StorAmerica - Phoenix 24th	3114 N. 24th St	Phoenix	AZ	85016
NSA-G Holdings, LLC	StorAmerica - Palm Desert	74876 42nd Ave	Palm Desert	CA	92260
NSA-G Holdings, LLC	StorAmerica - Oceanside	3560 Mission Ave.	Oceanside	CA	92058
NSA-C Holdings, LLC	StorAmerica - Victorville 2	12176 Locust Ave	Victorville	CA	92395
A-Z Self Storage, LLC	A-Z Self Storage	7523 NE Hwy 99	Vancouver	WA	98665
Mini I, Limited	A-1 Self Storage	4918 W. First St.	Santa Ana	CA	92703
SAG Arcadia, LP	StorAmerica - SAG Arcadia	5630 Peck Rd	Arcadia	CA	91006
Gresham Mini Storage, LLC	Gresham Mini Storage	2660 NW Division Street	Gresham	OR	97030
NSA-Optivest Acquisition Holdings, LLC	StoreMore! Self Storage - Buda	227 Park 35 Cove N.	Buda	TX	78610
Hood River Mini Storage LLC	Hood River Mini	2455 W Cascade Avenue	Hood River	OR	97031
The Dalles Storage SPE, LLC	The Dalles Storage	954 Hostetler Way	The Dalles	OR	97058
SecurCare Portfolio Holdings, LLC	SecurCare Self Storage 0085 Wilson	4371 Raleigh Road Parkway	Wilson	NC	27896
SecurCare Portfolio Holdings, LLC	SecurCare Self Storage 0086 Wilson	1900 Westwood Avenue	Wilson	NC	27893

Canyon Road Storage, LLC	Canyon Road	9065 SW Canyon Road	Portland	OR	97225
Colton Campus PT., L.P.	All American Self Storage	6225 El Cajon Blvd	San Diego	CA	92115
NSA GSC DR GP, LLC	Irvine Self Storage	2960 Main St	Irvine	CA	92614
Washington Murrieta IV, LLC	StorAmerica - Phoenix 52nd	2845 N. 52nd St	Phoenix	AZ	85008
NSA-C Holdings, LLC	Statewide Self Storage	18671 Van Buren Blvd	Riverside	CA	92508
NSA-C Holdings, LLC	Country Club Self Storage	749 Main Street	Riverside	CA	92501
Colton Encinitas, L.P.	El Camino Self Storage	201 S El Camino Real	Encinitas	CA	92024
SecurCare Moveit McAllen, LLC	Move It Self Storage - LBJ	8500 LBJ Freeway	Dallas	TX	75243
All Stor Carolina Beach, LLC	SecurCare Self Storage 0079 Wilmington	5835 Carolina Beach Road	Wilmington	NC	28412
All Stor Durham, LLC	SecurCare Self Storage 0084 Durham	2015 Sherron Road	Durham	NC	27703
All Stor Swansboro, LLC	SecurCare Self Storage 0088 Swansboro	1044 W. Corbett Avenue	Swansboro	NC	28584
All Stor Indian Trail, LLC	SecurCare Self Storage 0090 Indian Trail	4919 Unionville Indian Trail Rd.	West Indian Trail	NC	28079
All Stor Prospect, LLC	SecurCare Self Storage 0700 Prospect	13306 US Highway 42	Prospect	KY	40059
Broadway Storage Solutions, L.L.C.	Broadway Storage Solutions	3945 E. Broadway Road	Mesa	AZ	85206
Fletcher Heights Storage Solutions, L.L.C.	Fletcher Heights Storage Solutions	8266 W. Lake Pleasant Parkway	Peoria	AZ	85382

NSA Storage Solutions, LLC	Tatum Ranch	29201 N. Cave Creek Road	Cave Creek	AZ	85331
All Stor NC, LLC	SecurCare Self Storage 0083 Morrisville	900 Morrisville Parkway	Morrisville	NC	28105
All Stor NC, LLC	SecurCare Self Storage 0089 Rock Hill	1679 Cranium Drive	Rock Hill	SC	29732
All Stor NC, LLC	SecurCare Self Storage 0091 Matthews	720 Matthews- Mint Hill Road	Matthews	NC	28105
All Stor NC, LLC	SecurCare Self Storage 0092 Charlotte	8438 East Independence Blvd	Charlotte	NC	28277
Square Foot Springhill, LLC	SecurCare Self Storage 0400 Davenport	2825 Jacks Road	Davenport	FL	33897
Square Foot Springhill, LLC	SecurCare Self Storage 0401 Spring Hill	1000 Commercial Way	Spring Hill	FL	34606
Shreve Storage Equities, LLC	SecurCare Self Storage 0178 Shreveport	1333 Shreveport- Barksdale Hwy	Shreveport	LA	71105
Shreve Storage Equities, LLC	SecurCare Self Storage 0179 Shreveport	1780 E. Bert Kouns Industrial Loop	Shreveport	LA	71105
Shreve Storage Equities, LLC	SecurCare Self Storage 0180 Shreveport	9211 Youree Drive	Shreveport	LA	71115
Shreve Storage Equities, LLC	SecurCare Self Storage 0181 Shreveport	747 American Way Shreveport	Shreveport	LA	71118
Shreve Storage Equities, LLC	SecurCare Self Storage 0182 Shreveport	2900 Bert Kouns Industrial Loop	Shreveport	LA	71118
All Stor Asheville, LLC	SecurCare Self Storage 0087 Wilson	3941 Lake Wilson Road	Wilson	NC	27896

SecurCare MoveIt McAllen, LLC	Move It Self Storage - Riviera East	620 Normandy Rd	Houston	TX	77015
SecurCare Properties II, LLC	SecurCare Self Storage 0154 Canton	141 Butterworth	Canton	GA	30114
SecurCare Properties II, LLC	SecurCare Self Storage 0155 Cumming	5990 Parkway N Blvd	Cumming	GA	30040
Corona Universal Self Storage LP	Universal Self Storage - Corona	2050 Compton Avenue	Corona	CA	92881
Fontana Universal Self Storage LP	Universal Self Storage - Fontana	15007 Bridlepath Drive	Fontana	CA	92336
Hesperia Universal Self Storage LP	Universal Self Storage Hesperia @ Fresno	10150 “I” Avenue	Hesperia	CA	92345
Universal Self Storage Hesperia LLC	Universal Self Storage Hesperia @ Juniper	9312 “I” Avenue	Hesperia	CA	92345-6203
Universal Self Storage Highland LP	Universal Self Storage - Highland	28099 Greenspot Road	Highland	CA	92346
Loma Linda Universal Self Storage LP	Universal Self Storage - Loma Linda	25980 Barton Road	Loma Linda	CA	92324
Universal Self Storage San Bernardino LLC	Universal Self Storage - San Bernandino	3086 W. Kendall Drive	San Bernardino	CA	92407
Upland Universal Self Storage LP	Universal Self Storage - Upland	1695 N. Benson Avenue	Upland	CA	91784
NSA Property Holdings, LLC	St. Johns Storage	8190 N Lombard St.	Portland	OR	97203
All Stor MH, LLC	SecurCare Self Storage 0093 Mt. Holly	540 Highland St.	Mt. Holly	NC	28120
NSA Property Holdings, LLC	Three Rivers	1699 13th Ave S.	Kelso	WA	98626

NSA Property Holdings, LLC	Eagle Storage Londonderry	9 Londonderry Road	Londonderry	NH	3053
SecurCare Moreno Valley LLC	SecurCare Self Storage 0302 Moreno Valley	25065 Globe Street	Moreno Valley	CA	92551
SAP - II YSI #1, LLC	SecurCare Self Storage 0303 Hemet	42335 East Florida Avenue	Hemet	CA	92544
SAP - II YSI #1, LLC	SecurCare Self Storage 0304 Riverside	2020 Mount Baldy Drive	Riverside	CA	92508
SAP - II YSI #1, LLC	SecurCare Self Storage 0305 Riverside	4909 Felspar Street	Riverside	CA	92509
SAP - II YSI #1, LLC	SecurCare Self Storage 0307 Riverside	8464 Mission Bvld.	Riverside	CA	92509
SAP - II YSI #1, LLC	SecurCare Self Storage 0308 Bloomington	1377 South Lilac	Bloomington	CA	92316
SAP - II YSI #1, LLC	SecurCare Self Storage 0310 San Bernardino	5185 Hallmark Parkway	San Bernardino	CA	92407
SAP - II YSI #1, LLC	SecurCare Self Storage 0311 San Bernardino	981 West Mill Street	San Bernardino	CA	92410
SAP - II YSI #1, LLC	SecurCare Self Storage 0312 Redlands	25825 Redlands Bvld.	Redlands	CA	92373
SAP - II YSI #1, LLC	SecurCare Self Storage 0313 Highland	2650 East Highland Avenue	Highland	CA	92346
SAP - II YSI #1, LLC	SecurCare Self Storage 0314 Highland	26441 Highland Avenue	Highland	CA	92346
SAP - II YSI #1, LLC	SecurCare Self Storage 0315 Yucaipa	31741 Yucaipa Blvd.	Yucaipa	CA	92399

SAP - II YSI #1, LLC	SecurCare Self Storage 0848 Fayetteville	1939 Skibo Road	Fayetteville	NC	28314
SAP - II YSI #1, LLC	SecurCare Self Storage 0849 Fayetteville	3520 Bragg Bvld.	Fayetteville	NC	28303
NSA Property Holdings, LLC	I-20 Self Storage	9600 Helm Trail	Forney	TX	75126
SecurCare Properties II, LLC	SecurCare Self Storage 0227 Spartanburg	1480 Boiling Springs Road	Spartanburg	SC	29303
NSA Property Holdings, LLC	SecurCare Self Storage 0015 - Moore 19th St.	1001 SW 19th Street-	Moore	OK	73160
NSA Property Holdings, LLC	SecurCare Self Storage 0016 - Norman Research	2002 Research Park	Norman	OK	73069
NSA Property Holdings, LLC	SecurCare Self Storage 0017 - Norman	2430 12th Ave NE	Norman	OK	73071
SecurCare Moveit McAllen, LLC	Move It Self Storage - Fondren	6450 A Spellman Road	Houston	TX	77096
NSA Property Holdings, LLC	SecurCare Self Storage 0702 Indianapolis	4115 Heiney Road	Indianapolis	IN	46241
NSA Property Holdings, LLC	SecurCare Self Storage 0705 Avon	9303 US Highway 36	Avon	IN	46123
NSA Property Holdings, LLC	SecurCare Self Storage 0706 Avon	71 Vista Parkway	Avon	IN	46123
NSA Property Holdings, LLC	SecurCare Self Storage 0607 Pueblo	90 Greenhorn Drive	Pueblo	CO	81004
NSA Property Holdings, LLC	RightSpace Storage - Amherst	6 Caldwell Dr.	Amherst	NH	03031
NSA Property Holdings, LLC	RightSpace Storage - Nashua	15 Northwest Boulevard	Nashua	NH	03063

NSA Property Holdings, LLC	RightSpace Storage - Londonderry2	7 Mohawk Dr	Londonderry	NH	03053
NSA Property Holdings, LLC	RightSpace Storage - Derry	125 Windham Rd.	Derry	NH	03038
NSA Property Holdings, LLC	RightSpace Storage - Pembroke	714 Riverwood Dr	Pembroke	NH	03275
NSA Property Holdings, LLC	SecurCare Self Storage 0701 Camby	8969 Union Mills Drive	Camby	IN	46113
NSA Property Holdings, LLC	SecurCare Self Storage 0703 Indianapolis	4005 S Emerson Ave	Indianapolis	IN	46203
NSA Property Holdings, LLC	SecurCare Self Storage 0704 Indianapolis	8501 Rockville Road	Indianapolis	IN	46234
NSA Property Holdings, LLC	SecurCare Self Storage 0167 Monroe	1005 South Broad Street	Monroe	GA	30655
Hide Away Storage Holdings, LLC	Hide-Away Storage West	8400 Cortez Road W	Bradenton	FL	34210
Hide Away Storage Holdings, LLC	Hide-Away Storage - Beneva Rd	335 South Beneva Road	Sarasota	FL	34232
Hide Away Storage Holdings, LLC	Hide-Away Storage - Ellenton	2900 US 301 N	Ellenton	FL	34222
Hide Away Storage Holdings, LLC	Hide-Away Storage - Naples	1597 Pine Ridge Road	Naples	FL	34109
Hide Away Storage Holdings, LLC	Hide-Away Storage - 17th Street	2590 17th Street	Sarasota	FL	34234
Hide Away Storage Holdings, LLC	Hide-Away Storage - St. Petersburg	3950 34th Street South	St. Pete	FL	33711
Hide Away Storage Holdings, LLC	Hide-Away Storage - 32nd Street	4305 32nd Street West	Bradenton	FL	34205

Hide Away Storage Holdings, LLC	Hide-Away Storage - Central	3760 Cortez Road West	Bradenton	FL	34210
Hide Away Storage Holdings, LLC	Hide-Away Storage - South Sarasota	8901 S Tamiami Trail	Sarasota	FL	34238
Hide Away Storage Holdings, LLC	Hide-Away Storage - College Parkway	12859 McGregor Blvd	Fort Myers	FL	33919
Hide Away Storage Holdings, LLC	Hide-Away Portable Storage - MS	6791 28th Street Circle East	Sarasota	FL	34243
Hide Away Storage Holdings, LLC	Hide-Away Portable Storage - FN	2890 Cargo Street	Ft. Myers	FL	33916
NSA Property Holdings, LLC	Xpress Storage - Fruitville	7600 Claxstrauss Dr. & Fruitville Rd.	Sarasota	FL	34240
NSA Property Holdings, LLC	Xpress Storage - Parrish	8709 Old Tampa Road	Parrish	FL	34219
SecurCare Moveit McAllen, LLC	Move It Self Storage - Mobile	708 Montlimar Park	Mobile	AL	36693
SecurCare Moveit McAllen, LLC	Move It Self Storage - Slidell	775 Brownswitch Rd.	Slidell	LA	70458
SecurCare Moveit McAllen, LLC	Move It Self Storage - Gulfport	365 Tegarden Rd.	Gulfport	MS	39507
SecurCare Moveit McAllen, LLC	Move It Self Storage - Harrells Ferry	11500 S. Harrells Ferry Rd	Baton Rouge	LA	70816
SecurCare Moveit McAllen, LLC	Move It Self Storage - Dawnadele Ave	9530 Dawnadele Ave	Baton Rouge	LA	70809
NSA Property Holdings, LLC	Storage Central	3925 SW 25th Place	Redmond	OR	97756
NSA Property Holdings, LLC	Northgate Storage	1575 Hickory Street NE	Salem	OR	97301
SecurCare Moveit McAllen, LLC	AAA Storage – Palm Valley	7802 W. Expressway 83	Harlingen	TX	78552

NSA Property Holdings, LLC	My Self Storage Space	45800 Flower Street	Indio	CA	92201
NSA Property Holdings, LLC	Goodyear Self Storage & RV	2121 S Litchfield Road	Goodyear	AZ	85338
SecurCare Moveit McAllen, LLC	Robinson Road Self Storage	1102 Enterprise St. & 2422 Robinson Rd.	Grand Prairie	TX	75051
SecurCare Oklahoma II, LLC	SecurCare 005	7829 West Hefner Road	Oklahoma City	OK	73162

Schedule 7.6 – Part II
Existing Liens
None.

EXHIBIT A

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
This Assignment and Acceptance Agreement (the “Assignment and Acceptance Agreement”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance Agreement as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the Term Loan Facility (including, without limitation, any guarantees included in such facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance Agreement, without representation or warranty by [the][any] Assignor.

1. Assignor[s]:
2. Assignee[s]:
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender], if applicable]
3. Borrower:	NSA OP, LP
4. Administrative Agent:	Capital One, National Association, as the administrative agent under the Credit Agreement
5. Credit Agreement:
CREDIT AGREEMENT dated as of June 30, 2016, by and among NSA OP, LP, a limited partnership formed under the laws of the State of Delaware (the “Borrower”), the Lenders from time to time party thereto, and CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders, and joined in for certain purposes by certain Subsidiaries of the Borrower and NATIONAL STORAGE AFFILIATES TRUST, a Maryland real estate investment trust (“NSA REIT” or the “Parent Guarantor”).

6. Assigned Interest[s]:

Assignor[s]	Assignee[s]	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans	CUSIP Number
		$	$	%
		$	$	%

[7. Trade Date:	]

[Page break]

1 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
3 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date _______________, 20____ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Acceptance Agreement are hereby agreed to:
ASSIGNOR[S]
[NAME OF ASSIGNOR]

By:	Name: Title:
[NAME OF ASSIGNOR]

By:	Name: Title:
ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:	Name: Title:
[NAME OF ASSIGNEE]

By:	Name: Title:
[Page Break]

[Consented to and] Accepted:
CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent

By:	Name: Title:
[Consented to:]
[NAME OF RELEVANT PARTY]

By:	Name: Title:

4 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
5 To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE AGREEMENT
1.    Representations and Warranties.
1.1    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance Agreement and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of the Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of the Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 13.5(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 13.5(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date specified for this Assignment and Acceptance Agreement, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 9.1 or 9.2 of the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance Agreement and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance Agreement and to purchase [the][such] Assigned Interest, and (vii) if it is a foreign Lender, attached to the Assignment and Acceptance Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date specified for this Assignment and Acceptance Agreement. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to such Effective Date or with respect to the making of this assignment directly between themselves.
3.    General Provisions. This Assignment and Acceptance Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance Agreement. This Assignment and Acceptance Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

FORM OF PARENT GUARANTY
[Attached]

PARENT GUARANTY
THIS GUARANTY (as may be amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) dated as of June 30, 2016, executed and delivered by NATIONAL STORAGE AFFILIATES TRUST, a Maryland real estate investment trust (“NSA REIT” or the “Parent Guarantor”) in favor of CAPITAL ONE, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”), for the benefit of itself, the Lenders and the Specified Derivatives Providers (collectively, the “Secured Parties”) under that certain Credit Agreement (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of the date hereof, by and among NSA OP, LP, a limited partnership formed under the laws of the State of Delaware (the “Borrower”), the Lenders from time to time party thereto, the Administrative Agent, and joined in for certain purposes by certain Subsidiaries of the Borrower and the Parent Guarantor.
WHEREAS, pursuant to the Credit Agreement, the Administrative Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;
WHEREAS, pursuant to the Specified Derivatives Contracts, the Specified Derivatives Providers have agreed, or may from time to time hereafter agree, to make available to NSA REIT and its Subsidiaries certain financial accommodations on the terms and conditions set forth in the Specified Derivatives Contracts (NSA REIT and its Subsidiaries, in their capacity as obligors in respect of the Specified Derivatives Obligations, together with the Borrower, collectively, the “Obligors”);
WHEREAS, the Parent Guarantor is the sole general partner of the Borrower and, as of the date hereof, owns at least 37.55% of the partnership interests of the Borrower;
WHEREAS, each of the Obligors and the Parent Guarantor, through separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain such financial accommodations from the Secured Parties through their collective efforts;
WHEREAS, the Parent Guarantor acknowledges that it will receive direct and indirect benefits from the Secured Parties making such financial accommodations available to each Obligor and, accordingly, the Parent Guarantor is willing to guarantee the Obligors’ obligations to the Secured Parties, on the terms and conditions contained herein; and
WHEREAS, the Parent Guarantor’s execution and delivery of this Guaranty is a condition to the Secured Parties making, and continuing to make, such financial accommodations to the Obligors.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parent Guarantor, the Parent Guarantor agrees as follows:

Section 1.    Guaranty. The Parent Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all indebtedness, liabilities, obligations, covenants and duties owing by the Borrower to any Lender or the Administrative Agent under or in connection with the Credit Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Loans, and the payment of all interest, Fees, charges, reasonable attorneys’ fees and other amounts payable to any Lender or the Administrative Agent thereunder or in connection therewith (including, to the extent permitted by Applicable Law, interest, Fees and other amounts that would accrue and become due after the filing of a case or other Proceeding (as defined below) but for the commencement of such case or other Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or other Proceeding); (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all other Obligations and Specified Derivatives Obligations; and (d) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Administrative Agent in the enforcement of any of the foregoing or any obligation of the Parent Guarantor hereunder.
Section 2.    Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of the Parent Guarantor for its own account. Accordingly, the Administrative Agent shall not be obligated or required before enforcing this Guaranty against the Parent Guarantor: (a) to pursue any right or remedy it may have against any Obligor, the Parent Guarantor or any other Person or commence any suit or other proceeding against any Obligor, the Parent Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of any Obligor, the Parent Guarantor or any other Person; or (c) to make demand of any Obligor, the Parent Guarantor or any other Person.
Section 3.    Guaranty Absolute. The Parent Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto. The liability of the Parent Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not the Parent Guarantor consents thereto or has notice thereof):
(a)    (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, any Specified Derivatives Contract, or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any other Loan Document, any Specified Derivatives Contract, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;
(b)    any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any Specified Derivatives Contract, or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;
(c)    any furnishing to the Secured Parties of any security for the Guarantied Obligations;
(d)    any settlement or compromise of any of the Guarantied Obligations or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of any Obligor or any other Loan Party;
(e)    any Proceeding relating to the Parent Guarantor, any Obligor, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such Proceeding;
(f)    any act or failure to act by any Obligor, any other Loan Party or any other Person which may adversely affect the Parent Guarantor’s subrogation rights, if any, against such Obligor to recover payments made under this Guaranty;
(g)    any application of sums paid by any Obligor, the Parent Guarantor or any other Person with respect to the liabilities of such Obligor to any Secured Party, regardless of what liabilities of such Obligor remain unpaid;
(h)    any defect, limitation or insufficiency in the borrowing powers of any Obligor or in the exercise thereof;
(i)    any defense, set-off, claim or counterclaim (other than indefeasible payment and performance in full) which may at any time be available to or be asserted by any Obligor, any other Loan Party or any other Person against any Secured Party;
(j)    any change in the legal existence, structure or ownership of any Obligor or any other Loan Party;
(k)    any statement, representation or warranty made or deemed made by or on behalf of any Obligor, the Parent Guarantor or any other Loan Party under any Loan Document, any Specified Derivatives Contract, or other document or instrument evidencing or relating to any Guarantied Obligations, or any amendment hereto or thereto, proves to have been incorrect or misleading in any respect; or
(l)    any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Parent Guarantor hereunder (other than indefeasible payment and performance in full).

Section 4.    Action with Respect to Guarantied Obligations. The Secured Parties may, at any time and from time to time, without the consent of, or notice to, the Parent Guarantor, and without discharging the Parent Guarantor from its obligations hereunder, take any and all actions described in Section 3 and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Credit Agreement, any other Loan Document, any Specified Derivatives Contract, or any other document or instrument evidencing or relating to any Guarantied Obligations; (c) release any other Loan Party or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (d) exercise, or refrain from exercising, any rights against any Obligor, the Parent Guarantor or any other Person; and (e) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Secured Parties shall elect.
Section 5.    Representations and Warranties. The Parent Guarantor hereby makes to the Administrative Agent all of the representations and warranties made by the Borrower with respect to or in any way relating to the Parent Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.
Section 6.    Covenants. The Parent Guarantor will comply with all covenants which the Borrower is to cause the Parent Guarantor to comply with under the terms of the Credit Agreement or any of the other Loan Documents.
Section 7.    Waiver. To the fullest extent permitted by Applicable Law:
(a)    The Parent Guarantor hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of the Parent Guarantor or which otherwise might operate to discharge the Parent Guarantor from its obligations hereunder.
(b)    The Parent Guarantor hereby waives all rights and defenses that the Parent Guarantor may have because the Guarantied Obligations (or any portion thereof) are secured by real property. This means, among other things:

i.	The Administrative Agent, on behalf of the Secured Parties, may collect from the Parent Guarantor without first foreclosing on any real or personal property collateral pledged by any Obligor; and

ii.
If the Administrative Agent, on behalf of the Secured Parties, forecloses on any real property collateral pledged by any Obligor, (x) the amount of the Guarantied Obligations may be reduced only by the price for which that real property collateral is sold at the foreclosure sale, even if such real property collateral is worth more than the sale price and (y) the Administrative Agent, on behalf of the Secured Parties, may collect from the Parent Guarantor even if the Administrative Agent, on behalf of the Secured Parties, by foreclosing on the real property collateral, has destroyed any right the Parent Guarantor may have to collect from any or all of the Obligors.
The foregoing waiver in this clause (b) is an unconditional and irrevocable waiver of any rights and defenses the Parent Guarantor may have because the Guarantied Obligations (or any portion thereof) are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, Section 580b, Section 580d, or Section 726 of the California Code of Civil Procedure.
(c)    The Parent Guarantor waives all rights and defenses arising out of an election of remedies by the Administrative Agent, on behalf of the Secured Parties, even though that election of remedies, such as a nonjudicial foreclosure with respect to security, if any, for any Guarantied Obligations, has destroyed the Parent Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.
Section 8.    Inability to Accelerate Loan. If the Administrative Agent is prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Administrative Agent, on behalf of the Lenders, shall be entitled to receive from the Parent Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.
Section 9.    Reinstatement of Guarantied Obligations. If claim is ever made on the Administrative Agent or any other Secured Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Administrative Agent or such other Secured Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Administrative Agent or such other Secured Party with any such claimant (including the Obligors or a trustee in bankruptcy for the Obligors), then and in such event the Parent Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, any other Loan Document, any Specified Derivatives Contract, or any other document or instrument evidencing or relating to any Guarantied Obligations, and the Parent Guarantor shall be and remain liable to the Administrative Agent or such other Secured Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Administrative Agent or such other Secured Party.
Section 10.    Subrogation. Upon the making by the Parent Guarantor of any payment hereunder for the account of the Obligors, the Parent Guarantor shall be subrogated to the rights of the payee against the Obligors; provided, however, that the Parent Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action the Parent Guarantor may have against the Obligors arising by reason of any payment or performance by the Parent Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full. If any amount shall be paid to such Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, the Parent Guarantor shall hold such amount in trust for the benefit of the

Administrative Agent and shall forthwith pay such amount to the Administrative Agent, for the benefit of the Secured Parties, to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or to be held by the Administrative Agent, for the benefit of the Secured Parties, as collateral security for any Guarantied Obligations existing.
Section 11.    Payments Free and Clear. All sums payable by the Parent Guarantor hereunder, whether of principal, interest, Fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any Taxes), and if the Parent Guarantor is required by Applicable Law or by a Governmental Authority to make any such deduction or withholding, the Parent Guarantor shall pay to the Administrative Agent such additional amount as will result in the receipt by the Administrative Agent of the full amount payable hereunder had such deduction or withholding not occurred or been required.
Section 12.    Set-off. In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, the Parent Guarantor hereby authorizes the Administrative Agent, each Lender and any of their respective Affiliates, at any time while an Event of Default exists, without any prior notice to the Parent Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or an Affiliate of a Lender subject to receipt of the prior written consent of the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Lender, or any Affiliate of the Administrative Agent or such Lender, to or for the credit or the account of the Parent Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured.
Section 13.    Subordination. The Parent Guarantor hereby expressly covenants and agrees for the benefit of the Administrative Agent that all obligations and liabilities of any Obligor to the Parent Guarantor of whatever description, including without limitation, all intercompany receivables of the Parent Guarantor from such Obligor (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations. If an Event of Default shall exist, then the Parent Guarantor shall not accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from any Obligor on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.
Section 14.    Avoidance Provisions. It is the intent of the Parent Guarantor and each Secured Party that in any Proceeding, the Parent Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of the Parent Guarantor hereunder (or any other obligations of the Parent Guarantor to the Secured Parties) to be avoidable or unenforceable against the Parent Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code (as defined below) and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of the Parent

Guarantor hereunder (or any other obligations of the Parent Guarantor to the Secured Parties) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”. Accordingly, to the extent that the obligations of the Parent Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which the Parent Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of the Parent Guarantor hereunder (or any other obligations of the Parent Guarantor to the Secured Parties), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Secured Parties hereunder to the maximum extent that would not cause the obligations of the Parent Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and neither the Parent Guarantor nor any other Person shall have any right or claim under this Section as against the Secured Parties that would not otherwise be available to such Person under the Avoidance Provisions.
Section 15.    Information. The Parent Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Obligors and the other Loan Parties, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that the Parent Guarantor assumes and incurs hereunder, and agrees that no Secured Party shall have any duty whatsoever to advise the Parent Guarantor of information regarding such circumstances or risks.
Section 16.    Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
Section 17.    WAIVER OF JURY TRIAL.
(a)    EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG ANY OF THE PARENT GUARANTOR AND SECURED PARTIES WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE SECURED PARTIES AND GUARANTORS HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARENT GUARANTOR AND SECURED PARTIES OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS, SPECIFIED DERIVATIVES CONTRACTS OR OTHER DOCUMENTS, INSTRUMENTS OR AGREEMENTS RELATING TO THE GUARANTIED OBLIGATIONS.
(b)    EACH OF THE SECURED PARTIES AND THE PARENT GUARANTOR HEREBY AGREES THAT ANY FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND ANY STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN,

NEW YORK, NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY OF THE GUARANTORS AND SECURED PARTIES PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. EACH OF THE SECURED PARTIES AND THE PARENT GUARANTOR EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES. EACH OF THE SECURED PARTIES AND THE PARENT GUARANTOR FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY ANY PARTY OR THE ENFORCEMENT BY ANY OF THE PARENT GUARANTOR AND SECURED PARTIES OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.
(c)    THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH OF THE SECURED PARTIES AND THE PARENT GUARANTOR WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, SPECIFIED DERIVATIVES CONTRACTS AND OTHER DOCUMENTS, INSTRUMENTS OR AGREEMENTS RELATING TO THE GUARANTIED OBLIGATIONS AND THE TERMINATION OF THIS GUARANTY.
Section 18.    Loan Accounts. The Secured Parties may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guarantied Obligations or otherwise, the entries in such books and accounts shall be deemed conclusive evidence of the amounts and other matters set forth herein, absent manifest error. The failure of any Secured Party to maintain such books and accounts shall not in any way relieve or discharge the Parent Guarantor of any of its obligations hereunder.
Section 19.    Waiver of Remedies. No delay or failure on the part of any Secured Party in the exercise of any right or remedy it may have against the Parent Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by any Secured Party of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.
Section 20.    Termination. This Guaranty shall remain in full force and effect until the termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations).
Section 21.    Successors and Assigns. Each reference herein to any Secured Party shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to the Parent Guarantor shall be deemed to include such Guarantor’s successors and assigns, upon whom this Guaranty also shall be binding. The Secured Parties may, in accordance with the applicable provisions of the Credit Agreement or Specified Derivatives Contract, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, the Parent Guarantor and without releasing, discharging or modifying the Parent Guarantor’s obligations hereunder. Subject to Section 13.8 of the Credit Agreement, the Parent Guarantor hereby consents to the delivery by the Administrative Agent or any Lender to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding any Obligor or the Parent Guarantor. The Parent Guarantor may not assign or transfer its rights or obligations hereunder to any Person without the prior written consent of the Administrative Agent and the Lenders, and any such assignment or other transfer to which the Administrative Agent and the Lenders have not so consented shall be null and void.
Section 22.    JOINT AND SEVERAL OBLIGATIONS. THE PARENT GUARANTOR (BUT NOT ITS LIMITED PARTNERS, SHAREHOLDERS OR MEMBERS IN SUCH CAPACITIES (AS OPPOSED TO IN THEIR SEPARATE CAPACITY AS A GUARANTOR, IF APPLICABLE) CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “GUARANTIED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS UNDER ANY SEPARATE GUARANTY IN FAVOR OF THE ADMINISTRATIVE AGENT AND/OR THE OTHER SECURED PARTIES.
Section 23.    Amendments. This Guaranty may not be amended except in a writing signed by the Parent Guarantor and the Requisite Lenders (or all of the Lenders if required under the terms of the Credit Agreement) (or the Administrative Agent at the written direction of the Requisite Lenders or all of the Lenders, as the case may be).
Section 24.    Payments. All payments to be made by the Parent Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Administrative Agent, for the benefit of the Secured Parties, at the Principal Office, not later than 2:00 p.m. on the date of demand therefor.
Section 25.    Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to the Parent Guarantor at its address set forth below its signature hereto, (b) to the Administrative Agent, on behalf of the Lenders, at its address for notices provided for in the Credit Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.
Section 26.    Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 27.    Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.
Section 28.    Limitation of Liability. Neither the Administrative Agent nor any of the other Secured Parties, nor any Affiliate, officer, director, employee, attorney, or agent of the Administrative Agent or any of the other Secured Parties, shall have any liability with respect to, and the Parent Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any other Loan Document or any Specified Derivatives Contract, or any of the transactions contemplated by this Guaranty or any other Loan Document or any Specified Derivatives Contract. The Parent Guarantor hereby waives, releases, and agrees not to sue the Administrative Agent or any of the other Secured Parties or any of the Administrative Agent’s or other Secured Parties’, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty or any other Loan Document or any Specified Derivatives Contract, or any of the transactions contemplated by the Credit Agreement or any Specified Derivatives Contract or financed thereby.
Section 29.    [Reserved].
Section 30.    Definitions. (a)    For the purposes of this Guaranty:
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.
“Proceeding” means any of the following: (i) a voluntary or involuntary case concerning the Parent Guarantor shall be commenced under any Debtor Relief Laws; (ii) a custodian (as defined in any Debtor Relief Laws) is appointed for, or takes charge of, all or any substantial part of the property of the Parent Guarantor; (iii) any other proceeding under any Debtor Relief Laws is commenced relating to the Parent Guarantor; (iv) the Parent Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) the Parent Guarantor makes a general assignment for the benefit of creditors; (vii) the Parent Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) the Parent Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) the Parent Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by the Parent Guarantor for the purpose of effecting any of the foregoing.
(b)    Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.
[Signature on Next Page]

IN WITNESS WHEREOF, the Parent Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.
NATIONAL STORAGE AFFILIATES TRUST, a Maryland real estate investment trust
By:
Name:
Title:
Address for Notices:
c/o National Storage Affiliates
5200 DTC Parkway, Suite 200
Greenwood Village, CO 80111

[SIGNATURE PAGE TO PARENT GUARANTY (CONA/NSA 2016)]

EXHIBIT C

FORM OF NOTICE OF BORROWING
____________, 20__
Capital One, National Association, as Administrative Agent
299 Park Ave., 31st Fl.
New York, NY 10171
Attention: Thomas Kornobis and Jessica Schneickert
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement (the “Credit Agreement”) dated as of June 30, 2016, by and among NSA OP, LP, a limited partnership formed under the laws of the State of Delaware (the “Borrower”), the Lenders from time to time party thereto, and CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders, and joined in for certain purposes by certain Subsidiaries of the Borrower and NATIONAL STORAGE AFFILIATES TRUST, a Maryland real estate investment trust (“NSA REIT” or the “Parent Guarantor”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.	Pursuant to Section [2.2(c)] of the Credit Agreement, the Borrower hereby requests that the Lenders make the following Loan[s] to the Borrower:

a.	Term Loans in an aggregate principal amount equal to $_________.

2.	The Borrower requests that such Loans be made available to the Borrower on ____________, 20__.

3.	The Borrower hereby requests that the requested Loans all be of the following Type:
Base Rate Loans
LIBOR Loans, with an initial Interest Period for a duration of:
1 month
2 months
3 months
6 months

4.	The proceeds of this borrowing of Loans will be used for purposes that are consistent with the terms of Section 8.8 of the Credit Agreement.

5.	The location and number of the Borrower’s account to which funds are to be disbursed are as follows:
Bank Name:
Bank Address:
ABA number:
Account number:
Account Name:
SWIFT CODE (if needed):
The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date of the making of the requested Loans and after giving effect thereto, (a) no Default or Event of Default shall exist and (b) the representations and warranties made or deemed made by NSA REIT, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party shall be true and correct in all respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date). In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Loans contained in Article VI of the Credit Agreement will have been satisfied (or waived in accordance with the applicable provisions of the Loan Documents) at the time such Loans are made.
[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Borrowing as of the date first written above.
NSA OP, LP, as Borrower

By:	NATIONAL STORAGE AFFILIATES TRUST, its general partner
By:
Name:
Title:

EXHIBIT D

FORM OF NOTICE OF CONTINUATION
____________, 20__
Capital One, National Association, as Administrative Agent
299 Park Ave., 31st Fl.
New York, NY 10171
Attention: Thomas Kornobis and Jessica Schneickert
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement (the “Credit Agreement”) dated as of June 30, 2016, by and among NSA OP, LP, a limited partnership formed under the laws of the State of Delaware (the “Borrower”), the Lenders from time to time party thereto, and CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders, and joined in for certain purposes by certain Subsidiaries of the Borrower and NATIONAL STORAGE AFFILIATES TRUST, a Maryland real estate investment trust (“NSA REIT” or the “Parent Guarantor”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
Pursuant to Section 2.9 of the Credit Agreement, the Borrower hereby requests a Continuation of a borrowing of Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:
1.    The proposed date of such Continuation is ____________, 20__.
2.    The Loans to be Continued pursuant hereto are Term Loans.
3.    The aggregate principal amount of Loans subject to the requested Continuation is $______________ and was originally borrowed by the Borrower on ____________, 20__.
4.    The portion of such principal amount subject to such Continuation is $______________.
5.    The current Interest Period for each of the Loans subject to such Continuation ends on____________, 20__.
6.    The duration of the new Interest Period for each of such Loans or portion thereof subject to such Continuation is:
[Check one box only]
1 month

D-1

2 months
3 months
6 months
The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof and as of the date of the requested Continuation and after giving effect thereto, (a) no Default or Event of Default exists or will exist, and (b) the representations and warranties made or deemed made by NSA REIT, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects (or in all respects to the extent that such representations and warranties are already subject to concepts of materiality), except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).
If notice of the requested Continuation was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.9 of the Credit Agreement.
IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Continuation as of the date first written above.
NSA OP, LP, a Delaware limited partnership

By:	NATIONAL STORAGE AFFILIATES TRUST, its general partner

By:	Name: Title:

D-2

EXHIBIT E

FORM OF NOTICE OF CONVERSION
____________, 20__
Capital One, National Association, as Administrative Agent
299 Park Ave., 31st Fl.
New York, NY 10171
Attention: Thomas Kornobis and Jessica Schneickert
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement (the “Credit Agreement”) dated as of June 30, 2016, by and among NSA OP, LP, a limited partnership formed under the laws of the State of Delaware (the “Borrower”), the Lenders from time to time party thereto, and CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders, and joined in for certain purposes by certain Subsidiaries of the Borrower and NATIONAL STORAGE AFFILIATES TRUST, a Maryland real estate investment trust (“NSA REIT” or the “Parent Guarantor”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
Pursuant to Section 2.10 of the Credit Agreement, the Borrower hereby requests a Conversion of a borrowing of Loans of one Type into Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:
1.    The proposed date of such Conversion is ____________, 20__.
2.    The Loans to be Converted pursuant hereto are Term Loans.
3.    The Loans to be Converted pursuant hereto are currently [Base Rate Loans][LIBOR Loans]:
4.    The aggregate principal amount of Loans subject to the requested Conversion is $______________ and was originally borrowed by the Borrower on ____________, 20__.
5.    The portion of such principal amount subject to such Conversion is $______________.
6.    The amount of such Loans to be so Converted is to be converted into Loans of the following Type:
[Check the relevant box]
Base Rate Loans

E-1

LIBOR Loans, each with an initial Interest Period for a duration of:
[Check one box only]
1 month
2 months
3 months
6 months
The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof and as of the date of the requested Continuation and after giving effect thereto, (a) no Default or Event of Default exists or will exist (provided the certification under this clause (a) shall not be made in connection with the Conversion of a Loan into a Base Rate Loan), and (b) the representations and warranties made or deemed made by NSA REIT, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects (or in all respects to the extent that such representations and warranties are already subject to concepts of materiality), except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).
If notice of the requested Conversion was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.10 of the Credit Agreement.
IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Conversion as of the date first written above.
NSA OP, LP

By:	NATIONAL STORAGE AFFILIATES TRUST, its general partner

By:	Name: Title:

E-2

EXHIBIT F

FORM OF TERM LOAN PROMISSORY NOTE
$______________    _________ ___, 20__
FOR VALUE RECEIVED, the undersigned hereby promises to pay to ____________ (the “Lender”) or its registered assigns, in care of Capital One, National Association, as Administrative Agent (the “Administrative Agent”) at [        ], or at such other address as may be specified in writing by the Administrative Agent to the Borrower, the principal sum of ____________ AND ___/100 DOLLARS ($____________), on the date and in the principal amount provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.
The date, amount of the Term Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Term Loan Promissory Note (the “Note”), endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Term Loan made by the Lender.
This Note is one of the Notes referred to in the Credit Agreement (the “Credit Agreement”) dated as of June 30, 2016, by and among by and among NSA OP, LP, a limited partnership formed under the laws of the State of Delaware (the “Borrower”), the Lenders from time to time party thereto, and CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders, and joined in for certain purposes by certain Subsidiaries of the Borrower and NATIONAL STORAGE AFFILIATES TRUST, a Maryland real estate investment trust (“NSA REIT” or the “Parent Guarantor”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.
This Note is guaranteed by the Guarantors as provided in the Guaranty. Reference is hereby made to the Guaranty for a description of the nature and extent of such guaranty, the terms and conditions upon which such guaranty was granted and the rights of the holder of this Note in respect thereof. This Note is secured as provided in the Pledge and Security Agreement. Reference is hereby made to the Pledge and Security Agreement for a description of the nature and extent of such collateral security, the terms and conditions upon which such collateral security was granted and the rights of the holder of this Note in respect thereof.
Except as permitted by Section 13.5 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.
Time is of the essence for this Note.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date first written above.
NSA OP, LP, as Borrower

By:	NATIONAL STORAGE AFFILIATES TRUST, its general partner
By:
Name:
Title:

EXHIBIT G

FORM OF SUBSIDIARY GUARANTY
[Attached]

SUBSIDIARY GUARANTY
THIS GUARANTY (as may be amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) dated as of June 30, 2016, executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement (as defined below) (all of the undersigned, together with such other Persons, each a “Guarantor” and collectively, the “Guarantors”) in favor of Capital One, National Association, in its capacity as Administrative Agent (the “Administrative Agent”), for the benefit of itself, the Lenders and the Specified Derivatives Providers (collectively, the “Secured Parties”) under that certain Credit Agreement (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as the date hereof, by and among NSA OP, LP, a limited partnership formed under the laws of the State of Delaware (the “Borrower”), the Lenders from time to time party thereto, and the Administrative Agent, and joined in for certain purposes by certain Subsidiaries of the Borrower and NATIONAL STORAGE AFFILIATES TRUST, a Maryland real estate investment trust (“NSA REIT” or the “Parent Guarantor”).
WHEREAS, pursuant to the Credit Agreement, the Administrative Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;
WHEREAS, pursuant to the Specified Derivatives Contracts, the Specified Derivatives Providers have agreed, or may from time to time hereafter agree, to make available to NSA REIT and its Subsidiaries certain financial accommodations on the terms and conditions set forth in the Specified Derivatives Contracts (NSA REIT and its Subsidiaries, in their capacity as obligors in respect of the Specified Derivatives Obligations, together with the Borrower, collectively, the “Obligors”);
WHEREAS, the Borrower and each of the Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain such financial accommodations from the Secured Parties through their collective efforts;
WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Secured Parties making such financial accommodations available to each Obligor and, accordingly, each Guarantor is willing to guarantee the Obligors’ obligations to the Secured Parties, on the terms and conditions contained herein; and
WHEREAS, each Guarantor’s execution and delivery of this Guaranty is a condition to the Secured Parties making, and continuing to make, such financial accommodations to the Obligors.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:
Section 1.    Guaranty. Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all indebtedness, liabilities, obligations, covenants and duties owing by the Borrower to any Lender or the Administrative Agent under or in connection with the Credit Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Loans, and the payment of all interest, Fees, charges, reasonable attorneys’ fees and other amounts payable to any Lender or the Administrative Agent thereunder or in connection therewith (including, to the extent permitted by Applicable Law, interest, Fees and other amounts that would accrue and become due after the filing of a case or other Proceeding (as defined below) but for the commencement of such case or other Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or other Proceeding); (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all other Obligations and Specified Derivatives Obligations; and (d) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Administrative Agent in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder; provided that no Guarantor that is not a Qualified ECP Guarantor shall be a guarantor of the Specified Derivatives Obligations.
Section 2.    Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, the Administrative Agent shall not be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy it may have against any Obligor, any other Guarantor or any other Person or commence any suit or other proceeding against any Obligor, any other Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of any Obligor, any other Guarantor or any other Person; or (c) to make demand of any Obligor, any other Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Administrative Agent or any Secured Party which may secure any of the Guarantied Obligations.
Section 3.    Guaranty Absolute. Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):
(a)    (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, any Specified Derivatives Contract, or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any other Loan Document, any Specified Derivatives Contract, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;
(b)    any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any Specified Derivatives Contract, or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;
(c)    any furnishing to the Secured Parties of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Obligations;
(d)    any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of any Obligor or any other Loan Party;
(e)    any Proceeding relating to such Guarantor, any Obligor, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such Proceeding;
(f)    any act or failure to act by any Obligor, any other Loan Party or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against such Obligor to recover payments made under this Guaranty;
(g)    any nonperfection or impairment of any security interest or other Lien on any collateral securing in any way any of the Guarantied Obligations;
(h)    any application of sums paid by any Obligor, any other Guarantor or any other Person with respect to the liabilities of such Obligor to any Secured Party, regardless of what liabilities of such Obligor remain unpaid;
(i)    any defect, limitation or insufficiency in the borrowing powers of any Obligor or in the exercise thereof;
(j)    any defense, set-off, claim or counterclaim (other than indefeasible payment and performance in full) which may at any time be available to or be asserted by any Obligor, any other Loan Party or any other Person against any Secured Party;
(k)    any change in the legal existence, structure or ownership of any Obligor or any other Loan Party;
(l)    any statement, representation or warranty made or deemed made by or on behalf of any Obligor, any Guarantor or any other Loan Party under any Loan Document, any Specified Derivatives Contract, or other document or instrument evidencing or relating to any Guarantied Obligations, or any amendment hereto or thereto, proves to have been incorrect or misleading in any respect; or

(m)    any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Guarantor hereunder (other than indefeasible payment and performance in full).
Section 4.    Action with Respect to Guarantied Obligations. The Secured Parties may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder, take any and all actions described in Section 3 and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Credit Agreement, any other Loan Document, any Specified Derivatives Contract, or any other document or instrument evidencing or relating to any Guarantied Obligations; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations; (d) release any other Loan Party or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against any Obligor, any other Guarantor or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Secured Parties shall elect.
Section 5.    Representations and Warranties. Each Guarantor hereby makes to the Administrative Agent all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.
Section 6.    Covenants. Each Guarantor will comply with all covenants which the Borrower is to cause such Guarantor to comply with under the terms of the Credit Agreement or any of the other Loan Documents and will refrain from taking any actions that the Borrower has agreed not to permit it to take under the terms of the Credit Agreement or other Loan Documents.
Each of the Borrower and each Guarantor that is a Qualified ECP Guarantor at the time the Guarantee hereunder by any Specified Loan Party becomes effective with respect to any Specified Derivative Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Specified Derivative Obligations as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty and the other Loan Documents in respect of such Specified Derivative Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering the Borrower’s or such Qualified ECP Guarantor’s undertakings hereunder voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of the Borrower and each Qualified ECP Guarantor under this paragraph shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. The Borrower and each Qualified ECP Guarantor intends this paragraph to constitute, and this paragraph shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act ((7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute, herein, the “Commodity Exchange Act”). The term “Guarantor”, as used in this Guaranty, shall, where the context so requires, include the Borrower to the extent the Borrower has any obligations under the “keepwell” provisions hereof.
Section 7.    Waiver. To the fullest extent permitted by Applicable Law:
(a)    Each Guarantor hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.
(b)    Each Guarantor hereby waives all rights and defenses that such Guarantor may have because the Guarantied Obligations (or any portion thereof) are secured by real property. This means, among other things:

i.	The Administrative Agent, on behalf of the Secured Parties, may collect from such Guarantors without first foreclosing on any real or personal property collateral pledged by the Borrower; and

ii.
If the Administrative Agent, on behalf of the Secured Parties, forecloses on any real property collateral pledged by the Borrower, (x) the amount of the Guarantied Obligations may be reduced only by the price for which that real property collateral is sold at the foreclosure sale, even if such real property collateral is worth more than the sale price and (y) the Administrative Agent, on behalf of the Secured Parties, may collect from such Guarantors even if the Administrative Agent, on behalf of the Secured Parties, by foreclosing on the real property collateral, has destroyed any right either of the Guarantors may have to collect from any or all of the Borrowers.

The foregoing waiver in this clause (b) is an unconditional and irrevocable waiver of any rights and defenses any of the Guarantors may have because the Guarantied Obligations (or any portion thereof) are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, Section 580b, Section 580d, or Section 726 of the California Code of Civil Procedure.
(c)    Each of the Guarantors waives all rights and defenses arising out of an election of remedies by the Administrative Agent, on behalf of the Secured Parties, even though that election of remedies, such as a nonjudicial foreclosure with respect to security, if any, for any Guarantied Obligations, has destroyed such Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.
(d)    Each of the Guarantors waives such Guarantor’s or other surety’s rights of subrogation, reimbursement, indemnification and contribution and other rights, benefits and defenses, if any, otherwise available to such Guarantor pursuant to California law, including, without limitation, the rights, benefits or defenses set forth in California Civil Code Sections 2787 to 2855, inclusive, 2899 or 3433 and any rights, benefits or defenses resulting from alteration, impairment or suspension in any respect or by any means of any of the Borrower’s obligations under the Loan Documents or any of Administrative Agent’s rights or remedies, on behalf of the Secured Parties, under the Loan Documents without such Guarantor’s prior consent.
(e)    Each of the Guarantors acknowledges and agrees that the Secured Parties are relying on the above waivers in making the Loan, and that these waivers are a material part of the consideration which the Secured Parties are receiving for making the Loan.
(f)    Each of the Guarantors waives the right, if any, to the benefit of, or to direct the application of, any security held by the Administrative Agent; and, until all the indebtedness and obligations, payment and performance of which are hereby guarantied, have been paid and performed in full, any right to enforce any remedy which the Administrative Agent now has or hereafter may have against the Borrower, and any right to participate in any security now or hereafter held by the Administrative Agent.
(g)    Each of the Guarantors waives the right to require the Administrative Agent to proceed against the Borrower, to proceed against any real property, or to proceed against any other security now or hereafter held by the Administrative Agent or to pursue any other remedy in the Administrative Agent’s power.
Section 8.    Inability to Accelerate Loan. If the Administrative Agent is prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Administrative Agent, on behalf of the Lenders, shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.
Section 9.    Reinstatement of Guarantied Obligations. If claim is ever made on the Administrative Agent or any other Secured Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Administrative Agent or such other Secured Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Administrative Agent or such other Secured Party with any such claimant (including the Obligors or a trustee in bankruptcy for the Obligors), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, any other Loan Document, any Specified Derivatives Contract, or any other document or instrument evidencing or relating to any Guarantied Obligations, and such Guarantor shall be and remain liable to the Administrative Agent or such other Secured Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Administrative Agent or such other Secured Party.
Section 10.    Subrogation. Upon the making by any Guarantor of any payment hereunder for the account of the Obligors, such Guarantor shall be subrogated to the rights of the payee against the Obligors; provided, however, that such Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action such Guarantor may have against the Obligors arising by reason of any payment or performance by such Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full. If any amount shall be paid to such Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, such Guarantor shall hold such amount in trust for the benefit of the Administrative Agent and shall forthwith pay such amount to the Administrative Agent, for the benefit of the Secured Parties, to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or to be held by the Administrative Agent, for the benefit of the Secured Parties, as collateral security for any Guarantied Obligations existing.
Section 11.    Payments Free and Clear. All sums payable by each Guarantor hereunder, whether of principal, interest, Fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any Taxes), and if any Guarantor is required by Applicable Law or by a Governmental Authority to make any such deduction or withholding, such Guarantor shall pay to the Administrative Agent such additional amount as will result in the receipt by the Administrative Agent of the full amount payable hereunder had such deduction or withholding not occurred or been required.
Section 12.    Set-off. In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes the Administrative Agent, each Lender and any of their respective Affiliates, at any time while an Event of Default exists, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or an Affiliate of a Lender subject to receipt of the prior written consent of the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Lender, or any Affiliate of the Administrative Agent or such Lender, to or for the credit or the account of such Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured.
Section 13.    Subordination. Each Guarantor hereby expressly covenants and agrees for the benefit of the Administrative Agent that all obligations and liabilities of any Obligor to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from such Obligor (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations. If an Event of Default shall exist, then no Guarantor shall accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from any Obligor on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.
Section 14.    Avoidance Provisions. It is the intent of each Guarantor and each Secured Party that in any Proceeding, such Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Secured Parties) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code (as defined below) and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Secured Parties) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”. Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Secured Parties), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Secured Parties hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Secured Parties that would not otherwise be available to such Person under the Avoidance Provisions.
Section 15.    Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Obligors and the other Guarantors, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that no Secured Party shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.
Section 16.    Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
Section 17.    WAIVER OF JURY TRIAL.
(a)    EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG ANY OF THE GUARANTORS AND SECURED PARTIES WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE SECURED PARTIES AND GUARANTORS HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE GUARANTORS AND SECURED PARTIES OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS, SPECIFIED DERIVATIVES CONTRACTS OR OTHER DOCUMENTS, INSTRUMENTS OR AGREEMENTS RELATING TO THE GUARANTIED OBLIGATIONS.

(b)    EACH OF THE SECURED PARTIES AND GUARANTORS HEREBY AGREES THAT ANY FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND ANY STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY OF THE GUARANTORS AND SECURED PARTIES PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. EACH OF THE SECURED PARTIES AND GUARANTORS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES. EACH OF THE SECURED PARTIES AND GUARANTORS FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY ANY PARTY OR THE ENFORCEMENT BY ANY OF THE GUARANTORS AND SECURED PARTIES OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.
(c)    THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH OF THE SECURED PARTIES AND GUARANTORS WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, SPECIFIED DERIVATIVES CONTRACTS AND OTHER DOCUMENTS, INSTRUMENTS OR AGREEMENTS RELATING TO THE GUARANTIED OBLIGATIONS AND THE TERMINATION OF THIS GUARANTY.
Section 18.    Loan Accounts. The Secured Parties may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guarantied Obligations or otherwise, the entries in such books and accounts shall be deemed conclusive evidence of the amounts and other matters set forth herein, absent manifest error. The failure of any Secured Party to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.
Section 19.    Waiver of Remedies. No delay or failure on the part of any Secured Party in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by any Secured Party of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.
Section 20.    Termination. This Guaranty shall remain in full force and effect until the termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations).

Section 21.    Successors and Assigns. Each reference herein to any Secured Party shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor’s successors and assigns, upon whom this Guaranty also shall be binding. The Secured Parties may, in accordance with the applicable provisions of the Credit Agreement or Specified Derivatives Contract, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor’s obligations hereunder. Subject to Section 13.8 of the Credit Agreement, each Guarantor hereby consents to the delivery by the Administrative Agent or any Lender to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding any Obligor or any Guarantor. No Guarantor may assign or transfer its rights or obligations hereunder to any Person without the prior written consent of the Administrative Agent and the Lenders, and any such assignment or other transfer to which the Administrative Agent and the Lenders have not so consented shall be null and void.
Section 22.    JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “GUARANTIED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.
Section 23.    Amendments. This Guaranty may not be amended except in a writing signed by each Guarantor and the Requisite Lenders (or all of the Lenders if required under the terms of the Credit Agreement) (or the Administrative Agent at the written direction of the Requisite Lenders or all of the Lenders, as the case may be) provided, however, that any Subsidiary Guarantor may be released hereunder in accordance with the terms of Sections 8.13(b) and 8.14(b) of the Credit Agreement and any Subsidiary may become a Guarantor hereunder by executing and delivering an Accession Agreement in accordance with Sections 8.13(a) and 8.14(a) of the Credit Agreement.
Section 24.    Payments. All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Administrative Agent, for the benefit of the Secured Parties, at the Principal Office, not later than 2:00 p.m. on the date of demand therefor.
Section 25.    Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Administrative Agent, on behalf of the Lenders, at its address for notices provided for in the Credit Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

Section 26.    Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 27.    Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.
Section 28.    Limitation of Liability. Neither the Administrative Agent nor any of the other Secured Parties, nor any Affiliate, officer, director, employee, attorney, or agent of the Administrative Agent or any of the other Secured Parties, shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any other Loan Document or any Specified Derivatives Contract, or any of the transactions contemplated by this Guaranty or any other Loan Document or any Specified Derivatives Contract. Each Guarantor hereby waives, releases, and agrees not to sue the Administrative Agent or any of the other Secured Parties or any of the Administrative Agent’s or other Secured Parties’, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty or any other Loan Document or any Specified Derivatives Contract, or any of the transactions contemplated by the Credit Agreement or any Specified Derivatives Contract or financed thereby.
Section 29.    [Reserved].
Section 30.    Definitions. (a)    For the purposes of this Guaranty:
“Accession Agreement” means and Accession Agreement in the form of Annex I hereto or in such other form as may be approved by the Administrative Agent.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.
“Proceeding” means any of the following: (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under any Debtor Relief Laws; (ii) a custodian (as defined in any Debtor Relief Laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor; (iii) any other proceeding under any Debtor Relief Laws is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

“Qualified ECP Guarantor” shall mean, in respect of any Specified Derivatives Obligation, at any time, each Loan Party with total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Specified Derivatives Obligation or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under §1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 6).
(b)    Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.
[Signature on Next Page]

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.
All Stor Indian Trail, LLC,
American Mini Storage-San Antonio, LLC,
Eagle Bow Wakefield, LLC,
Great American Storage Partners, LLC,
NSA BV DR, LLC,
NSA-C Holdings, LLC,
NSA-G Holdings, LLC,
NSA Northwest Holdings II, LLC,
NSA – Optivest Acquisition Holdings, LLC,
NSA Property Holdings, LLC,
NSA Storage Solutions, LLC,
NSA Universal DR, LLC,
SAP-II YSI #1, LLC,
SecurCare American Portfolio, LLC,
SecurCare American Properties II, LLC,
SecurCare Colorado III, LLC,
SecurCare Moveit McAllen, LLC,
SecurCare of Colorado Springs #602 GP, LLC,
SecurCare Moreno Valley, LLC,
SecurCare Oklahoma I, LLC,
SecurCare Oklahoma II, LLC,
SecurCare Properties I, LLC,
SecurCare Properties II, LLC,
SecurCare Portfolio Holdings, LLC,
StoreMore Self Storage – Pecos Road, LLC,
each, a Delaware limited liability company

By:	Name: Title:

[SIGNATURE PAGE TO SUBSIDIARY GUARANTY (CONA/NSA 2016)]

ABC RV and Mini Storage, L.L.C.,
Banks Storage, LLC,
Bauer NW Storage LLC,
Canyon Road Storage, LLC,
Damascus Mini Storage LLC,
East Bank Storage, L.L.C.,
Gresham Mini & RV Storage, LLC,
Hood River Mini Storage LLC,
HPRH Storage, LLC,
ICDC II, LLC,
Portland Mini Storage, LLC,
Sherwood Storage, LLC,
Tualatin Storage, LLC,
Wilsonville Just Store It, LLC,
each, an Oregon limited liability company

By:	Name: Title:
Aberdeen Mini Storage, L.L.C.,
Freeway Self Storage, L.L.C,
S and S Storage, LLC,
Salem Self Stor, LLC,
Vancouver Mini Storage, LLC,
each, a Washington limited liability company

By:	Name: Title:
Bullhead Freedom Storage, L.L.C.,
an Arizona limited liability company

By:	Name: Title:

[SIGNATURE PAGE TO SUBSIDIARY GUARANTY (CONA/NSA 2016)]

SecurCare of Colorado Springs 602, Ltd.,
a Colorado limited partnership

By:	Name: Title:
GAK, LLC,
Washington Murrieta II, LLC,
Washington Murrieta IV, LLC,
Universal Self Storage Hesperia LLC,
Universal Self Storage San Bernardino LLC,
each a California limited liability company

By:	Name: Title:
Universal Self Storage Highland,
a California Limited Partnership,
Corona Universal Self Storage,
a California Limited Partnership,
Fontana Universal Self Storage,
a California Limited Partnership,
Hesperia Universal Self Storage,
a California Limited Partnership,
Loma Linda Universal Self Storage,
a California Limited Partnership,
Upland Universal Self Storage,
a California Limited Partnership,
Colton Encinitas, L.P.,
Colton Campus PT., L.P., and
GSC Irvine / Main LP,
each, a California limited partnership

By:	Name: Title:

[SIGNATURE PAGE TO SUBSIDIARY GUARANTY (CONA/NSA 2016)]

WCAL, LLC,
a Texas limited liability company

By:	Name: Title:
Address for Notices for all Guarantors:
c/o National Storage Affiliates
5200 DTC Parkway, Suite 200
Greenwood Village, CO 80111

[SIGNATURE PAGE TO SUBSIDIARY GUARANTY (CONA/NSA 2016)]

ANNEX I
FORM OF ACCESSION AGREEMENT
THIS ACCESSION AGREEMENT dated as of ____________, 20__ (this “Agreement”), executed and delivered by _____, a __________ (the “New Guarantor”), in favor of CAPITAL ONE, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Secured Parties under that certain Subsidiary Guaranty dated as of June 30, 2016 (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty”), made by each Subsidiary of the Borrower a party thereto in favor of the Administrative Agent
WHEREAS, pursuant to that certain Credit Agreement (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of June 30, 2016, by and among NSA OP, LP, a limited partnership formed under the laws of the State of Delaware (the “Borrower”), the Lenders from time to time party thereto, and the Administrative Agent, and joined in for certain purposes by certain Subsidiaries of the Borrower and NATIONAL STORAGE AFFILIATES TRUST, a Maryland real estate investment trust (“NSA REIT” or the “Parent Guarantor”), the Administrative Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;
WHEREAS, the Specified Derivatives Providers may from time to time enter into Specified Derivatives Contracts with the Borrower;
WHEREAS, the Borrower, the New Guarantor, and the existing Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests for the Borrower to obtain financing from the Administrative Agent and the Lenders through their collective efforts;
WHEREAS, the New Guarantor acknowledges that it will receive direct and indirect benefits from the Administrative Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and from the Specified Derivatives Providers entering into Specified Derivatives Contracts and, accordingly, the New Guarantor is willing to guarantee the Borrower’s obligations to the Administrative Agent and the Lenders on the terms and conditions contained in the Guaranty; and
WHEREAS, the New Guarantor’s execution and delivery of this Agreement is a condition to the Administrative Agent and the Lenders continuing to make such financial accommodations to the Borrower.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Guarantor, the New Guarantor agrees as follows:
Section 1.    Accession to Guaranty. The New Guarantor hereby agrees that it is, effective as of the date hereof, a “Guarantor” under the Guaranty, and the Lenders and assumes all obligations of a “Guarantor” thereunder and agrees to be bound thereby, all as if the New Guarantor had been an original signatory to the Guaranty. Without limiting the generality of the foregoing, the New Guarantor hereby:
(a)    irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guarantied Obligations (as defined in the Guaranty);
(b)    makes to the Administrative Agent as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty (and as set forth in the Credit Agreement, as referenced in such Section 5) and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty (and as set forth in the Credit Agreement, as referenced in such Section 6); and
(c)    consents and agrees to each provision set forth in the Guaranty.
SECTION 2.    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
Section 3.    Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Guaranty.
[Signatures on Next Page]

IN WITNESS WHEREOF, the New Guarantor has caused this Accession Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.
[NEW GUARANTOR]
By:
Name:
Title:
Address for Notices:
[       ]
Accepted:
CAPITAL ONE, NATIONAL ASSOCIATION,
as Administrative Agent
By:
Name:
Title:

EXHIBIT H

FORM OF INCREASING LENDER AGREEMENT
INCREASING LENDER SUPPLEMENT, dated ____________, 20__ (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement (the “Credit Agreement”) dated as of June 30, 2016, by and among NSA OP, LP, a limited partnership formed under the laws of the State of Delaware (the “Borrower”), the Lenders from time to time party thereto, and CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders, and joined in for certain purposes by certain Subsidiaries of the Borrower and NATIONAL STORAGE AFFILIATES TRUST, a Maryland real estate investment trust (“NSA REIT” or the “Parent Guarantor”). Capitalized terms used herein and not defined herein shall have the meanings defined in the Credit Agreement.
W I T N E S E T H
WHEREAS, pursuant to Section 2.16 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time one or more additional tranches of Incremental Term Loans under the Credit Agreement by requesting one or more Lenders to increase the amount of its Term Loan Commitment and/or to participate in such a tranche;
WHEREAS, the Borrower has given notice to the Administrative Agent of its intention to enter into a tranche of Incremental Term Loans pursuant to such Section 2.16; and
WHEREAS, pursuant to such Section 2.16, the undersigned Increasing Lender now desires to participate in a tranche of Incremental Term Loans under the Credit Agreement by executing and delivering to the Company and the Administrative Agent this Supplement;
NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.
The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall participate in an Incremental Term Loan with a commitment amount equal to $__________ with respect thereto.

2.
The Borrower hereby represents and warrants that on the proposed date of the effectiveness of the tranche of Incremental Term Loans contemplated hereby, both immediately before and immediately after giving effect thereto, (a) no Default or Event of Default exists and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are true and correct in all material respects with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

3.	This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed, and to be fully performed, in such State.

H-1

4.
This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.
[INSERT NAME OF INCREASING LENDER]
By:
Name:
Title:
Accepted and agreed to as of the date first written above:
NSA OP, LP
By:
Name:
Title:
CAPITAL ONE, NATIONAL ASSOCIATION,
as Administrative Agent
By:
Name:
Title:

H-2

EXHIBIT I

FORM OF AUGMENTING LENDER AGREEMENT
AUGMENTING LENDER SUPPLEMENT, dated ____________, 20__ (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement (the “Credit Agreement”) dated as of June 30, 2016, by and among by and among NSA OP, LP, a limited partnership formed under the laws of the State of Delaware (the “Borrower”), the Lenders from time to time party thereto, and CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders, and joined in for certain purposes by certain Subsidiaries of the Borrower and NATIONAL STORAGE AFFILIATES TRUST, a Maryland real estate investment trust (“NSA REIT” or the “Parent Guarantor”). Capitalized terms used herein and not defined herein shall have the meanings defined in the Credit Agreement.
W I T N E S E T H
WHEREAS, the Credit Agreement provides in Section 2.16 thereof that any bank, financial institution or other entity may participate in tranches of Incremental Term Loans under the Credit Agreement subject to the approval of the Borrower and the Administrative Agent, by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and
WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;
NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.
The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a commitment with respect to Incremental Term Loans of $ __________.

2.
The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement, (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 9.1 and 9.2 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement, (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto, (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto, and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

3.
The Borrower hereby represents and warrants that on the proposed date of the effectiveness of the tranche of Incremental Term Loans contemplated hereby, both immediately before and immediately after giving effect thereto, (a) no Default or Event of Default exists and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are true and correct in all material respects with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

4.	This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed, and to be fully performed, in such State.

5.
This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.
[INSERT NAME OF AUGMENTING LENDER]
By:
Name:
Title:
Accepted and agreed to as of the date first written above:
NSA OP, LP
By:
Name:
Title:
CAPITAL ONE, NATIONAL ASSOCIATION,
as Administrative Agent
By:
Name:
Title:

EXHIBIT J

FORM OF COMPLIANCE CERTIFICATE
____________, 20__
Capital One, National Association, as Administrative Agent
299 Park Ave., 31st Fl.
New York, NY 10171
Attention: Thomas Kornobis and Jessica Schneickert
Each of the Lenders party to the Credit Agreement referred to below
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement (the “Credit Agreement”) dated as of June 30, 2016, by and among NSA OP, LP, a limited partnership formed under the laws of the State of Delaware (the “Borrower”), the Lenders from time to time party thereto, and CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders, and joined in for certain purposes by certain Subsidiaries of the Borrower and NATIONAL STORAGE AFFILIATES TRUST, a Maryland real estate investment trust (“NSA REIT” or the “Parent Guarantor”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
Pursuant to Section [6.1(a)][9.3] of the Credit Agreement, the undersigned hereby certify to the Administrative Agent and the Lenders as follows:
(1)    The undersigned are the _______________ of NSA REIT and the _______________ of the Borrower.
(2)    The undersigned have examined the books and records of NSA REIT and the Borrower and have conducted such other examinations and investigations as are reasonably necessary to provide this Compliance Certificate.
(3)    To the best of the undersigneds’ knowledge, information and belief after due inquiry, no Default or Event of Default exists [if such is not the case, specify such Default or Event of Default and its nature, when it occurred and whether it is continuing and the steps being taken by NSA REIT and/or the Borrower with respect to such event, condition or failure].
(4)    Attached hereto as Schedule 1 are reasonably detailed calculations establishing whether or not the Loan Parties and their Subsidiaries were in compliance with the covenants contained in Sections 10.1 and 10.2 of the Credit Agreement.
(5)    Attached hereto as Schedule 2 are (a) a reasonably detailed calculation establishing whether or not the Loan Parties and their Subsidiaries were in compliance with the covenants contained in Section 10.3(ii) of the Credit Agreement and (b) a reasonably detailed summary of all outstanding Indebtedness of the Loan Parties and their respective Subsidiaries, establishing whether or not the Loan Parties and their Subsidiaries were in compliance with the remaining covenants contained in Sections 10.3 of the Credit Agreement.
(6)    Attached hereto as Schedule 3 are (a) a reasonably detailed calculation establishing whether or not the Loan Parties and their Subsidiaries were in compliance with the covenant contained in Section 10.5(i) of the Credit Agreement and (b) a reasonably detailed summary of all Investments of the Loan Parties and their respective Subsidiaries made or outstanding, establishing whether or not the Loan Parties and their Subsidiaries were in compliance with the covenants contained in Sections 10.5 of the Credit Agreement.
[Signature pages to follow]

IN WITNESS WHEREOF, the undersigned have executed this certificate as of the date first above written.
BORROWER:
NSA OP, LP, a Delaware limited partnership

By:	NATIONAL STORAGE AFFILIATES TRUST, its general partner
By:
Name:
Title:

NSA REIT:
NATIONAL STORAGE AFFILIATES TRUST, a Maryland real estate investment trust
By:
Name:
Title:

Schedule 1
Reference Period ending ____________, 20__

I. Section 10.1(a) – Maximum Total Leverage Ratio
A. Consolidated Indebtedness of NSA REIT and its Subsidiaries	$
B. Gross Asset Value [sum of Lines I.B.1 through I.B.5]	$
1 Operating Property Value [Line I.B.1.b + Line I.B.1.c + Line I.B.1.e]	$
a. Aggregate Property NOI from all Stabilized Properties of NSA REIT and its Subsidiaries during such Reference Period (excluding Property NOI from such Stabilized Properties purchased during such Reference Period and included under item c. below and Stabilized Properties received by way of contribution during such Reference Period and included under item d. below) [Line I.B.1.a.i – Line I.B.1.a.ii]
$
i. Property rental and other income (after adjusting for straight-lining of rents and excluding the rents from tenants in default or bankruptcy) earned in the ordinary course and attributable to such Stabilized Properties
$
ii. Expenses incurred in connection with and directly attributable to the ownership and operation of such Stabilized Properties, including, without limitation, Property Management Fees and amounts accrued for the payment of real estate taxes and insurance premiums, but excluding Interest Expense or other debt service charges and any non-cash charges such as depreciation or amortization of financing costs
$
b. [Line I.B.1.a divided by 7.00%]	$
c. Aggregate Acquisition Price for all Stabilized Properties of NSA REIT and its Subsidiaries purchased during such Reference Period	$
d. Aggregate net operating income from all Stabilized Properties received by way of contribution during such Reference Period (in each case calculated in a manner consistent with the definition of “Property NOI”, using financial statements of the predecessor owner of such property for the portion of such Reference Period prior to contribution, which calculations and supporting financial statements shall be reasonably satisfactory to the Administrative Agent) [Line I.B.1.d.i – Line I.B.1.d.ii]
$
i. Property rental and other income (after adjusting for straight-lining of rents and excluding the rents from tenants in default or bankruptcy) earned in the ordinary course and attributable to such Stabilized Properties
$

[6] Gross Asset Value being adjusted to include NSA REIT and its Subsidiaries’ Pro Rata Share of (i) the Operating Property Value (and the items comprising the Operating Property Value) attributable to any Partially-Owned Entity on such date, plus (ii) the Cost Basis Value of all Construction-in-Process of any Partially Owned Entity on such date, plus (iii) the Cost Basis Value of all Unimproved Land owned by a Partially-Owned Entity on such date, plus (iv) the book value (determined in accordance with GAAP) of all Mortgage Notes held by a Partially-Owned Entity on such date, plus (v) the value of all unrestricted and unencumbered cash and Cash Equivalents owned by any Partially-Owned Entity on such date. Notwithstanding the foregoing, for purposes of calculating Gross Asset Value, to the extent (A) the amount of Gross Asset Value attributable to Unimproved Land would exceed 5% of Gross Asset Value, such excess shall be excluded from Gross Asset Value, (B) the amount of Gross Asset Value attributable to Construction-in-Process and Mezz Loan Investments, collectively, would exceed 5% of Gross Asset Value, such excess shall be excluded from Gross Asset Value, (C) the amount of Gross Asset Value attributable to joint ventures with Non-Wholly-Owned Subsidiaries (other than Controlled Partially-Owned Entities) and Partially- Owned Entities would exceed 10% of Gross Asset Value, such excess shall be excluded from Gross Asset Value, (D) the amount of Gross Asset Value attributable to Controlled Partially-Owned Entities, when taken together with all joint ventures with Non-Wholly-Owned Subsidiaries (other than Controlled Partially-Owned Entities) and Partially-Owned Entities, would exceed 20% of Gross Asset Value, such excess shall be excluded from Gross Asset Value, (E) the amount of Gross Asset Value attributable to Mortgage Notes would exceed 5% of Gross Asset Value, such excess shall be excluded from Gross Asset Value, and (F) the aggregate amount of Gross Asset Value attributable to: (i) Unimproved Land, (ii) Construction-in-Process and Mezz Loan Investments, (iii) joint ventures with Non-Wholly-Owned Subsidiaries (other than Controlled Partially-Owned Entities) and Partially-Owned Entities and (iv) Controlled Partially Owned Entities, and (v) Mortgage Notes would exceed 20% of Gross Asset Value, such excess shall be excluded from Gross Asset Value.

ii. Expenses incurred in connection with and directly attributable to the ownership and operation of such Stabilized Properties, including, without limitation, Property Management Fees and amounts accrued for the payment of real estate taxes and insurance premiums, but excluding Interest Expense or other debt service charges and any non-cash charges such as depreciation or amortization of financing costs
$
e. [Line I.B.1.d divided by 7.00%]	$
2. Cost Basis Value of all Construction-in-Process and the book value (determined in accordance with GAAP) of all Mezz Loan Investments (so long as the borrower under such Mezz Loan Investment or any affiliate thereof is not in default thereunder or under any other Indebtedness of such borrower or such affiliate)
$
3. Cost Basis Value of all Unimproved Land	$
4. Book value (determined in accordance with GAAP) of all Mortgage Notes	$
5. Unrestricted and unencumbered cash and Cash Equivalents of NSA REIT and its Subsidiaries	$
C. Total Leverage Ratio [Line I.A divided by Line I.B]	to 1.00
D. Maximum Total Leverage Ratio permitted by Section 10.1(a)	0.60 to 1.00
E. Compliance?	[Pass][Fail]
II. Section 10.1(b) – Minimum Fixed Charge Coverage Ratio
A. Adjusted EBITDA for such Reference Period [Line II.A.1 – Line II.A.2]	$
1. EBITDA for such Reference Period [Line II.A.1.a + Line II.A.1.b – Line II.A.1.c]	$
a. Net Income of NSA REIT and its Subsidiaries for such Reference Period, as determined in accordance with GAAP (but without adjustment for minority interests)	$
b. Sum of the following, without duplication and to the extent deducted in computing such Net Income:	$
i. Interest Expense	$
ii. Losses attributable to the sale or other disposition of assets or debt restructurings	$
iii. Real estate depreciation and amortization	$

iv. Acquisition costs related to the acquisition of Real Estate Assets that were capitalized prior to FAS 141-R which do not represent a recurring cash item in such period or in any future period	$
7 NSA REIT’s and its Subsidiaries’ Pro Rata Share of the items comprising EBITDA of any Partially-Owned Entity shall be included in EBITDA, calculated in a manner consistent with the treatment for NSA REIT and its Subsidiaries.

[8] Consolidated net income (or loss), determined on a consolidated basis in accordance with GAAP (excluding the adjustment of rent to straight-line rent), calculated without regard to gains or losses on early retirement of debt or debt restructuring, debt modification charges and prepayment premiums

v. Other non-cash charges	$
c. To the extent included in Net Income for such Reference Period, all gains attributable to the sale or other disposition of assets	$
2. Reserves for Capital Expenditures for all Real Estate Assets (excluding Construction-in-Process) as of the last day of such Reference Period [Line II.A.2.a multiplied by $0.15]	$
a. Aggregate leasable square footage of all completed space of such Real Estate Assets	square feet
B. Fixed Charges for such Reference Period [Sum of Lines II.B.1 through II.B.3]	$
1. Interest Expense for such Reference Period	$
2. All regularly scheduled payments made during such Reference Period on account of principal of Indebtedness of NSA REIT or any of its Subsidiaries (but excluding (i) balloon, bullet or similar principal payments due upon the stated maturity of any Indebtedness and (ii) payments of principal of the Loans)
$
3. Preferred Dividends payable by NSA REIT or any of its Subsidiaries during such Reference Period	$
C. Fixed Charge Coverage Ratio [Line II.A divided by Line II.B]	to 1.00
D. Minimum Fixed Charge Coverage Ratio required by Section 10.1(b)	1.50 to 1.00
E. Compliance?	[Pass][Fail]
III. Section 10.1(c) – Minimum Net Worth
A. Net Worth [Line III.A.1 – Line III.A.2]	$
1. Gross Asset Value [From Line I.B]	$
9 NSA REIT’s and its Subsidiaries’ Pro Rata Share of the expenses and payments referred to in the definition of “Fixed Charges” of any Partially-Owned Entity of NSA REIT or any of its Subsidiaries shall be included in Fixed Charges, calculated in a manner consistent with the treatment for NSA REIT and its Subsidiaries.

2. Indebtedness of NSA REIT and its Subsidiaries	$
B. Minimum Net Worth required by Section 10.1(c)	$
C. Compliance?	[Pass][Fail]
IV. Section 10.1(d) – Maximum Unsecured Indebtedness to Unencumbered Asset Value Ratio
A. Unsecured Indebtedness of NSA REIT and its Subsidiaries as of the last day of such Reference Period	$
B. Unencumbered Asset Value	$
C. Unsecured Indebtedness to Unencumbered Asset Value [Line IV.A divided by Line IV.B]	to 1.00
D. Maximum ratio permitted by Section 10.1(d)	0.60 to 1.00

E. Compliance?	[Pass][Fail]
[10] For the avoidance of doubt, the calculation of consolidated Indebtedness of NSA REIT and its Subsidiaries shall, without duplication, include their Pro Rata Share of Indebtedness of all Partially-Owned Entities of NSA REIT and its Subsidiaries.

[11] Sum of (i) $682,601,000 plus (ii) 75% of the Net Proceeds of all Equity Issuances by NSA REIT and its Subsidiaries after the Effective Date (other than Equity Issuances to NSA REIT or any of its Subsidiaries).

[12] Provided that any Indebtedness that is secured by Equity Interests of the Loan Parties or any of their respective Subsidiaries shall be deemed to be Unsecured Indebtedness.

[13] The sum of the value attributed to Eligible Unencumbered Properties included in the calculation of Gross Asset Value. For purposes of calculating the Unencumbered Asset Value after the Investment Grade Rating Date, to the extent (a) the amount of Unencumbered Asset Value attributable to unencumbered Unimproved Land would exceed 5% of Unencumbered Asset Value, such excess shall be excluded from Unencumbered Asset Value, (b) the amount of Unencumbered Asset Value attributable to unencumbered Construction-in-Process would exceed 5% of Unencumbered Asset Value, such excess shall be excluded from Unencumbered Asset Value, (c) the amount of Unencumbered Asset Value attributable to Eligible JV Properties, including Eligible Unencumbered Properties owned or leased by Controlled Partially-Owned Entities, would exceed 10% of Unencumbered Asset Value, such excess shall be excluded from Unencumbered Asset Value, (d) the amount of Unencumbered Asset Value attributable to unencumbered Mortgage Notes would exceed 5% of Unencumbered Asset Value, such excess shall be excluded from Unencumbered Asset Value and (e) the aggregate amount of Gross Asset Value attributable to such: (i) Unimproved Land, (ii) Construction-in-Process, (iii) Eligible JV Properties, including Eligible Unencumbered Properties owned or leased by Controlled Partially-Owned Entities and (iv) Mortgage Notes would exceed 20% of Unencumbered Asset Value, such excess shall be excluded from Unencumbered Asset Value. For the avoidance of doubt, (x) prior to the Investment Grade Rating Date, the Unencumbered Asset Value shall be calculated based solely on Eligible Unencumbered Properties exclusive of any of the assets described in clauses (a) through (d) of this footnote, and (y) without limiting the application of the thresholds set forth in this definition for purposes of determining Unencumbered Asset Value, in no event shall Borrower be deemed to be in default hereunder by reason of maintaining Investments or assets in excess of the thresholds set forth in this footnote.

V. Section 10.1(e) – Minimum Unencumbered Adjusted NOI to Unsecured Interest Expense Ratio
A. Adjusted NOI for the Eligible Unencumbered Properties (which amount for each individual Eligible Unencumbered Property and the Eligible Unencumbered Properties as a whole shall not be less than zero)
$
B. Unsecured Interest Expense	$
C. Unencumbered Adjusted NOI to Unsecured Interest Expense [Line V.A divided by Line V.B]	to 1.00
D. Minimum ratio permitted by Section 10.1(e)	2.00 to 1.00
E. Compliance?	[Pass][Fail]
VI. Section 10.2(a) – Restricted Payments
A. Cash distributions declared or made by (i) Borrower to NSA REIT and the Borrower’s limited partners and (ii) each California Partnership or other Controlled Partially-Owned Entity to its third- party limited partners (i.e., other than the Borrower) during such Reference Period
$
B. [Reserved]	$
C. Funds From Operations of NSA REIT [Line VI.C.1 minus (or plus) Line VI.C.2 plus Line VI.C.3]	$
1. Net income (loss) determined on a consolidated basis for such Reference Period	$
2. Gains (or losses) from debt restructuring, mark-to-market adjustments on interest rate swaps, and sales of property during such Reference Period	$
3. Sum of each of the following to the extent deducted in determining such net income and without duplication:	$

a. Depreciation with respect to Real Estate Assets and amortization (other than amortization of deferred financing costs) for such Reference Period, all after adjustment for unconsolidated partnerships and joint ventures
$
[14] After the Investment Grade Ratings Date, Property NOI attributable to Non-Wholly-Owned Subsidiaries (including Controlled Partially-Owned Entities) in excess of 10% of the aggregate Unencumbered Adjusted NOI shall be excluded from the calculation of Unencumbered Adjusted NOI.

b. All non-cash charges for such Reference Period related to deferred financing costs, deferred acquisition costs and equity compensation	$
c. Non-recurring costs and expenses incurred in connection with acquisitions of Real Estate Assets, to the extent such costs and expenses cannot be capitalized in accordance with GAAP	$
D. [Line VI.C multiplied by 95.0%]	$
Compliance with Section 10.2(a)
E. Amount required to be distributed by NSA REIT to remain in compliance with the first sentence of Section 8.12 of the Credit Agreement	$
F. Maximum cash distributions permitted under Section 10.2(a) [Greater of Line VI.D and Line VI.E]	$
G. Compliance? [Line VI.A shall be less than or equal to Line VI.F]	[Pass][Fail]

Schedule 2
Reference Period ending ____________, 20__
(a)

VI. Section 10.3(ii) Permitted Secured Indebtedness
A. Aggregate principal amount outstanding of Secured Indebtedness of NSA REIT and its Subsidiaries for such Reference Period	$
B. Aggregate principal amount outstanding of Secured Recourse Indebtedness	$
C. Maximum Secured Indebtedness permitted under Section 10.3(ii)	$
1. Maximum Secured Indebtedness [Line I.B of Schedule 1 hereof multiplied by 45.0%]	$
2. Maximum Secured Recourse Indebtedness [Line I.B of Schedule 1 hereof multiplied by 15.0%]	$
D. Compliance? [Line VI.A shall be less than or equal to Line VI.C.1. and Line VI.B shall be less than or equal to Line VI.C.2]	[Pass][Fail]

(b)	[Summary to be provided by the Borrower]

15 Secured Indebtedness shall include (without duplication) NSA REIT’s and its Subsidiaries’ Pro Rata Shares of the Secured Indebtedness of their Partially-Owned Entities
16 With respect to any underlying Secured Recourse Indebtedness for any given Real Estate Asset, (x) the aggregate original principal amount of such Secured Recourse Indebtedness shall have been less than 75% of the Appraised Value of such Real Estate Asset at the time such Secured Recourse Indebtedness was incurred and (y) such Secured Indebtedness shall not be in the nature of a revolving credit facility.

Schedule 3
Reference Period ending ____________, 20__
(a)

VII. Section 10.5(i) Permitted Mezz Loan Investments
A. Aggregate principal amount of Mezz Loan Investments made by the Borrower outstanding for such Reference Period	$
B. Maximum Mezz Loan Investments permitted under Section 10.5(i)	$50,000,000.00
C. Compliance? [Line VII.A shall be less than or equal to Line VII.B]	[Pass][Fail]

(b)	[Summary to be provided by the Borrower]

17 A mezzanine loan made by the Borrower to a special purpose entity owned and Controlled by a PRO in connection with the development of a self-storage Real Estate Asset by such PRO which the Borrower and/or one of its Subsidiaries has an option to acquire, provided that (i) such mezzanine loan is secured by the Equity Interests of such PRO, or of a Person owned and Controlled by such PRO, in the special purpose entity to which such loan is made, and (ii) such special purpose entity owns no assets other than such Real Estate Asset being developed and related assets incidental to the ownership of such Real Estate Asset.

EXHIBIT K

FORM OF GUARANTOR RELEASE LETTER
This Guarantor Release Letter (this “Release”) is executed as of [__________], 20[__], by CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent.
Reference is made to that certain Credit Agreement (as the same may be amended, restated, replaced, supplemented or otherwise modified, the “Credit Agreement”) dated as of June 30, 2016, by and among by and among NSA OP, LP, a limited partnership formed under the laws of the State of Delaware (the “Borrower”), the Lenders from time to time party thereto, and CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders, and joined in for certain purposes by certain Subsidiaries of the Borrower and NATIONAL STORAGE AFFILIATES TRUST, a Maryland real estate investment trust (“NSA REIT” or the “Parent Guarantor”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
WHEREAS, pursuant to the terms and conditions set forth in the Credit Agreement, the Subsidiary Guarantors entered into that certain Subsidiary Guaranty dated as of June 30, 2016 in favor of the Administrative Agent (amended, restated, replaced, supplemented or otherwise modified, the “Subsidiary Guaranty”);
WHEREAS, pursuant to [Section 8.13(b)][Section 8.14(b)] of the Credit Agreement, the NSA REIT and the Borrower notified the Administrative Agent that they would like: (i) each [Material][Other][Non-Material] Subsidiary Guarantor identified on Schedule 1 attached hereto (each individually a “Release Subsidiary Guarantor”) to be released from its obligations under the Subsidiary Guaranty;
WHEREAS, concurrently herewith, the Borrower has submitted a Compliance Certificate in accordance with the requirements set forth in [Section 8.13(b)(ii)][Section 8.14(b)(ii)] of the Credit Agreement for the release of [Material Subsidiary Guarantors or Other Subsidiary Guarantors][Non-Material Subsidiary Guarantors]; and
WHEREAS, the Borrower has provided to the Administrative Agent such other items, documents or certificates reasonably requested by the Administrative Agent and has satisfied the conditions for release of each Release Subsidiary Guarantor, and the Administrative Agent now desires to release each Release Subsidiary Guarantor from any further obligations as a Subsidiary Guarantor under the Credit Agreement.
NOW, THEREFORE, in recognition and confirmation of the foregoing, from and after the date hereof, the Administrative Agent hereby releases each Release Subsidiary Guarantor from any further obligations as a Subsidiary Guarantor under the Credit Agreement and the Subsidiary Guaranty. Except as otherwise provided herein, the Credit Agreement and such Subsidiary Guaranty are each ratified and confirmed by the NSA REIT, the Borrower and each other Subsidiary Guarantor and remain in full force and effect and each of the Borrower and each Subsidiary Guarantor hereby acknowledges and agrees that the foregoing release of the Release Subsidiary Guarantors from the

Subsidiary Guaranty shall not affect any of the rights of the Administrative Agent and/or the Lenders with respect to any other remaining Guarantors under any other Guaranty or Subsidiary Guaranty with respect to any of the Obligations or other indebtedness referenced in the Subsidiary Guaranty.
This Release may be executed in counterparts, each of which when executed and delivered shall be deemed an original but all of which together shall constitute one instrument.
[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the Administrative Agent has executed this Release as of the date first above written.
CAPITAL ONE, NATIONAL ASSOCIATION, individually and as Administrative Agent
By:
Name:
Title:
[Signatures continued on the following page.]

Acknowledged and Agreed:

NSA OP, LP, a Delaware limited partnership
By:    NATIONAL STORAGE AFFILIATES TRUST, its general partner
By:
Name:
Title:
NATIONAL STORAGE AFFILIATES TRUST, a Maryland
real estate investment trust
By:
Name:
Title:

Schedule 1
Release Subsidiary Guarantor